As filed with the Securities and Exchange Commission on December 1, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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DUOS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	7373	65-0493217
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 32256

(904) 652-1637

(Address and telephone number of registrant’s principal executive offices)

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Andrew W. Murphy

Chief Financial Officer

Duos Technologies Group, Inc.

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 33256

(904) 652-1637

(Name, address. including zip code, and telephone number,
including area code, of agent for service)

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Copies to:

J. Thomas Cookson, Esq.
Shutts & Bowen LLP
200 South Biscayne Boulevard, Suite 4100
Miami, FL 33131

Tel. No.: (305) 358-6300
Fax No.: (305) 347-7767

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell securities, and we are soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	Dated DECEMBER 1, 2022

DUOS TECHNOLOGIES GROUP, INC.

902,002 Shares of Common Stock

433,000 Shares of Common Stock issuable upon Conversion
of Series D Convertible Preferred Stock

This prospectus relates to the offering and resale by the Selling Stockholders identified herein of up to 1,335,002 shares of common stock, par value $0.001 per share (the “Common Stock”), of Duos Technologies Group, Inc. (the “Company”), of which 433,000 are issuable upon the conversion of shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”). On September 30, 2022, we sold to the Selling Stockholders in a private placement 818,335 shares of common stock and 999 shares of Series D Preferred Stock. On October 29, 2022, we sold to the Selling Stockholders in a private placement an additional 83,667 shares of common stock and 300 shares of Series D Preferred Stock This prospectus includes those 902,002 shares of common stock and the 433,000 shares of common stock receivable upon conversion of the Series D Preferred Stock.

The Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 26 of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders.

Our Common Stock is currently quoted on the Nasdaq Capital Market under the symbol “DUOT.” On October 31, 2022, the closing price as reported on the Nasdaq Capital Market was $3.25 per share. This price will fluctuate based on the demand for our Common Stock.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December __, 2022

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). By using such registration statement, the Selling Stockholders may, from time to time, offer and sell shares of our common stock pursuant to this prospectus. It is important for you to read and consider all of our information contained in this prospectus before making any decision whether to invest in the common stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find Additional Information,” and “Incorporation of Certain Information by Reference” in this prospectus.

We and the Selling Stockholders have not authorized anyone to give any information or to make any representations different from that which is contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. Neither the delivery of this prospectus nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. You should assume that information contained in this prospectus is accurate only as of the date on the front cover hereof. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Unless the context otherwise requires, references in this prospectus to “Duos,” “the Company,” “we,” “our,” and “us” refer to Duos Technologies Group, Inc., a Florida corporation, and our wholly owned subsidiary, Duos Technologies, Inc.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our common stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2020 and 2021 are sometimes referred to herein as fiscal years 2020 and 2021, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income, and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Duos” refer to Duos Technologies Group, Inc., a Florida corporation, and our wholly owned subsidiary, Duos Technologies, Inc.

Except as otherwise indicated in this prospectus, all common stock and per share information and all exercise prices with respect to our warrants reflect, on a retroactive basis, a 1-for-14 reverse stock split of our common stock, which became effective January 17, 2020.

Our Corporate History

Information Systems Associates, Inc. (“ISA”) was incorporated in Florida on May 31, 1994. Our original business operations consisted of consulting services for asset management of large corporate data centers and the development and licensing of information technology (“IT”) asset management software. In late 2014, ISA entered negotiations with Duos Technologies, Inc. (“duostech™”) for the purposes of executing a merger between the two organizations (also known as a “reverse triangular merger”). Incorporated under the laws of Florida on November 30, 1990, duostech™ operated in various industry segments, specializing in the design, development and deployment of proprietary technology applications and turn-key engineered systems. This transaction was completed on April 1, 2015, whereby duostech™ became a wholly owned subsidiary of ISA. After the merger was completed, ISA changed its corporate name to Duos Technologies Group, Inc. The Company, based in Jacksonville, Florida, oversees its wholly owned subsidiary, duostech™ which employs approximately 77 people and is a technology company which designs, develops, deploys and operates intelligent technology solutions with a focus on software applications and artificial intelligence (“AI”). We believe we have a strong portfolio of intellectual property.

Overview

The Company, operating under its brand name duostech, designs, develops, deploys and operates intelligent technology solutions for inspecting and evaluating moving objects. Its technology focus is within the Vision Technology market sector and, more specifically, the Machine Vision subsector. Machine Vision companies provide imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets. Duos has developed key technologies over the past several years in software, industry specific hardware and artificial intelligence and has demonstrated industrial strength usability of its systems supporting rail, logistics and intermodal businesses that streamline operations, improve safety and reduce costs. Our employee team include engineering subject matter expertise in hardware, software, and information technology as well as industry specific applications of artificial intelligence also referred to as Expert Artificial Intelligence.

We are currently developing industry solutions for our target markets which will address rail, trucking, aviation and other vehicle-based processes. Our initial offering, the Railcar Inspection Portal (RIP), provides both freight and transit railroad customers and select government agencies the ability to conduct fully automated railcar inspections of trains while they are moving at full speed. The RIP utilizes a variety of sophisticated optical, laser and speed sensors to scan each passing railcar to create a high-resolution image-set of the top, sides and undercarriage. These images are then processed with our edge data center using AI algorithms to identify safety and security defects on each railcar. The algorithms are developed in conjunction with industrial application experts, in this case Railcar Mechanical Engineers, to provide specific guidance in the analysis (“human in the loop”). Within minutes of the railcar passing through the RIP, a detailed report is sent to the customer where they are able to action identified issues. This solution has the potential to transform the railroad industry by increasing safety, improving efficiency and reducing costs. The Company has already deployed this system with several Class 1 railroads and anticipates an increased demand from transit and other railroad customers along with selected government agencies that operate and/or manage rail traffic. The Company has deployed RIPs in Canada, Mexico and the United States and anticipates expanding this solution into Europe and Australia in coming years.

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We have also developed the Automated Logistics Information System (ALIS) which automates gatehouse operations where transport trucks enter and exit large logistics and intermodal facilities. This solution incorporates a similar set of sensors, data processing and artificial intelligence to streamline the customer’s logistics transactions and tracking and can also automate the security and safety inspection if called for. We have deployed this system with one large North American retailer and we anticipate increased demand from other large retailers, railroad intermodal operators and select government agencies that manage logistics and border crossing points. We are evaluating other solutions for moving vehicles including aircraft, which could provide similar benefits in terms of safety and efficiency for required inspections as part of an operations process.

We have developed two proprietary solutions that operate our software and artificial intelligence. centraco® is an Enterprise Information Management Software platform that consolidates data and events from multiple sources into a unified and distributive user interface. Customized to the end user’s Concept of Operations (CONOPS), it provides improved situational awareness and data visualization for operational objectives compared to traditional manual inspections. truevue360™ is our fully integrated platform that we utilize to develop and deploy AI algorithms, including Machine Learning, Computer Vision, Object Detection and Deep Neural Network-based processing for real-time applications. As an adjunct to these two platforms, we have also developed two other concepts which integrate with:

1.	Bespoke hardware that is used to enhance the results achieved by the installed systems including certain enhanced vision and lighting technology to improve image capture and speed normalization to provide consistent image quality which is critical for artificial intelligence algorithms to operate with a high level of accuracy.

2.	Integrated specific application expertise necessary to increase the level of precision in terms of anomaly detection resulting in lower levels of “false positives” in any specific detection situation.

These two concepts have been developed and enhanced beginning in June 2021 and are expected to open up other opportunities for the Company to provide revenue producing products and solutions with potentially high market acceptance.

In September 2021, the Company ended support of its IT Asset Management (ITAM) solution which cataloged results for data center asset inventory and audit services. We are currently evaluating using our current operations experience within “edge data centers” (as deployed for our Railcar Inspection Portal) to drive additional revenues within other markets requiring this type of solution although no specific offering has been developed at this time.

In 2022, we began to emerge from the significant challenges that were encountered as a result of the Covid-19 pandemic including changes and opportunities for our business that will be discussed in greater detail elsewhere in this prospectus. They include:

•	Responding to the severe supply chain constraints and inflation which began in 2021 and which continue as of the date of this prospectus.
•	Overhauling the Engineering, Software, and Information Technology units including the appointment of Jeffrey Necciai as our Chief Technology Officer.
•	Adding Mr. Edmond L. Harris, former Chief Operating Officer of CSX and CN, to our Board of Directors in the fourth quarter 2020 and adding of Mr. Craig Nixon to the Board of Directors in July 2021.
•	Rebuilding our Commercial team in the third quarter of 2022 including the appointment of Matt Keepman as Senior VP of Commercial Operations.
•	Raising additional working capital to support a business expansion strategy whereby the Company will expand its operations to include installations at key locations on the North American rail network which will be owned and operated by Duos as the foundation for a subscription data service.

duostech™

Over the past 10 years, duostech™ has developed a series of industry specific technologies some of which are described below.

Railcar Inspection Portal (rip®)

Federal regulations require each railcar/train to be inspected for mechanical defects prior to leaving a rail yard. Founded in 1934, the Association of American Railroads (AAR) is responsible for setting the standards for the safety and productivity of the U.S./North American freight rail industry, and by extension, has established the inspection parameters for the rail industry’s rolling stock. Also known as the “Why Made” codes, the AAR established approximately 110 inspection points under its guidelines for mechanical inspections.

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Under current practice, inspections are conducted manually, a very labor intensive and inefficient process that only covers a select number of inspection points and can take several hours per train. We believe our Railcar Inspection Portal has the potential to reduce this inspection to minutes while the train is moving at speed improving safety, reducing dwell time and optimizing maintenance.

Our system combines high-definition image and data capture technologies with our AI-based analytics applications that are typically installed on active tracks located between two rail yards. We inspect railcars traveling through our inspection portal at speeds of up to 70 mph and report mechanical anomalies detected by our system to the inbound train yard, well ahead of the train entering the yard.

As of the date of this prospectus, three Class 1 railroads are using our rip® technology with one of those railroads broadly deploying the technology across its network. The ultimate objective is to change inspection regulations that would allow replacement of the current manual inspection (in the yard) with our fully automated process.

Vehicle Undercarriage Examiner (vue®)

This system inspects the undercarriage of railcars (both freight and transit rail) traveling at speeds of up to 70 mph. We are currently developing an expanded version for higher speeds with additional sensor technologies. We are developing additional algorithms for an increasing number of automated detection of anomalies, which we believe once completed and successfully tested, may have a significant impact on our revenues.

Thermal Undercarriage Examiner (t-vue™)

The Company has developed and deployed a new thermal undercarriage examiner. The system uses high-speed thermal imaging technology to inspect the thermal signature of undercarriage components. Thermal monitoring of component heat signatures while underway will provide indications of the overall operating health of the railcars that are not possible to observe during static yard inspections.

Enterprise Command and Control Suite (centraco®)

This intelligent user interface is at the core of all our systems and enables end users to connect to an unlimited number of operational sites from one central interface: the centraco® Enterprise Command and Control Suite. A multi-layered command and control interface, it is designed to function as the central point and aggregator for information consolidation, connectivity and communications. The platform is browser based and agnostic to the interconnected sub-systems. It provides full integration for seamless user credentialing and performs the following major functions:

•	Collection: Device management independently collects data from any number of disparate devices or sub-systems.

•	Analysis: Correlates and analyzes data, events and alarms to identify real-time situations and their priorities for response measures and end-user’s Concept of Operations (“CONOPS”).

•	Verification: The contextual layer represents relevant information in a quick and easily interpreted format which provides operators optimal situational awareness.

•	Resolution: Event-specific presentation of user-defined Standard Operating Procedures (“SOPs”), that includes step-by-step instructions on how to resolve situations.

•	Reporting: Tracking of data and events for statistical, pattern and/or forensic analysis. Features include mathematical, statistical and comparative data reporting as well as interoperability with third-party databases. Reports are customized to the end user’s data formats and infrastructure.

•	Auditing: Device-level drill down that records each operator’s login interaction with the system and tracks manual changes including calculations of operator alertness and reaction time for each event.

•	AutoCheck: The system pings each device connected to its wide area network and performs periodic functionality audits. A variable alert feature sends out error messages to an unlimited number of user-definable stakeholders in case any device does not perform to specifications.

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Automated Logistics Information Systems (alis™)

We have developed and deployed a proprietary intelligent system to automate security gate operations which, as of the date of this prospectus, is deployed at nine distribution centers owned and operated by a national retail chain. Using similar technology that is used in our Rail Inspection Portal, this solution automates the process of entering and exiting a large logistics or intermodal yard. This automates the logistics transaction, improves throughput and can also be used to automate security and maintenance screening/detection if desired by the customer.

Markets

We believe the opportunity for our Rail Inspection Portal business is substantial and is our number one priority at this time. As of the date of this prospectus, we are providing this solution to three of seven Class 1 railroad operators with 10 systems already deployed. Because of our early leadership position, we have been able to accumulate experience and intellectual property that we believe would be time consuming and expensive for a new competitor to replicate. Furthermore, we believe we have the ability to upgrade and scale our solutions with additional technologies in the future. At the same time, we recognize that the technology life cycle is fast and evolving. Potential competitors could move into this sector, and it is possible that some Class 1 railroads could develop their own solutions that limit our total addressable market.

Another technology that we are pursuing as our second priority is our Automated Logistics and Information Systems solution (alis™). Potential customers include commercial retail logistics and intermodal operators, Class 1 rail intermodal operators that are moving large amounts of automobiles, and U.S. Government agencies such as the Department of Defense and the Department of Homeland Security. As of the date of this prospectus, we currently have 20 production systems in use, but we believe the “greenfield” opportunity here to be substantial. We have identified over 900 lanes of traffic within nearly 300 facilities as potential business opportunities in the near-term.

Currently, we are focused on the North American market, but plan to expand globally in the future.

Patents and Trademarks

The Company holds a number of patents and trademarks for our technology solutions. We protect our intellectual property rights by relying on federal, state, and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality and invention assignment agreements with all of our employees and contractors, and confidentiality agreements with third parties. We also actively engage in monitoring activities with respect to infringing uses of our intellectual property by third parties.

Specific Areas of Competition

One of our primary commercial goals is to develop innovative technology solutions and target potential “greenfield” market spaces in order to maximize our business footprint and give us the ability to help define the market parameters for the future.

With regards to our Railcar Inspection Portal, we believe that we are the most advanced technology currently focused on 360-degree inspections of railcars and have limited direct competition domestically or globally.  There are several companies that do provide visual and optical (laser) based imaging systems, but they are specifically designed to focus on a single aspect of a railcar whereas our latest RIP will identify 50+ inspection points on each car.  This is not to be confused with track inspection technologies, where we do not compete. We are not aware of any other company that creates images of the entire car from multiple perspectives and with many different inspection points.  Other companies that participate in the visual and optical (laser) based railcar inspection systems market include Trimble Rail Solutions/Beena Vision and KLD Labs, both primarily focused on wheel and brake inspections, and the Class 1 railroads themselves developing “in-house” solutions.

Our Automated Logistics Information System (ALIS) also represents an opportunity to expand into a mature market that we believe has a significant technology gap.  While most facilities, such as distribution centers, that process commercial trucks in and out have sophisticated software management applications for logistics control, they have most often not implemented an advanced gatehouse automation solution.  Historically, this category was referred to as “Automated Gate Systems” or AGS.  The purpose of AGS technology is to streamline entry in to and exit out of facilities.  The marketplace for this was mostly seaports and intermodal transfer facilities and was relatively expensive technology to deploy.  We identified a market gap with regards to distribution facilities that all currently utilize manual processes and heavy staffing to accomplish commercial truck entry and exit.  The barrier to entry for distribution centers was predominately “cost”, as well as the requirement for a different set of logistics management software and tools.  The current competition includes Nascent with a primary focus on seaports and intermodal transfer facilities.

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Our Growth Strategy

Vision

The Company designs, develops, deploys and operates intelligent technology solutions for inspecting and evaluating moving objects. Its technology focus is within the Machine Vision market which offers imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets.

Objectives

•	Improve our operational and technical execution, customer satisfaction and implementation speed.

•	Expand our Rail Inspection Portal and Automated Logistics Information System with current and future customers in Rail, Logistics and U.S. Government sectors.

•	Offer both CAPEX and OPEX pricing models that seek to increase recurring revenue and improve profitability.

•	Form strategic partnerships that improve market access and credibility.

•	Improve policy, processes, and toolsets to become a viable platform for internal growth and for mergers and acquisitions.

•	Thoughtfully execute mergers and acquisitions once the business is more mature and profitable to expand offerings and/or capabilities.

•	Promote a performance-based work force where employees enjoy their work and are incentivized to excel and innovate.

Organic Growth

Our organic growth strategy is to continue our focus and prioritization in the rail, logistics and intermodal market space. In this regard, the Company has made significant changes in the senior management team over the last several years. In September 2020, the Company appointed Charles P. Ferry as its Chief Executive Officer. Mr. Ferry has significant experience successfully leading start-up and turn-around companies. In July 2021, Craig Nixon, a retired Army officer with 29 years’ service and extensive commercial engagements with a number of technology focused Fortune 500 companies, was appointed to the Board of Directors. In January 2022, we promoted Jeffrey Necciai to Chief Technology Officer to lead the Company’s technology development strategy.

The leadership team’s focus is to improve operational and technical execution which will in turn enable the commercial side of the business to expand RIP and ALIS delivery into existing customers. Even though the COVID-19 pandemic is expected to still be an issue through 2022, the Company’s primary customers have indicated readiness to order more equipment and services based upon the Company’s current performance. Additionally, the current effects of supply chain disruption and inflation are manifesting themselves through higher input pricing and some delays on being able to complete installations. The Company continues to assess the situation and put measures in place to pre-order equipment pending order confirmation and (in some cases) adjust pricing accordingly, although this is not assured and could result in lower margins in certain cases.

Additionally, our Chief Executive Officer has directed that the Company make engineering and software upgrades to the RIP to meet anticipated Federal Railroad Association (FRA) and Association of American Railroad (AAR) standards. Similar upgrades are also being developed to improve the ALIS system.

Manufacturing and Assembly

The Company designs and develops technology solutions using a combination of in-house fabrication, commercial off-the-shelf technology, and outsourced manufacturing. On-site installations are performed using a combination of in-house project managers and engineers and using third-party subcontractors as needed. Throughout the process of design, develop, deploy and operate, the Company maintains responsibility for all aspects. Our internal manufacturing operations consist primarily of materials procurement, assembly, testing and quality control by our engineers. If not manufactured internally, we use third-party manufacturing partners to produce our hardware related components and hardware products and we most often complete final assembly, testing and quality control processes for these components and products. Our manufacturing processes are based on standardization of components across product types, centralization of assembly and distribution centers, and a “build-to-order” methodology in which products generally are built only after customers have placed firm orders. For most of our hardware products, we have existing alternate sources of supply.

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For 2022 and possibly beyond, we expect to face significant challenges with macro-economic impacts, specifically inflation and supply chain disruption. Although these started to be identified in late 2021, we believe they are manifesting themselves in ways that could hinder our business growth in the future. Specifically, the ability to source key components and certain implementation services will dictate just how quickly the Company can meet desired installation deadlines. In the industries in which we operate, the time from concept to contract can be substantial. Although we are now adapting to these challenges, previous bids that have been submitted could be challenging to execute within the financial framework and execution times originally envisaged. We continue to have dialogue with our customers regarding potential price increases and implementation delays, but we may suffer some economic impacts as a result of this. Revenue recognition could be delayed as result of these factors and profitability could be impacted due to higher costs for materials and other services. The Company will continue to monitor the situation and update shareholders as the situation unfolds.

Research and Development

The Company’s R&D and software development teams design and develop all systems and software applications with a combination of full-time in-house software engineers and outside contractors. Internal development allows us to maintain technical control over the design and development of our products. Rapid technological advances in hardware and software development, evolving standards in computer hardware and software technology, and changing customer requirements characterize the markets in which we compete. We plan to continue to dedicate significant resources to research and development efforts, including software development, to maintain and improve our current product and services offerings.

Government Regulations

The Company has worked with various agencies of the federal government for more than 10-years including the Department of Homeland Security (“DHS”). When our solutions have been deployed into these agencies, they meet specific requirements for certification, safety and security that are stipulated in requirements and contract documents. The Company is currently competing for other government-related work and strictly follows the rules and regulations outlined in the Federal Acquisition Regulations.

The Company’s primary customers are all governed by regulations related to the safe and effective transportation of goods, primarily by rail, but in future scenarios by Air, Road and Sea. While changes in the regulatory environment could impact the Company in future years, we review potential changes in the regulatory environment and maintain contact with key personnel at certain agencies including the Federal Railroad Administration (FRA), Transportation Safety Agency (TSA) as well as the DHS previously mentioned. We expect to develop similar relationships with governmental agencies in target market both in the US and internationally. At this time, we believe our offerings are complementary with the current and evolving standards and that we will adapt to any new regulations as they are promulgated.

Employees

We have a current staff of 77 employees of which 70 are full-time, the majority of which work in the Jacksonville area, none of which are subject to a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	The nature of the technology management platforms utilized by us is complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

•	Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

•	The market opportunity for our products and services may not develop in the ways that we anticipate.

•	Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

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•	Some of our competitors are larger and have greater financial and other resources than we do.

•	We have a history of losses and our growth plans may lead to additional losses and negative operating cash flows in the future.

•	We may be unable to protect our intellectual property, which could impair our competitive advantage, reduce our revenue, and increase our costs.

•	We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

•	We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

Recent Developments

In February 2022, we completed an underwritten registered public offering of 1,325,000 shares of our common stock at a public offering price of $4.00 per share resulting in net proceeds of $4,779,000 to the Company and completed an “over-allotment” offering of 198,750 shares of our common stock resulting in net proceeds of $739,350 to the Company.

In March 2022, a previously disclosed “notice of award” for a major national rail carrier was confirmed by receipt of a “notice to proceed”, directing the Company to begin implementation of a Rail Inspection Portal with an expected completion date in early 2023. The contract is initially worth approximately $9 million.

On September 30, 2022, we sold to the Selling Stockholders in a private placement 818,335 shares of common stock at a price of $3.00 a share and 999 shares of Series D Preferred Stock at a price of $1,000 a share, resulting in the gross amount raised of $3,454,003 and we accrued estimated offering costs of $260,816 as of September 30, 2022. Subsequently, we adjusted the estimated offering costs to the actual amount of $257,240.

On October 29, 2022, we sold to the Selling Stockholders in a private placement a further 83,667 shares of common stock at a price of $3.00 a share and a further 300 shares of Series D Preferred Stock at a price of $1,000 a share, resulting in the gross amount raised of $551,001 and recorded offering costs of $30,000.

On November 14, 2022, the Company announced the retirement of Adrian Goldfarb as Chief Financial Officer effective November 15, 2022. Mr. Goldfarb will remain as a strategic advisor to the Company, reporting to Charles Ferry, our Chief Executive Officer.

The Company also announced the appointment of Andrew W. Murphy as the new Chief Financial Officer effective November 15, 2022.  Mr. Murphy has served as Vice President, FP&A of the Company since November 2020, in which position he initially served on the commercial team to support new project bids while also further building out the Company’s corporate finance strategy.

Mr. Murphy, age 39, has over 16 years of progressive business experience in accounting and finance including nearly five years of public company experience for a London Stock Exchange-based company. He joined Duos Technologies, Inc. in 2020 where he served on the Commercial team to support new project bids while also building out the Finance function. Prior to joining Duos, from 2011 to 2020 Mr. Murphy held progressive senior Finance roles within APR Energy, a global fast-track power and asset management company formerly listed on the London Stock Exchange (LSE). In these roles Mr. Murphy oversaw the pricing & risk management efforts for more than $800 million in new business and asset transactions across the globe. Additionally, he was also responsible for managing the FP&A function as well as supporting M&A activity and the investor relations function during APR Energy’s time on the LSE. Prior to his time with APR, Mr. Murphy served in corporate accounting roles within a Fortune 500 company as well as time working in public accounting with a focus on tax and business services.

Mr. Murphy graduated from Jacksonville University “cum laude” with a business degree in Accounting and later received his Master’s degree in Business Administration with a focus in Finance.

There are no family relationships between Mr. Murphy and any director or executive officer of the Company or its subsidiaries.  Mr. Murphy's annual salary is $212,000.  He is not a party to any employment agreement or other compensatory arrangement with the Company other than his eligibility for participation in such employee benefits as are provided by the Company to all employees.  There also are no transactions to which the Company is or was a participant in which Mr. Murphy has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Corporate Information

Our principal executive office is located at 7660 Centurion Parkway, Suite 100, Jacksonville, FL 32256. Our telephone number is (904) 296-2807. Our website address is www.duostechnologies.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

7

THE OFFERING

This prospectus relates to the offer and sale from time to time of up to 1,335,002 shares of our Common Stock by the Selling Stockholders, which includes up to 433,000 shares of Common Stock issuable upon conversion of the Series D Preferred Stock and 902,002 shares of Common Stock issued to them in the private placement on September 30, 2022 and October 29, 2022. See “Selling Stockholders”.

Securities offered by the Selling Stockholders	1,335,002 shares of our Common Stock.

Offering Price Per Share	The Selling Stockholders may sell all or a portion of the shares being offered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. See “Plan of Distribution”.

Use of proceeds

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Stockholders.

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the Nasdaq Capital Market under the trading symbol “DUOT”.

Unless otherwise indicated in this prospectus, throughout this prospectus the number of shares of our common stock outstanding is based on 7,140,541 shares of our common stock outstanding as of November 8, 2022 and excludes the following:

•	1,376,466 shares of common stock issuable upon exercise of warrants to purchase shares of common stock outstanding as of November 8, 2022, with a weighted average exercise price of $8.18 per share;
•	926,266 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of November 8, 2022, with a weighted average exercise price of $5.74 per share;
•	410,428 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan; and
•	433,000 shares of common stock issuable upon conversion of Series D Convertible Preferred Stock.

8

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statement of operations data for the fiscal years ended December 31, 2021 and 2020 and the summary balance sheet data as of December 31, 2021 and 2020 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statement of operations data for the three and nine months ended September 30, 2022 and 2021 and the summary consolidated balance sheet data as of September 30, 2022 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the interim results are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2022 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our unaudited consolidated interim financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

9

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2021	2020
REVENUES:
Technology systems	$5,871,666	$5,964,801
Services and consulting	2,388,251	2,074,647

Total Revenues	8,259,917	8,039,448

COST OF REVENUES:
Technology systems	7,151,276	5,642,880
Services and consulting	1,369,985	1,139,357
Overhead	2,297,826	1,021,375

Total Cost of Revenues	10,819,087	7,803,612

GROSS MARGIN	(2,559,170)	235,836

OPERATING EXPENSES:
Sales & marketing	1,233,851	717,809
Research & development	251,563	102,219
Administration	3,412,367	6,050,236

Total Operating Expenses	4,897,781	6,870,264

LOSS FROM OPERATIONS	(7,456,951)	(6,634,428)

OTHER INCOME (EXPENSES):
Interest expense	(20,268)	(150,137)
Other income, net	1,468,318	37,130

Total Other Income (Expenses)	1,448,050	(113,007)

NET LOSS	$(6,008,901)	$(6,747,435)

Basic & Diluted Net Loss Per Share	$(1.63)	$(2.03)

Weighted Average Shares-Basic & Diluted	3,694,293	3,320,193
10

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$893,720	$3,969,100
Accounts receivable, net	1,738,543	1,244,876
Contract assets	3,449	102,458
Inventory	298,338	112,423
Prepaid expenses and other current assets	354,613	374,203

Total Current Assets	3,288,663	5,803,060

Property and equipment, net	603,253	342,180
Operating lease right of use asset	4,925,765	196,144
Security deposit	600,000	—

OTHER ASSETS:
Patents and trademarks, net	66,482	64,415
Total Other Assets	66,482	64,415

TOTAL ASSETS	$9,484,163	$6,405,799

(Continued)

11

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	December 31,	December 31,
	2021	2020
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,044,500	$599,317
Accounts payable - related parties	—	7,700
Notes payable - financing agreements	52,503	42,942
Payroll taxes payable	—	3,146
Accrued expenses	618,093	1,038,092
Equipment financing agreements-current portion	80,335	89,620
Operating lease obligations-current portion	315,302	202,797
PPP loan-current portion	—	627,465
Contract liabilities	1,232,638	709,553
Deferred revenue	596,673	315,370

Total Current Liabilities	3,940,044	3,636,002

Equipment financing payable, less current portion	22,851	103,184
Lease obligations, less current portion	4,739,783	—
PPP loan, less current portion	—	782,805

Total Liabilities	8,702,678	4,521,991

Commitments and Contingencies (Note 11)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,480,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at December 31, 2021 and December 31, 2020, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 851 issued and outstanding at December 31, 2021 and 1,705 issued and outstanding at December 31, 2020, convertible into common stock at $7 per share	851,000	1,705,000
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 2,500 issued and outstanding at December 31, 2021 and 0 issued and outstanding at December 31, 2020, convertible into common stock at $5.50 per share	2,500,000	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 4,111,047 and 3,535,339 shares issued, 4,109,723 and 3,534,015 shares outstanding at December 31, 2021 and December 31, 2020, respectively	4,111	3,536
Additional paid-in-capital	43,080,877	39,820,874
Total stock & paid-in-capital	46,435,988	41,529,410
Accumulated deficit	(45,497,051)	(39,488,150)
Sub-total	938,937	2,041,260
Less: Treasury stock (1,324 shares of common stock at December 31, 2021 and December 31, 2020)	(157,452)	(157,452)
Total Stockholders' Equity	781,485	1,883,808

Total Liabilities and Stockholders' Equity	$9,484,163	$6,405,799

12

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

REVENUES:
Technology systems	$2,709,899	$1,153,150	$6,273,213	$2,743,849
Services and consulting	1,312,339	587,307	2,805,483	1,800,030

Total Revenues	4,022,238	1,740,457	9,078,696	4,543,879

COST OF REVENUES:
Technology systems	2,176,761	1,363,127	5,016,551	3,162,866
Services and consulting	745,925	305,669	1,457,913	1,076,140

Total Cost of Revenues	2,922,686	1,668,796	6,474,464	4,239,006

GROSS MARGIN	1,099,552	71,661	2,604,232	304,873

OPERATING EXPENSES:
Sales and marketing	297,057	361,820	956,937	1,024,872
Research and development	329,424	332,469	1,296,480	1,163,341
General and Administration	2,342,089	1,823,865	6,255,926	5,333,921

Total Operating Expenses	2,968,570	2,518,154	8,509,343	7,522,134

LOSS FROM OPERATIONS	(1,869,018)	(2,446,493)	(5,905,111)	(7,217,261)

OTHER INCOME (EXPENSES):
Interest expense	(2,057)	(4,819)	(7,943)	(16,580)
Other income, net	(53,993)	875	698	1,424,501

Total Other Income (Expenses)	(56,050)	(3,944)	(7,245)	1,407,921

NET LOSS	$(1,925,068)	$(2,450,437)	$(5,912,356)	$(5,809,340)

Net Loss Per Share
Basic	$(0.30)	$(0.68)	$(1.01)	$(1.63)
Diluted	$(0.30)	$(0.68)	$(1.01)	$(1.63)

Weighted Average Shares
Basic	6,450,180	3,588,381	5,859,375	3,559,340
Diluted	6,450,180	3,588,381	5,859,375	3,559,340

13

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,965,466	$893,720
Accounts receivable, net	2,234,283	1,738,543
Contract assets	824,387	3,449
Inventory	694,125	298,338
Prepaid expenses and other current assets	651,010	354,613

Total Current Assets	9,369,271	3,288,663

Property and equipment, net	695,800	603,253
Operating lease right of use asset	4,726,975	4,925,765
Security deposit	600,000	600,000

OTHER ASSETS:
Patents and trademarks, net	78,872	66,482
Software development costs, net	85,756	—
Total Other Assets	164,628	66,482

TOTAL ASSETS	$15,556,674	$9,484,163
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,649,629	$1,044,500
Notes payable - financing agreements	102,256	52,503
Accrued expenses	481,913	618,093
Equipment financing payable-current portion	33,860	80,335
Operating lease obligations-current portion	497,694	315,302
Contract liabilities	3,880,422	1,829,311

Total Current Liabilities	6,645,774	3,940,044

Equipment financing payable, less current portion	—	22,851
Operating lease obligations, less current portion	4,618,058	4,739,783

Total Liabilities	11,263,832	8,702,678

Commitments and Contingencies (Note 4)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,476,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at September 30, 2022 and December 31, 2021, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $0.001 par value per share, 15,000 shares designated; 0 issued and outstanding at September 30, 2022 and 851 issued and outstanding at December 31, 2021, convertible into common stock at $7 per share	—	1
Series C convertible preferred stock, $0.001 par value per share, 5,000 shares designated; 0 issued and outstanding at September 30, 2022 and 2,500 issued and outstanding at December 31, 2021, convertible into common stock at $5.50 per share	—	2
Series D convertible preferred stock, $0.001 par value per share, 4,000 shares designated; 999 issued and outstanding at September 30, 2022 and 0 issued and outstanding at December 31, 2021, convertible into common stock at $3 per share	1	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 7,058,198 and 4,111,047 shares issued, 7,056,874 and 4,109,723 shares outstanding at September 30, 2022 and December 31, 2021, respectively	7,057	4,111
Additional paid-in-capital	55,852,643	46,431,874
Total stock & paid-in-capital	55,859,701	46,435,988
Accumulated deficit	(51,409,407)	(45,497,051)
Sub-total	4,450,294	938,937
Less: Treasury stock (1,324 shares of common stock at September 30, 2022 and December 31, 2021)	(157,452)	(157,452)
Total Stockholders' Equity	4,292,842	781,485

Total Liabilities and Stockholders' Equity	$15,556,674	$9,484,163

14

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to Our Company and Business

The nature of the technology management platforms utilized by us are complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

The technology platforms developed and designed by us accommodate integrated applications that include our own developed technology and third-party technology, thereby substantially increasing their functionality.

Due to this complexity and the condensed development cycles under which we operate, we may experience errors in our software, corruption or loss of our data, or unexpected performance issues from time to time. For example, our solutions may face interoperability difficulties with software operating systems or programs being used by our customers, or new releases, upgrades, fixes or the integration of acquired technologies may have unanticipated consequences on the operation and performance of our other solutions. If we encounter integration challenges or discover errors in our solutions late in our development cycle, it may cause us to delay our launch dates. Any major integration or interoperability issues or launch delays could have a material adverse effect on our revenues, operating income and reputation.

We face risks related to the coronavirus (COVID-19 pandemic) which could significantly disrupt our research and development, operations, sales, and financial results.

Our business has been adversely impacted by the effects of the COVID-19 pandemic. In addition to global macroeconomic effects, the COVID-19 pandemic and related adverse public health developments have caused disruption and/or delays to our operations and sales activities. Our third-party manufacturers and our customers have been disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party manufacturers and third-party distributors, the supply of our products could be delayed, which could continue to adversely affect our business, operations and customer relationships. In addition, the pandemic or other disease outbreak have had and may continue to have over the longer term a material adverse effect on the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from the pandemic will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the COVID-19 outbreak on our business and operations remains uncertain, the continued spread of COVID-19 and the related public health measures and travel and business restrictions may adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and may in the future experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

We may be adversely affected by the effects of inflation and supply chain disruption

Our business operates in an environment of long bid to contract award cycles. Our customer’s bid requirements are such that firm pricing is expected on much or all of our proposal and as such we must commit to certain commercial terms and conditions such as pricing. In addition, the Company hires employees and contractors to perform most (if not all) of the work required to complete a contract. We are beginning to experience the impacts of inflation upon previously forecasted costs including employees that require higher salaries, contractors demanding higher prices for jobs and higher costs for materials necessary to complete contracts. While we endeavor to charge additional costs to our customers, in some cases this may not be possible contractually and as a result our profitability may suffer as a result. Although we anticipate these effects to be mitigated in the long term, we cannot be assured that this will be possible in all or any instances and as such our revenue, profitability and growth prospects may suffer as a result of this.

15

Current supply chain issues are extending deadlines for shipment of key components used in our technology systems. The effect of this may be to delay revenue recognition. We have also experienced and may in the future experience disruptions to our business operations resulting from lack of materials availability, delays in securing key components such as video cameras requiring certain computer chips, and other material and personnel shortages that may impact our ability to implement our products and services in a timely manner or meet required milestones or customer commitments.  In addition, higher costs for travel may adversely impact our business, financial condition, operating results and cash flows.

Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

The market in which we operate is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements and changes in customer requirements. In addition, both traditional and new competitors are investing heavily in our market areas and competing for customers. As next-generation video analytics technology continues to evolve, we must keep pace in order to maintain or expand our market position. We continue to introduce new product offerings focused on automating mechanical and security inspections in the rail, logistics, intermodal and government sectors as potential revenue drivers. If we are not able to successfully add staff resources with sufficient technical skills to develop and bring these new products to market in a timely manner, achieve market acceptance of our products and services or identify new market opportunities for our products and services, our business and results of operations may be materially and adversely affected.

The market opportunity for our products and services may not develop in the ways that we anticipate.

The demand for our products and services could change quickly and in ways that we may not anticipate. Our operating results may be adversely affected if the market opportunity for our products and services does not develop in the ways that we anticipate or if other technologies become more accepted or standard in our industry or disrupt our technology platforms.

Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

We believe that operators in the business sectors we are focused on continue to be cautious about sustained economic growth and seek to maintain or improve profitability through cost control and constrained spending. While our core technologies are designed to address cost reduction, other factors may cause companies to delay or cancel capital projects, including the implementation of our products and services. In addition, the business sectors in which we are focused are under financial pressure to reduce capital investment which may make it more difficult for us to close large contracts in the immediate future. We believe there is a growing market trend toward more customers exploring operating expense models as opposed to capital expense models for procuring technology. We believe the market trend toward operating expense models will continue as customers seek ways of reducing their overhead and other costs. All of the foregoing may result in continued pressure on our ability to increase our revenue and may potentially create competitive pricing pressures and price erosion. If these or other conditions limit our ability to grow revenue or cause our revenue to decline our operating results may be materially and adversely affected.

Some of our competitors are larger and have greater financial and other resources than we do.

Some of our product offerings compete and will compete with other similar products from our competitors. Recent merger and acquisition activity suggests that these competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that our target end users may find attractive.

We have a history of losses and our growth plans may lead to additional losses and negative operating cash flows in the future.

Our accumulated deficit was approximately $51 million and $45 million as of September 30, 2022 and December 31, 2021, respectively. Our operating losses may continue as we continue to expend resources to further develop and enhance our technology offering, to complete prototyping for proof-of-concept, obtain regulatory clearances or approvals as required, expand our business development activities and finance capabilities and conduct further research and development. We also expect to experience negative cash flow in the short term until our revenues and margins increase at a rate greater than our expenses, which may not occur.

16

We may be unable to protect our intellectual property, which could impair our competitive advantage, reduce our revenue, and increase our costs.

Our success and ability to compete depend in part on our ability to maintain the proprietary aspects of our technologies and products. We rely on a combination of trade secrets, patents, copyrights, trademarks, confidentiality agreements, and other contractual provisions to protect our intellectual property, but these measures may provide only limited protection. We customarily enter into written confidentiality and non-disclosure agreements with our employees, consultants, customers, manufacturers, and other recipients of information about our technologies and products and assignment of invention agreements with our employees and consultants. We may not always be able to enforce these agreements and may fail to enter into any such agreement in every instance when appropriate. We license from third-parties certain technology used in and for our products. These third-party licenses are granted with restrictions; therefore, such third-party technology may not remain available to us on terms beneficial to us. Our failure to enforce and protect our intellectual property rights or obtain from third parties the right to use necessary technology could have a material adverse effect on our business, operating results, and financial condition. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States.

Patents may not be issued from the patent applications that we have filed or may file in the future. Our issued patents may be challenged, invalidated, or circumvented, and claims of our patents may not be of sufficient scope or strength, or issued in the proper geographic regions, to provide meaningful protection or any commercial advantage. We have registered certain of our trademarks in the United States and other countries. We cannot assure you that we will obtain registrations of principal or other trademarks in key markets in the future. Failure to obtain registration could compromise our ability to protect fully our trademarks and brands and could increase the risk of challenge from third parties to our use of our trademarks and brands.

We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

We cannot be certain that our technologies and products do not and will not infringe on issued patents or other proprietary rights of others. While we are not currently subject to any infringement claim, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and could require us to enter into royalty and licensing agreements, any of which could have a material adverse effect on our business. We may not be able to obtain such licenses on commercially reasonable terms, if at all, or the terms of any offered licenses may be unacceptable to us. If forced to cease using such technology, we may be unable to develop or obtain alternate technology. Accordingly, an adverse determination in a judicial or administrative proceeding, or failure to obtain necessary licenses, could prevent us from manufacturing, using, or selling certain of our products, which could have a material adverse effect on our business, operating results, and financial condition.

Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to make, use, or sell our products in the United States or abroad. Such a judgment could have a material adverse effect on our business, operating results, and financial condition. In addition, we are obligated under certain agreements to indemnify the other party in connection with infringement by us of the proprietary rights of third parties. In the event that we are required to indemnify parties under these agreements, it could have a material adverse effect on our business, financial condition, and results of operations.

We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

Other companies, including our competitors, may develop technologies that are similar or superior to our technologies, duplicate our technologies, or design around our patents, and may have or obtain patents or other proprietary rights that would prevent, limit, or interfere with our ability to make, use, or sell our products. Although we do not have operations outside North America at this time, we may compete for contracts in other countries in the future. Effective intellectual property protection may be unavailable, or limited, in some foreign countries in which we may do business, such as China. Unauthorized parties may attempt to copy or otherwise use aspects of our technologies and products that we regard as proprietary. Our means of protecting our proprietary rights in the United States or abroad may not be adequate or competitors may independently develop similar technologies. If our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the market for our technologies and products.

17

Should any of our competitors file patent applications or obtain patents that claim inventions also claimed by us, we may choose to participate in an interference proceeding to determine the right to a patent for these inventions, because our business would be harmed if we fail to enforce and protect our intellectual property rights. Even if the outcome is favorable, this proceeding could result in substantial cost to us and disrupt our business.

In the future, we also may need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. This litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, financial condition, and results of operations.

If we are unable to apply technology effectively in driving value for our clients through technology-based solutions or gain internal efficiencies and effective internal controls through the application of technology and related tools, our operating results, client relationships, growth and compliance programs could be adversely affected.

Our future success depends, in part, on our ability to anticipate and respond effectively to the threat and opportunity presented by new technology disruption and developments. These may include new software applications or related services based on artificial intelligence, machine learning, or robotics. We may be exposed to competitive risks related to the adoption and application of new technologies by established market participants or new entrants, start-up companies and others. These new entrants are focused on using technology and innovation, including artificial intelligence to simplify and improve the client experience, increase efficiencies, alter business models and effect other potentially disruptive changes in the industries in which we operate. We must also develop and implement technology solutions and technical expertise among our employees that anticipate and keep pace with rapid and continuing changes in technology, industry standards, client preferences and internal control standards. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. Additionally, the effort to gain technological expertise and develop new technologies in our business requires us to incur significant expenses. If we cannot offer new technologies as quickly as our competitors, or if our competitors develop more cost-effective technologies or product offerings, we could experience a material adverse effect on our operating results, client relationships, growth and compliance programs.

We are dependent on information technology networks and systems to securely process, transmit and store electronic information and to communicate among our locations around the world and with our people, clients, partners and vendors. As the breadth and complexity of this infrastructure continues to grow, including as a result of the use of mobile technologies, social media and cloud-based services, the risk of security breaches and cyberattacks increases. Such breaches could lead to shutdowns or disruptions of or damage to our systems and those of our clients, alliance partners and vendors, and unauthorized disclosure of sensitive or confidential information, including personal data. In the past, we have experienced data security breaches resulting from unauthorized access to our and our service providers’ systems, which to date have not had a material impact on our operations, however, there is no assurance that such impacts will not be material in the future.

In providing services and solutions to clients, we may be required to manage, utilize and store sensitive or confidential client data, possibly including personal data, and we anticipate these activities to increase, including through the use of artificial intelligence, the internet of things and analytics. Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud, misappropriation, or other intentional or unintentional acts, could damage our reputation, could cause us to lose clients and could result in significant financial exposure. Similarly, unauthorized access to our or through our or our service providers’ information systems or those we develop for our clients, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who continuously develop and deploy viruses, ransomware or other malicious software programs or social engineering attacks, could result in negative publicity, significant remediation costs, legal liability, damage to our reputation and government sanctions and could have a material adverse effect on our results of operations. Cybersecurity threats are constantly expanding and evolving, thereby increasing the difficulty of detecting and defending against them and maintaining effective security measures and protocols.

We depend on key personnel who would be difficult to replace, and our business plan will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our senior management and certain key personnel. The competition for qualified management and key personnel, especially engineers, is intense. Although we maintain non-competition and non-disclosure covenants with all our key personnel, we do not have employment agreements with most of them. The loss of services of key employees, or the inability to hire, train, and retain key personnel, especially engineers and technical support personnel, could delay the development and sale of our products, disrupt our business, and interfere with our ability to execute our business plan.

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Due to our dependence on a limited number of customers, we are subject to a concentration of credit risk.

For the year ended December 31, 2021, one customer accounted for 83% of revenues. For the year ended December 31, 2020, two customers accounted for 45% and 23% of revenues. For the nine months ended September 30, 2022, four customers accounted for 25%, 21%, 19% and 19% of revenues. In all cases, there are no minimum contract values stated. Each contract covers an agreement to deliver a rail inspection portal which, once accepted, must be paid in full, with 30% or more being due and payable prior to delivery. The balances of the contracts are for service and maintenance which is paid annually in advance with revenues recorded ratably over the contract period. Each of the customers referenced has the following termination provisions:

As of December 31, 2021, two customers accounted for 91% of our accounts receivable at 81% and 10%. In the case of insolvency by one of our significant customers, accounts receivable with respect to that customer might not be collectible, might not be fully collectible, or might be collectible over longer than normal terms, each of which could adversely affect our financial position. This concentration of credit risk makes us more vulnerable economically. The loss of any of these customers could materially reduce our revenues and net income, which could have a material adverse effect on our business.

Risks Related to Our Common Stock

Our common stock is subject to market fluctuations.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DUOT”. There is currently limited active trading in our common stock. There is a significant risk that our stock price may fluctuate in the future in response to any of the following factors, some of which are beyond our control:

•	Variations in our quarterly operating results

•	Announcements that our revenue or income are below analysts’ expectations

•	General economic downturns

•	Sales of large blocks of our common stock; and

•	Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

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You may experience dilution of your ownership interest due to future issuance of our securities.

We are in a capital-intensive business, and we may not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we may require additional funds from future equity or debt financings, including potential sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of shares of common stock into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common stock could make it more difficult to raise funds through future offerings of our common stock or securities convertible into common stock.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without shareholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of "blank check" preferred stock, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our Company.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Accordingly, our shareholders will not realize a return on their investment unless the trading price of our common stock appreciates, which is uncertain and unpredictable. In addition, because we do not pay dividends, we may have trouble raising additional funds which could affect our ability to expand our business operations.

Our operating results are likely to fluctuate from period to period.

We anticipate that there may be fluctuations in our future operating results. Potential causes of future fluctuations in our operating results may include:

•	Period-to-period fluctuations in financial results

•	Issues in manufacturing products

•	Unanticipated potential product liability claims

•	The introduction of technological innovations or new commercial products by competitors

•	The entry into, or termination of, key agreements, including key strategic alliance agreements

•	The initiation of litigation to enforce or defend any of our intellectual property rights

•	Regulatory changes

•	Failure of any of our products to achieve commercial success

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We are subject to the Florida anti-takeover provisions, which may prevent you from exercising a vote on business combinations, mergers or otherwise.

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation, under certain circumstances, may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder).

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control-share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control-share acquisition. A control-share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or “continue” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	our ability to continue as a going concern;
•	our ability to generate sufficient cash to continue and expand operations;
•	changes in the market acceptance of our products;
•	the competitive environment generally and in our specific market areas;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	changes in federal, state and/or local government laws and regulations potentially affecting the use of our technology;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees and qualified personnel;
•	our ability to quickly and effectively respond to new technological developments;
•	the availability of and the terms of financing;
•	changes in costs and availability of goods and services;
•	changes in operating strategy or development plans;
•	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and
•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. We cannot guarantee future results, performance or achievements. Indeed, it is likely that some of our assumptions may prove to be incorrect. Our actual results and financial position may vary from those projected or implied in the forward-looking statements and the variances may be material. Moreover, we do not assume responsibility for the accuracy and completeness of these forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All of the net proceeds from the sale of our common stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders.

SELLING STOCKHOLDERS

On September 30, 2022, the Company entered into a Security Purchase Agreement with certain Selling Stockholders, pursuant to which the Selling Stockholders purchased 818,335 shares of Common Stock and 999 shares of a newly authorized Series D Preferred Stock. The Company raised the gross amount of $3,454,003 and received net proceeds, after offering costs, of $3,196,763. The Series D Preferred Stock is convertible into Common Stock at $3.00 a share. If all of the shares of the Series D Preferred Stock are converted in full, the Company would issue 333,000 shares of Common Stock in addition to the 818,335 shares issued on September 30, 2022, for a total of 1,151,335 shares.

On October 29, 2022, the Company entered into an additional Security Purchase Agreement with certain Selling Stockholders, pursuant to which the Selling Stockholders purchased 83,667 shares of Common Stock and 300 shares of a newly authorized Series D Preferred Stock. The Company raised an additional gross amount of $551,001 with net proceeds of $521,001 after offering costs. The Series D Preferred Stock is convertible into Common Stock at $3.00 a share. If all the shares of the Series D Preferred Stock are converted in full, the Company would issue 433,000 shares of Common Stock in addition to the 818,335 shares issued on September 30, 2022, and 83,667 issued on October 29, 2022, for a total of 1,335,002 shares.

NASDAQ Marketplace Rule 5635(d), however, limits the number of shares of Common Stock (or securities that are convertible into Common Stock) issuable without shareholder approval in the case of private offerings of Common Stock at a price less than the Minimum Price (which is defined as the lower of (i) the closing price of the Common Stock immediately preceding the signing of the purchase agreement or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the purchase agreement). A total of 902,002 shares of Common Stock were issued at a price of $3.00 a share and the conversion price of the Series D Preferred Stock also is $3.00, which, in each case, was less than the Minimum Price. As a result, the Company is required to obtain shareholder approval (the “Stockholder Approval”) to issue shares of Common Stock upon conversion of the Series D Preferred Stock. The terms of the Series D Preferred Stock provide that no shares may be converted into Common Stock until the Stockholder Approval is received.

The shares of common stock being offered by the Selling Stockholders are those issued to the Selling Stockholders on September 30, 2022 and October 29, 2022 and those issuable to the Selling Stockholders upon conversion of the Series D Preferred Stock. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Due to the ownership of the shares of Series D Preferred Stock, as well as ownership of common stock, and warrants, the Selling Stockholders collectively have had a material relationship with us within the past three years and hold the largest percentage ownership of the Company subject to certain limitations as described in the offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The first column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder as of October 31, 2022, assuming receipt of the Stockholder Approval and conversion of the Series D Preferred Stock, as well as exercise of any warrants held by the Selling Stockholders on that date. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the shares issued to them on September 30, 2022 and October 29, 2022 and the maximum number of shares of common stock issuable upon conversion of the Series D Preferred Stock, determined as if the outstanding shares of Series D Preferred Stock were converted in full as of the trading day immediately preceding the applicable date of determination and subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the conversion of the Series D Preferred Stock. The fourth column assumes the sale of all the shares offered by the Selling Stockholders pursuant to this prospectus.

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Under the terms of the Series D Preferred Certificate of Designation, and certain previously held warrants, a Selling Stockholder may not exercise the warrants or convert the Series D Preferred Stock to the extent such exercise or conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 19.99% (or, in the case of Mr. Lytton as indicated below, 4.99% with regard to his shares of Series D Preferred Stock) of our then outstanding common stock following such exercise or conversion, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised and shares of common stock issuable upon conversion of the preferred stock which has not been converted. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering (1)		% of shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of shares of Common Stock Owned After Offering		% of shares of Common Stock Owned After Offering

Sandra Pessin	1,221,062	(2)	17.10%	)	333,334	887,728		12.43%	(2)
Laurence W. Lytton	736,700	(3)	10.17%		435,000	301,700		4.17%	(3)
21 April Fund, Ltd.	1,199,246	(4)	16.18%		237,000	962,246	(4)	12.99%
21 April Fund L.P.	461,560	(5)	6.37%		96,000	365,560	(5)	5.04%
Michael Cahr	197,133		2.78%		66,667	130,466		1.83%
Cale Johnston	83,334		1.17%		83,334	—		0.00%
Catalysis Partners, LLC	80,953	(6)	1.13%		66,667	14,286	(6)	0.20%
Randy Bassett	17,000		0.24%		17,000	—		0.00%

———————

(1)	The actual number of shares of Common Stock offered hereby and included in the registration statement of which this prospectus is a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our Common Stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, anti-dilution adjustments or similar events with respect to our Common Stock.
(2)	Shares represent only those of Sandra Pessin. Mr. Norman Pessin and Mr. Brian Pessin also own 57,972 and 180,911 shares of Common Stock, respectively, for a total of 1,459,945 shares, or 20.45% of the 7,140,541 common shares outstanding at October 31, 2022.
(3)	Includes 636,700 shares of Common Stock and 100,000 shares of Common Stock into which 300 shares of Series D Preferred Stock owned by Mr. Lytton are convertible. Mr. Lytton, however, has elected to have his shares of Series D Preferred Stock be subject to an ownership blocker of 4.99% so they are not convertible so long as his beneficial ownership exceeds 4.99% or to the extent such conversion would cause his beneficial ownership to exceed that percentage.
(4)	Includes (i) 929,522 shares of Common Stock, (ii) warrants to purchase 32,724 shares of Common Stock, which are currently not exercisable due to a 9.99% beneficial ownership limitation, and (iii) 237,000 shares of Common Stock issuable upon conversion of 711 shares of Series D Preferred Stock.
(5)	Includes: (i) 353,640 shares of Common Stock, (ii) warrants to purchase 11,920 shares of Common Stock, which are currently not exercisable due to a 9.99% beneficial ownership limitation, and (iii) 96,000 shares of Common Stock issuable upon conversion of 288 shares of Series D Preferred Stock.
(6)	Includes (i) 66,667 shares of Common Stock, and (ii) 14,286 warrants to purchase Common Stock exercisable at $7.70 per share and expiring November 21, 2022.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	settlement of short sales that are not in violation of Regulation SHO;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through the distribution of securities by any Selling Stockholder to its parents, members or security holders;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may from time-to-time pledge or grant a security interest in some or all of their securities to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a Selling Stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the securities pledged or secured thereby pursuant to this prospectus. The Selling Stockholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Stockholders or any other person, which limitations may affect the marketability of the securities.

The Selling Stockholders also may transfer the shares of our securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

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A Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

(a) Market Information

Our common stock is quoted on the Nasdaq Capital Markets (“Nasdaq”) under the trading symbol “DUOT”.

(b) Holders

As of October 31, 2022, there were approximately 290 holders of record of our common stock, and the closing price of our common stock as reported on the Nasdaq Capital Market on October 31, 2022 was $3.25 per share.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Registration Statement on Form S-1 and other reports filed by the Company from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Registration Statement on Form S-1.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Our Company

Information Systems Associates, Inc. (“ISA”) was incorporated in Florida on May 31, 1994. Our original business operations consisted of consulting services for asset management of large corporate data centers and the development and licensing of information technology (“IT”) asset management software. In late 2014, ISA entered negotiations with Duos Technologies, Inc. (“duostech™”) for the purposes of executing a merger between the two organizations (also known as a “reverse triangular merger”). Incorporated under the laws of Florida on November 30, 1990, duostech™ operated in various industry segments, specializing in the design, development and deployment of proprietary technology applications and turn-key engineered systems. This transaction was completed on April 1, 2015, whereby duostech™ became a wholly owned subsidiary of ISA. After the merger was completed, ISA changed its corporate name to Duos Technologies Group, Inc. The Company, based in Jacksonville, Florida, oversees its wholly owned subsidiary, duostech™ which employs approximately 77 people and is a technology integrator, software applications and artificial intelligence (“AI”) company with a strong portfolio of intellectual property. The Company’s headquarters are located at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256 and main telephone number is (904) 296-2807.

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Plan of Operation

The Company’s growth strategy includes expansion of its technology base through organic development efforts, strategic partnerships, and strategic acquisitions where appropriate. The Company provides its broad range of technology solutions with an emphasis on mission critical security, mechanical inspection and operations within the rail transportation sector including both freight and passenger modes. The Company is also enhancing its offerings for automating gatehouse operations for commercial clients and offers professional and consulting services for large data centers.

Specifically, based upon the current and anticipated business growth, the Company is investing in resources to focus on execution within its target markets, including but not limited to rail, distribution centers and data center operations. We continue to evaluate key requirements within those markets and add development resources to allow us to compete for additional projects to drive additional revenue growth.

Prospects and Outlook

The Company’s focus is to improve operational and technical execution which, we believe, will in turn enable the commercial side of the business to expand RIP and ALIS delivery to existing customers and to expand and diversify our current customer base. Even though COVID-19 is expected to still be an issue during the remainder of 2022, the Company’s primary customers have indicated readiness to order more equipment and services should the Company execute as expected on key deliverables.

Additionally, the Company is making engineering and software upgrades to the RIP to meet anticipated Federal Railroad Association (FRA) and Association of American Railroad (AAR) standards. Similar upgrades are also being developed to improve the ALIS system. These upgrades will continue to be released throughout 2022 and are expected to drive revenue growth this year and beyond.

The Company is expanding its focus in the rail industry to encompass passenger transportation and was awarded a large, multi-year contract with a national rail carrier. The Company anticipates that it will manufacture two RIP solutions in 2022 and, along with a long-term services agreement, completing delivery during the second quarter of 2023.

Although the Company’s prospects and outlook are anticipated to be favorable for the remainder of 2022, investing in our securities involves risk and careful consideration should be made before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control and unexpected macro events can have a severe impact on the business. See “Risk Factors”.

Results of Operations

The following discussion should be read in conjunction with the unaudited financial statements included in this prospectus.

Comparison for the Three Months Ended September 30, 2022 Compared to Three Months Ended September 30, 2021

The following table sets forth a summary of our unaudited Consolidated Statements of Operations and is used in the following discussions of our results of operations:

	For the Three Months Ended
	September 30,
	2022	2021

Revenues	$4,022,238	$1,740,457
Cost of revenues	2,922,686	1,668,796
Gross margin	1,099,552	71,661
Operating expenses	2,968,570	2,518,154
Loss from operations	(1,869,018)	(2,446,493)
Other income (expense)	(56,050)	(3,944)
Net loss	$(1,925,068)	$(2,450,437)

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Revenues

	For the Three Months Ended
	September 30,
	2022	2021	% Change
Revenues:
Technology systems	$2,709,899	$1,153,150	135%
Services and consulting	1,312,339	587,307	123%
Total revenues	$4,022,238	$1,740,457	131%

The substantial increase in overall revenues for the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021, is primarily related to the production and start of installation of new and upgraded RIPs which are recorded in the technology systems portion of our business. We expect this trend to continue for the rest of 2022 and into 2023, although supply chain issues continue to extend deadlines for shipment of key components used in our technology systems. While certain orders were delayed from 2021 into 2022, we remain encouraged by the breadth and scope of recent bids in which we have participated. Management cautions that because of the delays in anticipated start dates, certain installations may produce revenues towards the end of 2022, some of which may ultimately be recorded in 2023. Additionally, although the industries in which we operate are showing early signs of recovery from the delays as a result of the COVID-19 pandemic, other macro-economic effects are anticipated to impact us, including inflation and the aforementioned supply chain issues. The effect of this will be to push some revenue recognition later into the fourth quarter of 2022 or into 2023. The effects of inflation are not quantifiable at the current time but are now evident in increased costs for materials and labor. These effects may result in higher costs for project implementation that cannot be partially or in some cases, wholly passed on to our customers and thus resulting in delaying our progress towards profitability.

We believe the Company’s capital structure allows us to weather unexpected delays without significant operational impact and enables us to pursue large projects requiring the ability to deploy major resources. It should be noted that the Company increased its liquidity in early 2022 to account for an increase in pre-contract procurement activities to avoid a slowdown in revenues caused by delays in receiving certain components. The Company continues to review operations during 2022 and adjust staffing in concert with the business demands with a particular focus on Artificial Intelligence research, development and production. Although the Company implemented a “rapid development” initiative in early 2021, which was intended to enable the Company to respond to market driven demand more quickly, this effort has been somewhat negated by ongoing supply chain issues. This effort was expected to shorten delivery times on major projects and result in significant revenue growth however, the previously discussed supply chain issues continue to slow the anticipated benefits at this time. The Company is monitoring the situation and continues to procure materials ahead of the formal contract award.

The growth of the services portion of revenues are driven by the successful completion of projects and represent services and support for those installations. The Company expects growth with new revenue from existing customers, including services revenue as the result of new maintenance contracts being established on installations coming on-line during 2022 and into 2023. The Company also anticipates renewals of existing and backlog contracts and a shift to the next generation of technology systems which are currently being installed.

Cost of Revenues

	For the Three Months Ended
	September 30,
	2022	2021	% Change
Cost of revenues:
Technology systems	$2,176,761	$1,363,127	60%
Services and consulting	745,925	305,669	144%
Total cost of revenues	$2,922,686	$1,668,796	75%

Cost of revenues largely comprises equipment and labor necessary to support the implementation of new systems and support and maintenance of existing systems and software projects.

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Cost of revenues on technology systems increased during the three months ended September 30, 2022 over the equivalent period in 2021, in a manner consistent with the increase in revenues and as a result of additional project works ongoing for the Company. In the third quarter of 2022, the Company was nearly complete in the manufacture and installation of two Rail Inspection Portals for its Class 1 customers and began to phase into the procurement and manufacture of two more expensive and more robust transit-oriented RIPs. By comparison, for the quarter ended September 2021, the Company had activity related to two site upgrades which had only begun to be manufactured thereby contributing to the increase in cost of revenues year-over-year. The Company also continues to face headwinds with supply disruption and costs. While we expect that macro-economic factors will continue to drive prices, the Company expects its structural realignment to eventually aid in lowering costs as a percentage of the overall system price going forward although inflation may impede this effort. As previously noted, the Company’s organization and related cost structure was realigned to provide the capability to manufacture, install and support multiple production systems simultaneously. In accordance with this shift in structure, certain staff were re-assigned or replaced, and new staff added in key areas, particularly engineering, software development and AI.

In conjunction with these organizational changes, increased costs are now being recognized against project and support revenues. While there is a continued focus on construction costs and savings through efficiency, the Company elected to expand its key employees in 2021 and early 2022 in anticipation of expected sales growth in technology systems and services which is now being realized. We also expect these changes to have a positive long-term impact as we believe they will enable the Company to deliver a higher number of systems in a given period, with a shorter period of implementation and with better quality and reliability, as operations become standardized in anticipation of expected higher demand for systems, particularly in the rail industry.

Cost of revenues on services and consulting increased in the three months ended September 30, 2022 compared to the prior year period with the change primarily driven by costs associated with one-time services completed in the third quarter of 2022 and follows a similar trend to the year-over-year change in services and consulting revenues for the third quarter. When comparing the third quarter of 2022 and the equivalent period in 2021, an overall positive trend on service and consulting revenue is expected to continue as the Company anticipates that an increasing amount of the revenue will be derived from recurring revenue and services and consulting follow a similar trend as the change in revenue. Costs of revenues on services and consulting are expected to increase in future years concurrent with the increase in revenues albeit at a slower rate. The Company focused on streamlining support operations in 2021, and despite the additional resources allocated to these activities in anticipation of higher recurring revenue in 2022 and beyond, we expect higher gross margins as the Company grows.

As discussed previously, the impact of inflation may negatively affect the costs of revenues such that we may experience higher costs for materials and labor, including higher employee and subcontractor costs that cannot be passed along in all cases. Management is continuing to monitor this situation and expects to take action as the full impact of these cost increases is understood. This may take the form of higher prices and continued evaluation of costs to attempt to reduce the overall costs to offset the additional expenses, although this is not assured.

Gross Margin

	For the Three Months Ended
	September 30,
	2022	2021	% Change

Revenues	$4,022,238	$1,740,457	131%
Cost of revenues	2,922,686	1,668,796	75%
Gross margin	$1,099,552	$71,661	1,434%

Gross margin showed a significant improvement for the third quarter of 2022 as compared to the same period in 2021. As noted above, the improvement in margin was a direct result of increased business activity the Company, recognized in the third quarter of 2022 related to the manufacturing and near completion of installation in the delivery of two Rail Inspection Portals and one-time major site services for one customer. The Company began to recognize revenue and profit on those activities in conformity with its revenue recognition policy. The recognition of the revenue and subsequent profit from these major projects yielded the higher gross margins of approximately 25% for the period. By comparison to the third quarter of 2021, the Company had only initiated procurement and some manufacturing for site upgrades for a customer and as a result recognized no profit on the works of approximately $1 million resulting in a dilutive, low margin for the period ended September 30, 2021 bolstered by the services and consulting gross margin for the quarter. It should be noted that when comparing the results between two periods, the stage of completion for manufacturing and installation can factor into those comparisons and should be taken into account when analyzing those periods.

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Operating Expenses

	For the Three Months Ended
	September 30,
	2022	2021	% Change
Operating expenses:
Sales and marketing	$297,057	$361,820	-18%
Research and development	329,424	332,469	-1%
General and administration	2,342,089	1,823,865	28%
Total operating expenses	$2,968,570	$2,518,154	18%

Overall operating expenses during the three months ended September 30, 2022 were marginally higher compared to the equivalent period in 2021. The Company saw only slight decreases in cost for sales and marketing and research and development with a larger increase in general and administration costs during the same period for 2022 partially attributable to the Company’s new office space and non-cash compensation for staff. Overall, the Company continues to focus on stabilizing operating expenses while meeting the increased needs of our customers.

Loss from Operations

The loss from operations for the three months ended September 30, 2022 and 2021 was $1,869,018 and $2,446,493, respectively. The decrease in loss from operations was primarily the result of higher revenues recorded in the quarter resulting from increases in both our technology systems and services and consulting, slower growth in costs of those revenues and flat operating expenses.

Other Income/Expense

Other income for the three months ended September 30, 2022 was a negative $53,993 and $875 for the comparative period in 2021. Other expense for the three months ended September 30, 2022 was $2,057 and $4,819 for the comparative period in 2021.

Net Loss

The net loss for the three months ended September 30, 2022 and 2021 was $1,925,068 and $2,450,437, respectively. The 21% decrease in net loss was mostly attributed to the increase in revenues as described above along with slower growing expenses. Net loss per common share was $0.30 and $0.68 for the three months ended September 30, 2022 and 2021, respectively.

Comparison for the Nine Months Ended September 30, 2022 Compared to Nine Months Ended September 30, 2021

The following table sets forth a summary of our unaudited Consolidated Statements of Operations and is used in the following discussions of our results of operations:

	For the Nine Months Ended
	September 30,
	2022	2021

Revenues	$9,078,696	$4,543,879
Cost of revenues	6,474,464	4,239,006
Gross margin	2,604,232	304,873
Operating expenses	8,509,343	7,522,134
Loss from operations	(5,905,111)	(7,217,261)
Other income (expense)	(7,245)	1,407,921
Net loss	$(5,912,356)	$(5,809,340)

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Revenues

	For the Nine Months Ended
	September 30,
	2022	2021	% Change
Revenues:
Technology systems	$6,273,213	$2,743,849	129%
Services and consulting	2,805,483	1,800,030	56%
Total revenues	$9,078,696	$4,543,879	100%

The increase in overall revenues for the nine months ended September 30, 2022 is primarily related to the previously discussed start of production and new installations in the technology systems portion of our business and continuing increases in our services and consulting revenues. The third quarter of 2022 marked the near completion of two RIP’s as well as work towards a larger $8 million project to be delivered across 2022 and into 2023. The Company also recognized in the first half of 2022 a number of change orders tied to transit projects which were not present when compared to the same period in 2021.

We believe the Company’s capital structure allows us to weather unexpected delays without significant operational impact and enables us to pursue large projects requiring the ability to deploy major resources. As previously discussed, the Company increased its working capital in early 2022 to account for an increase in pre-contract procurement activities to avoid a slowdown in revenues caused by delays in receiving certain components.

The services portion of revenues is driven by the successful completion of projects and represents services and support for those installations. The Company expects growth with new revenue from existing customers, including services revenue as the result of new maintenance, artificial intelligence and subscription contracts being established on installations coming on-line during 2022. The Company also anticipates renewals of existing contracts and a shift to the next generation of technology systems which are currently being installed.

Cost of Revenues

	For the Nine Months Ended
	September 30,
	2022	2021	% Change
Cost of revenues:
Technology systems	$5,016,551	$3,162,866	59%
Services and consulting	1,457,913	1,076,140	35%
Total cost of revenues	$6,474,464	$4,239,006	53%

Cost of revenues largely comprises equipment, labor and overhead necessary to support the implementation of new systems and support and maintenance of existing systems.

Cost of revenues on technology systems increased during the nine months ended September 30, 2022 compared to the equivalent period in 2021, which is consistent with the change in revenue over the same period albeit cost of revenues grew at a slower rate. The higher level of cost was mainly due to higher costs related to higher revenues from two RIP projects as well as the larger transit-focused RIPs noted above. By comparison, the Company had a reduced level of activity for the same period in 2021 with cost of revenues on technology systems primarily driven by two site upgrades as well as delayed costs from 2020 projects. Additionally, through September 30, 2021 the Company had not fully recognized project costs nor progressed through manufacturing to the same levels it has for the first nine months of 2022. Across the year, the Company has continued to see impacts from supply chain disruptions and inflation on cost of revenues and worked to mitigate this where feasible.  Services and consulting costs rose for the nine months ended September 30, 2022 over the same period in 2021 in part due to one-time repairs and upgrade services to a number of customer systems and is offset by increased service and consulting revenue. While we expect that macro-economic factors will continue to drive prices, the Company expects its structural realignment to aid in lowering costs as a percentage of the overall system price going forward by leveraging internal skillsets rather than those of a third party some of which contribute to the increased services and consulting on a year-over-year comparison. As previously noted, the Company’s organization and related cost structure were realigned to provide the capability to manufacture, install and support multiple production systems simultaneously. In accordance with this shift in structure, certain staff were re-assigned or replaced, and new staff added in key areas, particularly engineering, software development and AI.

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In conjunction with these organizational changes, increased costs are now being recognized against project and support revenues. While there is a continued focus on construction costs and savings through efficiency, the Company has elected to expand its key employees in 2021 and early 2022 in anticipation of expected sales growth in technology systems and services. We also expect these changes to have a positive long-term impact as we believe they will enable the Company to deliver a higher number of systems in a given period, with a shorter period of implementation and with better quality and reliability.

Cost of revenues on services and consulting increased in the nine months ended September 30, 2022 compared to the prior year period in-line with the increase in revenues from services and consulting for the current year period as compared to the prior year period. Cost of revenues on services and consulting grew at a lower rate than that of the service and consulting revenues with both changes largely driven by a one-time service event for one customer. This overall positive trend on service and consulting revenue is expected to continue as the Company continues to drive more recurring revenue. Costs of revenues on services and consulting are expected to increase in future periods but at a slower rate than revenue growth. The Company focused on streamlining support operations in 2021, and despite the additional resources allocated to these activities in anticipation of higher recurring revenue in 2022 and beyond, we expect higher gross margins as the Company grows.

As discussed previously, the impact of inflation may negatively affect the costs of revenues such that we may experience higher costs for materials and labor, including higher employee and subcontractor costs that cannot be passed along in all cases. Management is continuing to monitor this situation and expects to take action as the full impact of these cost increases is understood. This may take the form of higher prices and continued evaluation of costs to attempt to reduce the overall costs to offset the additional expenses, although this is not assured.

Gross Margin

	For the Nine Months Ended
	September 30,
	2022	2021	% Change

Revenues	$9,078,696	$4,543,879	100%
Cost of revenues	6,474,464	4,239,006	53%
Gross margin	$2,604,232	$304,873	754%

As previously discussed, the Company has revamped its operations to support an anticipated increase in the number of new systems going forward. The resultant additional cost of revenues was covered by a greater increase in revenues during the first nine months of 2022. We continue to anticipate continued improvement in the overall gross margin for the full year of 2022, with much of the improvement beginning in the third quarter and carrying into the fourth quarter as a result of increased commercial and manufacturing activity. The improvement in gross margin for the nine months ended September 30, 2022 is a result of the Company’s efforts to deliver two Rail Inspection Portals to existing customers, which are now largely complete, and in accordance with the Company’s revenue recognition policy, have begun to recognize higher revenue and profit on these projects. Additionally, the Company has realized profits in the first half of 2022 related to change orders tied to a larger transit-oriented RIP project. By comparison to the nine months ended September 30, 2021, the Company had minimal project work with approximately $1 million of revenue recognized with no profit in-line with its revenue recognition policy as the Company was in the early stages of manufacturing and delivery of the projects and the profits were ultimately realized in the fourth quarter of 2021. This, in addition to some delayed costs for the completion of a 2020 project created a depressive effect on gross margins for the first nine months of 2021 especially when compared to the same period in 2022.

The Company continued to face challenges with inflation and supply chain disruption across the first nine months of 2022. Despite these challenges, the Company’s organizational changes noted above have helped to alleviate some of these challenges. However, management continues to monitor the impacts of inflation on the Company’s cost of revenues going forward and mitigate where possible in the form of higher system prices and evaluation of alternatives. As previously discussed, when comparing the results between two periods, the stage of completion for manufacturing and installation can factor into those comparisons and should be taken into account when analyzing the results for those periods.

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Operating Expenses

	For the Nine Months Ended
	September 30,
	2022	2021	% Change
Operating expenses:
Sales and marketing	$956,937	$1,024,872	-7%
Research and development	1,296,480	1,163,341	11%
General and administration	6,255,926	5,333,921	17%
Total operating expenses	$8,509,343	$7,522,134	13%

Overall operating expenses during the nine months ended September 30, 2022 increased by 13% compared to the equivalent period in 2021. While sales and marketing were down slightly, research and development costs and general and administration costs increased by 11% and 17% respectively, although some of the increased administration costs were related to non-cash compensation for certain staff members and new office space. The overall increase in operating expenses is primarily related to the growing business and the effects of inflation on salaries and general overhead. At the current time, we continue to expect overall costs to grow due to macro-economic factors in addition to organic growth costs increasing related to the business. Where possible, the Company continues to focus on stabilizing operating expenses while meeting the increased needs of our customers.

Loss from Operations

The loss from operations for the nine months ended September 30, 2022 and 2021 was $5,905,111 and $7,217,261, respectively. The decrease in losses from operations was primarily the result of higher revenues recorded in the period as a consequence of the start of new projects and receipt of materials for production and initiation of manufacturing and installation. A positive trend was the higher revenue recorded without a corresponding greater relative cost of sales even with higher costs of materials resulting from supply chain disruptions and inflation.

Other Income/Expense

Other expense for the nine months ended September 30, 2022 was $7,245 compared to other income of $1,407,921 in the comparative period of 2021. The change is primarily due to the one-time event of the PPP loan forgiveness recorded in the first quarter of 2021.

Net Loss

The net loss for the nine months ended September 30, 2022 and 2021 was $5,912,356 and $5,809,340, respectively. The increase in net loss was mostly attributed to the lower revenues and higher costs in 2021 being offset by the one-time PPP loan forgiveness recorded in the first quarter of 2021 as other income. Net loss per common share was $1.01 and $1.63 for the nine months ended September 30, 2022, and 2021, respectively.

Liquidity and Capital Resources

As of September 30, 2022, the Company has a working capital surplus of $2,723,497 as compared to a negative working capital of $651,381 as of December 31, 2021 and a net loss of $6,008,901 for the year ended December 31, 2021.

Cash Flows

The following table sets forth the major components of our statements of cash flows data for the periods presented:

	For the Nine Months Ended September 30,
	2022	2021
Net cash used in operating activities	$(3,850,455)	$(5,522,668)
Net cash used in investing activities	(416,517)	(310,776)
Net cash provided by financing activities	8,338,718	4,122,315
Net increase (decrease) in cash	$4,071,746	$(1,711,129)

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Net cash used in operating activities for the nine months ended September 30, 2022 and 2021 was $3,850,455 and $5,522,668, respectively. The decrease in net cash used in operations for the nine months ended September 30, 2022 was the result of cash inflows from new projects offset by cash outflows to procure necessary materials and overall sales, general and administrative expenses. In addition, there are several changes in assets and liabilities compared to the previous period that decreased the use of cash in operations, notably the change in contract liabilities due to the timing of project invoicing milestones and cash receipts.

Net cash used in investing activities for the nine months ended September 30, 2022 and 2021 was $416,517 and $310,776, respectively, representing an increase in the purchase of various fixed assets for computer equipment and product and software development.

Net cash provided by financing activities for the nine months ended September 30, 2022, and 2021 was $8,338,718 and $4,122,315, respectively. Cash flows provided by financing activities during the first nine months of 2022 were primarily attributable to net proceeds of approximately $8,500,000 from issuances of common stock and $999,000 from the issuance of Series D Convertible Preferred Stock. Cash flows from financing activities during the first nine months of 2021 were primarily attributable to the issuance of Series C Convertible Preferred Stock for $4,500,000.

During 2022, we funded our operations through the sale of our equity (or equity linked) securities, and through revenues generated and cash received from ongoing project execution, services, and associated maintenance revenues. As of November 8, 2022, we have cash on hand of approximately $4,500,000. We have approximately $165,500 in monthly lease and other mandatory payments, not including payroll and ordinary expenses which are due monthly.

On a long-term basis, our liquidity is dependent on continuation and expansion of operations and receipt of revenues. We believe our current capital and revenues are sufficient to fund such expansion and our operations over the next twelve months, although we are dependent on timely payments by our customers for projects and work in process. However, we expect such timely payments to continue. Material cash requirements will be satisfied within the normal course of business including substantial upfront payments from our customers prior to starting projects. In some limited cases, the Company may elect to purchase materials and supplies in advance of contract award but where there is a high probability of that award.

Demand for our products and services will be dependent on, among other things, market acceptance of our products and services, the technology market in general, and general economic conditions, which are cyclical in nature. Because a major portion of our activities is the receipt of revenues from the sales of our products and services, our business operations may continue to be challenged by our competitors and prolonged recession periods.

Liquidity

Under Accounting Standards Update, or ASU, 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed the Company’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

As reflected in the accompanying unaudited consolidated financial statements, the Company had a net loss of $5,912,356 for the nine months ended September 30, 2022. During the same period, net cash used in operating activities was $3,850,455. The working capital surplus and accumulated deficit as of September 30, 2022 were $2,723,497 and $51,409,407, respectively. In previous financial reports, the Company had raised substantial doubt about continuing as a going concern. This was principally due to a lack of working capital prior to an underwritten offering receiving net proceeds of approximately $5,500,000 from the successful sales of common stock which was completed during the first quarter of 2022 (the “Q1 2022 Offering”) followed by approximately $3,200,000 in net proceeds for a combination offering of common stock and Preferred Series D Convertible Stock (the “Q3 2022 Offering”).

As previously noted, in 2021, the Company raised $4,500,000 from existing shareholders through the issuance of Series C Convertible Preferred Stock.

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Although additional investment is not assured, the Company is comfortable that it would be able to raise sufficient capital to support expanded operations based on the current increase in business activity. In the long run, the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing the plan described above, generate enough revenue, and eventually attain consistently profitable operations. Although the current global pandemic related to the coronavirus (COVID-19) has affected our operations, particularly in our supply chain, we now believe that this is expected to be an ongoing issue and our working capital assumptions reflect this new reality. In addition, inflationary pressures will cause some pressure on margins which the Company expects to offset by higher prices, although this is not assured. The Company also cannot currently quantify the uncertainty or impact related to the recession that has now been confirmed by broadly accepted economic standards and the effects on our customers in the coming quarters. We have analyzed our cash flow under “stress test” conditions and have determined that we have sufficient liquid assets on hand to maintain operations for at least twelve months from the date of this prospectus.

Management believes that, at this time, the conditions in our market space with ongoing contract delays, the consequent need to procure certain materials in advance of a binding contract and the additional time needed to execute on new contracts previously reported have put a strain on our cash reserves. However, recent events, including a $8,750,000 injection of funds from sales of securities, significant recent orders, and the overall stabilization of the business, indicate that there is not a substantial doubt for the Company to continue as a going concern for a period of twelve months from the date of this prospectus. We continue executing the plan to grow our business and achieve profitability without the requirement to raise additional capital for existing operations for 2022, although we may do so to fund selective opportunities that may arise. Management has extensively evaluated our requirements for the next twelve months from the date of this prospectus and has determined that the Company currently has sufficient cash to operate for at least that period.

Critical Accounting Policies and Estimates

We have identified the accounting policies below as critical to our business operations and the understanding of our results of operations.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining the collections on the account, historical trends are evaluated, and specific customer issues are reviewed to arrive at appropriate allowances. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options, restricted stock units, and employee stock purchases based on estimated fair values.

Determining Fair Value Under ASC 718-10

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding a number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

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Revenue Recognition and Contract Accounting

The Company follows Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), that affects the timing of when certain types of revenues will be recognized. The basic principles in ASC 606 include the following: a contract with a customer creates distinct contract assets and performance obligations, satisfaction of a performance obligation creates revenue, and a performance obligation is satisfied upon transfer of control to a good or service to a customer.

Revenue is recognized by evaluating our revenue contracts with customers based on the five-step model under ASC 606:

1.	Identify the contract with the customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to separate performance obligations; and
5.	Recognize revenue when (or as) each performance obligation is satisfied.

The Company generates revenue from four sources: (1) Technology Systems; (2) AI Technologies; (3) Technical Support and (4) Consulting Services.

Technology Systems

For revenues related to technology systems, the Company recognizes revenue over time using a cost-based input methodology in which significant judgment is required to estimate costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize.

Accordingly, the Company now bases its revenue recognition on ASC 606-10-25-27, where control of a good or service transfers over time if the entity’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date including a profit margin or reasonable return on capital. Control is deemed to pass to the customer instantaneously as the goods are manufactured and revenue is recognized accordingly.

In addition, the Company has adopted ASC 606-10-55-21 such that if the cost incurred is not proportionate to the progress in satisfying the performance obligation, we adjust the input method to recognize revenue only to the extent of the cost incurred. Therefore, the Company will recognize revenue at an equal amount to the cost of the goods to satisfy the performance obligation. To accurately reflect revenue recognition based on the input method, the Company has adopted the implementation guidance as set out in ASC-606-10-55-187 through 192.

Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred. Costs include direct material, direct labor, subcontract labor and other allocable indirect costs. All un-allocable indirect costs and corporate general and administrative costs are also charged to the periods as incurred. Any recognized revenues that have not been billed to a customer are recorded as an asset in “contract assets”. Any billings of customers more than recognized revenues are recorded as a liability in “contract liabilities”. However, in the event a loss on a contract is foreseen, the Company will recognize the loss when such loss is determined.

Artificial Intelligence

The Company has revenue from applications that incorporate artificial intelligence (AI) in the form of predetermined algorithms which provide important operating information to the users of our systems. The revenue generated from these applications of AI consists of a fixed fee related to the design, development, testing and incorporation of new algorithms into the system, which is recognized as revenue at a point in time upon acceptance, as well as an annual application maintenance fee, which is recognized as revenue ratably over the contracted maintenance term.

Technical Support

Technical support services are provided on both an as-needed and extended-term basis and may include providing both parts and labor. Maintenance and technical support provided outside of a maintenance contract are on an “as-requested” basis, and revenue is recognized over time as the services are provided. Revenue for maintenance and technical support provided on an extended-term basis is recognized over time ratably over the term of the contract.

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Consulting Services

The Company’s consulting services business generates revenues under contracts with customers from four sources: (1) Professional Services (consulting and auditing); (2) Software licensing with optional hardware sales; (3) Customer service training and (4) Maintenance support.

(1)	Revenues for professional services, which are of short-term duration, are recognized when services are completed;
(2)	For all periods reflected in the financial statements included in this prospectus, software license sales have been one-time sales of a perpetual license to use our software product and the customer also has the option to purchase third-party manufactured handheld devices from us if they purchase our software license. Accordingly, the revenue is recognized upon delivery of the software and delivery of the hardware, as applicable, to the customer;
(3)	Training sales are one-time upfront short-term training sessions and are recognized after the service has been performed; and
(4)	Maintenance/support is an optional product sold to our software license customers under one-year contracts. Accordingly, maintenance payments received upfront are deferred and recognized over the contract term.

Multiple Performance Obligations and Allocation of Transaction Price

Arrangements with customers may involve multiple performance obligations including project revenue and maintenance services in our Technology Systems business. Maintenance will occur after the project is completed and may be provided on an extended-term basis or on an as-needed basis. In our consulting services business, multiple performance obligations may include any of the above four sources. Training and maintenance on software products may occur after the software product sale while other services may occur before or after the software product sale and may not relate to the software product. Revenue recognition for a multiple performance obligations arrangement is as follows:

Each performance obligation is accounted for separately when each has value to the customer on a standalone basis and there is Company specific objective evidence of the selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each performance obligation is recognized using the applicable criteria under GAAP as discussed above for performance obligations sold in single performance obligation arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting. The Company sells its various services and software and hardware products at established prices on a standalone basis which provides Company specific objective evidence of selling price for purposes of performance obligations relative selling price allocation. The Company only sells maintenance services or spare parts based on its established rates after it has completed a system integration project for a customer. The customer is not required to purchase maintenance services. All elements in multiple performance obligations arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying unaudited consolidated financial statements include the allowance on accounts receivable, valuation of deferred tax assets, valuation of intangible and other long-lived assets, estimates of net contract revenues and the total estimated costs to determine progress towards contract completion, valuation of inventory, estimates of the valuation of right of use assets and corresponding lease liabilities, valuation of warrants issued with debt, and valuation of stock-based awards. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

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Comparison for the Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020

The following table sets forth a summary of our Consolidated Statements of Operations that is used in the following discussions of our results of operations:

	For the Years Ended
	December 31,
	2021	2020

Revenues	$8,259,917	$8,039,448
Cost of revenue	10,819,087	7,803,612
Gross margin	(2,559,170)	235,836
Operating expenses	4,897,781	6,870,264
Loss from operations	(7,456,951)	(6,634,428)
Other income (expense)	1,448,050	(113,007)
Net loss	(6,008,901)	(6,747,435)
Net loss applicable to common stock	$(6,008,901)	$(6,747,435)

Revenues

	For the Years Ended
	December 31,
	2021	2020	% Change
Revenues:
Technology systems	$5,871,666	$5,964,801	-2%
Services and consulting	2,388,251	2,074,647	15%

Total revenue	$8,259,917	$8,039,448	3%

For the full year 2021, there was a 3% overall increase in revenues compared to 2020. The increase was driven by new revenues being recorded after lengthy delays in receiving “notices to proceed” for anticipated new contracts earlier in the year pushed delivery dates into the second half of 2021 and into 2022. There was a slight decrease in revenue from systems which was more than offset by a 15% increase in services revenue, most of which is recurring in nature. The Company is focusing on increasing its business from services and the increase is the result of new contracts for existing and new systems. This trend is expected to continue into 2022. While anticipated orders continue to be delayed, we are encouraged by the breadth and scope of recent bids in which we have participated, indicating an expected increase in orders in the early months of 2022. As previously discussed, management cautions that because of the delays in anticipated start dates, certain installations may produce revenues towards the end of 2022, some of which may ultimately be recorded in 2023. Additionally, although the industries in which we operate are showing early signs of recovery from the delays as a result of the COVID-19 pandemic, other macro-economic effects are anticipated to impact us, including inflation and the current supply chain issues which are extending deadlines for shipment of key components used in our technology systems. The effect of this will be to push some revenue recognition later in the year or into 2023 as previously mentioned. The effects of inflation are not quantifiable at the current time but are beginning to be evident in increased costs for materials and labor and may result in higher costs for project implementation that cannot be wholly or even partially passed on to our customers and thus resulting in delaying our progress towards profitability.

The Company’s capital structure continues to allow us to weather the unexpected delays without significant operational impact and enables us to pursue large projects requiring the ability to deploy major resources. It should be noted that the Company recently increased its working capital to account for an increase in pre-contract procurement activities to avoid a slowdown in revenues caused by delays in receiving certain components. The Company undertook a major review of operations during 2021 and made significant changes in staffing including additional engineering staff and revamping its software development and Artificial Intelligence staffing. Although in early 2021 the Company implemented a “rapid development” initiative which was intended to be able to respond to market driven demand more quickly, this effort has been somewhat negated by ongoing supply chain issues. Where this effort has shortened delivery times on major projects and was expected to result in significant revenue growth in the last six months of the year and beyond, the previously discussed supply chain issues have not allowed the anticipated benefits to be realized at this time. The Company is monitoring the situation and is continuing to procure materials ahead of the contract award.

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The Company also expects to continue its growth with new revenue from other existing customers which we expect to be coming on-line in the next several months. As previously noted, the slight decrease in technology systems revenues was offset by an increase in services revenue as the result of new maintenance contracts being established as well as renewals of existing contracts and a shift to the next generation of technology systems which are currently being installed. The services portion of revenues are driven by successful completion on projects and represent services and support for those installations. The Company expects to continue growth with new, long term recurring revenue from existing customers which will be coming on-line in the next several months.

Cost of Revenues

	For the Years Ended
	December 31,
	2021	2020	% Change
Cost of revenues:
Technology systems	$7,151,276	$5,642,880	27%
Services and consulting	1,369,985	1,139,357	20%
Overhead	2,297,826	1,021,375	125%
Total cost of revenues	$10,819,087	$7,803,612	39%

Cost of revenues largely comprises equipment, labor and overhead necessary to support the implementation of new systems and support and maintenance of existing systems. Cost of revenues on technology systems increased during the period compared to the equivalent period in 2020 by a greater amount than the increase in revenues. The main reason for the continuing high level of cost is the result of additional work being necessary on certain of the Company’s installations to resolve newly identified quality issues which are now mostly resolved as well as higher costs of materials due to supply chain disruptions. There was also a significant increase in cost related to the new deployment of an undercarriage technology. Many of these costs were not envisioned by the original scope of work. However, the costs are expected to be much lower going forward as a percentage of the overall system price. As previously noted, the Company’s organization and related cost structure was realigned to give the capability to manufacture, install and support multiple production systems simultaneously. Prior to this realignment, the Company’s organization was focused on primarily research and development with implementation resources being allocated as necessary. In accordance with this shift in structure, certain staff were re-assigned or replaced, and new staff added in key areas, particularly software engineering, IT and AI.

In conjunction with this change, increased costs are now being recognized against project and support revenues with a similar reduction in costs previously recognized for research and development, engineering development and internal support. In concert with this, there is a continued focus on construction costs and savings through efficiency, but the Company has elected to expand its key employees in anticipation of expected sales growth in technology systems and services in 2022. As previously discussed in the first quarter of 2021, certain expenses related to installed equipment upgrades were greater than anticipated for a variety of reasons including cost overruns on the first installation of new technologies and certain implementation inefficiencies related to COVID-19 restrictions such as extended quarantines and additional contract staff necessary to complete projects on time. These changes had a negative impact on the gross margin (see below), but this is expected to be a short-term impact, offset by increases in revenue later in 2022. It is also expected to have positive long-term impact as the Company is prepared to deliver a higher number of systems in a given period, with a shorter time of implementation and with better quality and reliability as the operations become standardized in anticipation of expected higher demand for systems, particularly in the rail industry.

Cost of revenues increased on services and consulting versus the increase in revenues on services and consulting. The overall positive trend on service and consulting revenue is expected to continue as more of the Company’s business is from recurring revenue. Costs of service are expected to increase in future years but at a slower rate than revenue growth. The Company focused on streamlining support operations in 2021 and despite the additional resources allocated to these activities in anticipation of higher recurring revenue in 2022 and beyond we expect higher gross margins as the Company grows. As discussed previously, the impact of inflation may negatively affect the costs of revenues such that we may experience higher costs for materials and labor, including higher employee and sub-contractor costs that cannot be passed along in all cases. Management is continuing to monitor this situation and expects to take actions as the full impact of these cost increases is understood. This may take the form of higher prices and continued evaluation of costs to attempt to reduce the overall costs of a system to offset the additional expenses, although this is not assured.

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Gross Margin

	For the Years Ended
	December 31,
	2021	2020	% Change

Revenues	$8,259,917	$8,039,448	3%
Cost of revenues	10,819,087	7,803,612	39%
Gross margin	$(2,559,170)	$235,836	-1,185%

As previously discussed, the Company has revamped its operations to support an anticipated increase in the number of new systems going forward. The resultant additional cost of revenues, while somewhat offset by decreases in G&A expenses, was not covered by a comparable increase in revenues as of the third quarter 2021. However, there was an improvement in the fourth quarter of 2021 which is part of an overall improving trend in this area. The overall negative gross margin was $2,559,170 versus 2020 which was a positive $235,836. The small increase in year over year revenues, more than 50% of which came in the fourth quarter, is a positive trend. The main reason for the continuing high level of cost is the result of additional development work being necessary on certain of the Company’s more complex installations as well as higher costs of materials due to supply chain disruptions. There was also a significant increase in cost related to the new deployment of an undercarriage technology. Many of these costs were not envisioned by the original scope of work. These higher costs are anticipated to be offset by higher revenues in 2022 with the net result being a move to a positive gross margin as the business expands. In addition, we anticipate an improvement in the overall gross margin for the full year reporting in 2022, with much of the improvement coming in the second half of the year. As previously discussed, certain macro-economic factors including the current supply chain issues could delay that improvement into 2023.

Operating Expenses

	For the Years Ended
	December 31,
	2021	2020	% Change
Operating expenses:
Sales and marketing	$1,233,851	$717,809	72%
Research and development	251,563	102,219	146%
Administration	3,412,367	6,050,236	-44%
Total operating expense	$4,897,781	$6,870,264	-29%

Overall operating expenses were lower by 29% in 2021 offsetting some of the increased costs previously discussed. A 72% increase in sales and marketing costs was more than offset by a 44% decrease in overall administration costs. This decrease was partially due to the recording of our former Chief Executive Officer’s separation agreement during the same period in 2020 and other overall reductions in cost as part of the restructuring of the business. Additionally, certain costs to support the organization as it operated at that time were eliminated as an offset to the increases in operations staff as described previously.

Loss From Operations

The losses from operations for the years ended December 31, 2021 and 2020 were $7,456,951 and $6,634,428, respectively. The increase in losses from operations during the year was the result of mostly flat revenues, higher cost of sales related to the recent organizational changes and certain cost overruns on the initial deployment of some newly developed systems. The combination of these resulted in negative gross margin for the year, partially offset by lower total operating expenses. The Company previously expected to achieve profitability in the fourth quarter through improvements in gross margin from higher revenues and lower operating costs although the Company did not achieve breakeven as the result of unanticipated additional costs for implementations for certain new complex technologies being installed for the first time. Due to contract and manufacturing delays earlier in 2021, implementation was delayed until late in the year and took place in locations with harsh weather conditions requiring additional staffing. The Company is expecting improvements in operating margins in 2022 although it does not expect to breakeven on an operating basis until 2023 or thereafter depending upon the impacts of supply chain and inflation.

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Interest Expense

Interest expense for the years ended December 31, 2021 and 2020 was $20,268 and $150,137, respectively. The reduction in interest expense was primarily due to the Company’s equity financing actions in 2020 reducing or eliminating debt. This was partially offset by interest earned from substantial additional capital held in reserve (see Other Income).

Other Income

Other income for the years ended December 31, 2021 and 2020 was $1,468,318 and $37,130, respectively. The increase is mainly due to the PPP loan forgiveness recorded in the first quarter of 2021.

Net Loss

The net loss for the years ended December 31, 2021 and 2020 was $6,008,901 and $6,747,435, respectively. The decrease in net loss is primarily attributable to the effect of the PPP loan forgiveness offset by the increases in project expenses as previously described. Net loss per common share was $1.63 and $2.03 for the years ended December 31, 2021 and 2020, respectively.

Liquidity and Capital Resources

As of December 31, 2021, the Company has a cash balance of $893,720.

The following table sets forth the major components of our statements of cash flows data for the years ended December 31, 2021 and 2020:

	For the Years Ended
	December 31,
	2021	2020

Net cash used in operating activities	$(6,579,378)	$(4,231,439)
Net cash used in investing activities	(552,940)	(287,331)
Net cash provided in financing activities	4,056,938	8,431,621
Net increase (decrease) in cash	$(3,075,380)	$3,912,851

Net cash used in operating activities for the years ended December 31, 2021 and 2020 was $6,579,378 and $4,231,439, respectively. The increase in net cash used in operations for the year ended December 31, 2021 was the result of higher expenditures related to current projects as previously discussed as well as expenditures related to future project execution in anticipation of new projects starting in the fourth quarter of 2021. In addition, there were several changes in assets and liabilities that increased the use of cash in operations, including charges related to the new building that the Company now occupies including a $600,000 security deposit. Notable changes included an increase in deferred revenue as the result of an increase in pre-paid service contracts offset by decreases in contract liabilities. Additionally, $1,410,270 in funding from the CARES Act PPP loan program plus deferred interest was forgiven. The Company accrued interest in the amount of $648 during 2021 and $10,577 during 2020. The effects of other changes were largely neutral.

Net cash used in investing activities for the years ended December 31, 2021 and 2020 was $552,940 and $287,331, respectively. The Company continues to invest in computing and lab equipment as reflected in the increase in 2021.

Net cash provided in financing activities for the years ended December 31, 2021 and 2020 was $4,056,938 and $8,431,621, respectively. Cash flows provided by financing activities during 2021 were primarily attributable to proceeds from the issuance of preferred stock to two shareholders in the amount of $4,500,000.

Off Balance Sheet Arrangements

We have no-off balance sheet contractual arrangements, as that term is defined in Item 303(a)(4) of Regulation S-K.

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Critical Accounting Policies and Estimates

Revenue Recognition and Contract Accounting

The Company generates revenue from four sources: (1) Technology Systems; (2) AI Technology which is included in the consolidated statements of operations line-item Technology systems; (3) Technical Support; and (4) Consulting Services which is included in the consolidated statements of operations line-item Services and consulting.

Technology Systems

The Company constructs intelligent technology systems consisting of materials and labor under customer contracts. Revenues and related costs on technology systems revenue are recognized based on ASC 606-10-25-27, where control of a good or service transfers over time if the entity’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date including a profit margin or reasonable return on capital. Control is deemed to pass to the customer instantaneously as the goods are manufactured and revenue is recognized accordingly.

In addition, the Company has adopted ASC 606-10-55-21 such that if the cost incurred is not proportionate to the progress in satisfying the performance obligation, we adjust the input method to recognize revenue only to the extent of the cost incurred. Therefore, the Company will recognize revenue at an equal amount to the cost of the goods to satisfy the performance obligation.

Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred. Costs include direct material, direct labor, subcontract labor and other allocable direct costs. All un-allocable indirect costs and corporate general and administrative costs are also charged to the periods as incurred. Any recognized revenues that have not been billed to a customer are recorded as an asset in “contract assets”. Any billings of customers more than recognized revenues are recorded as a liability in “contract liabilities”. However, in the event a loss on a contract is foreseen, the Company will recognize the loss when such loss is determined.

A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications or has been accepted by the customer.

The Company has contracts in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. Cost estimates are reviewed periodically on a contract-by-contract basis throughout the life of the contract such that adjustments to the profit resulting from revisions are made cumulative to the date of the revision. Significant management judgments and estimates, including the estimated costs to complete projects, must be made and used in connection with the revenue recognized in the accounting period. Current estimates may be revised as additional information becomes available.

Artificial Intelligence

The Company has revenue from applications that incorporate artificial intelligence (AI) in the form of predetermined algorithms which provide important operating information to the users of our systems. The revenue generated from these applications of AI consists of a fixed fee related to the design, development, testing and incorporation of new algorithms into the system, which is recognized as revenue at a point in time upon acceptance, as well as an annual application maintenance fee, which revenue is recognized ratably over the contracted maintenance term.

Technical Support

Maintenance and technical support services are provided on both an as-needed and extended-term basis and may include providing both parts and labor. Maintenance and technical support provided outside of a maintenance contract are on an as-requested basis, and revenue is recognized over time as the services are provided. Revenue for maintenance and technical support provided on an extended-term basis is recognized over time ratably over the term of the contract.

For sales arrangements that do not involve multiple performance obligations such as professional services, which are of short-term duration, revenues are recognized when services are completed.

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Consulting Services

The Company’s consulting services business generates revenues under contracts with customers from three sources: (1) Professional Services (consulting and auditing); (2) Software licensing with optional hardware sales; and (3) Customer Service (training and maintenance support).

(1)	Revenues for professional services, which are of short-term duration, are recognized when services are completed;
(2)	For all periods reflected in the financial statements included in this prospectus, software license sales have been one-time sales of a perpetual license to use our software product and the customer also has the option to purchase third-party manufactured handheld devices from us if they purchase our software license. Accordingly, the revenue is recognized at a point in time upon delivery of the software and delivery of the hardware, as applicable, to the customer;
(3)	Training sales are one-time upfront short-term training sessions and are recognized at a point in time after the service has been performed; and
(4)	Maintenance/support is an optional product sold to our software license customers under one-year contracts. Accordingly, maintenance payments received upfront are deferred and recognized over time ratably over the contract term.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining the collections on the account, historical trends are evaluated, and specific customer issues are reviewed to arrive at appropriate allowances. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers.

Share-Based Compensation

The Company accounts for employee and non-employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options, restricted stock units, and employee stock purchases based on estimated fair values.

Determining Fair Value Under ASC 718-10

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding a number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

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Long-Lived Assets

The Company evaluates the recoverability of its property, equipment, and other long-lived assets in accordance with FASB ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets”, which requires recognition of impairment of long-lived assets in the event the net book value of such assets exceed the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. This guidance requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying audited consolidated financial statements include the allowance on accounts receivable, valuation of deferred tax assets, valuation of intangible and other long-lived assets, estimates of net contract revenues and the total estimated costs to determine progress towards contract completion, valuation of inventory, estimates of the valuation of right of use assets and corresponding lease liabilities, valuation of warrants issued with debt, and valuation of stock-based awards. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

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BUSINESS

Our Corporate History

Information Systems Associates, Inc. (“ISA”) was incorporated in Florida on May 31, 1994. Our original business operations consisted of consulting services for asset management of large corporate data centers and the development and licensing of information technology (“IT”) asset management software. In late 2014, ISA entered negotiations with Duos Technologies, Inc. (“duostech™”) for the purposes of executing a merger between the two organizations (also known as a “reverse triangular merger”). Incorporated under the laws of Florida on November 30, 1990, duostech™ operated in various industry segments, specializing in the design, development and deployment of proprietary technology applications and turn-key engineered systems. This transaction was completed on April 1, 2015, whereby duostech™ became a wholly owned subsidiary of ISA. After the merger was completed, ISA changed its corporate name to Duos Technologies Group, Inc. (together with its subsidiaries, “Duos,” “we,” “us” or the “Company”). The Company, based in Jacksonville, Florida, oversees its wholly owned subsidiary, duostech™ which employs approximately 77 people and is a technology company which designs, develops, deploys and operates intelligent technology solutions with a focus on software applications and AI. We believe we have a strong portfolio of intellectual property. The Company’s headquarters are located at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256 and main telephone number is (904) 296-2807.

Overview

The Company, operating under its brand name duostech, designs, develops, deploys and operates intelligent technology solutions for inspecting and evaluating moving objects. Its technology focus is within the Vision Technology market sector and, more specifically, the Machine Vision subsector. Machine Vision companies provide imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets. Duos has developed key technologies over the past several years in software, industry specific hardware and artificial intelligence and has demonstrated industrial strength usability of its systems supporting rail, logistics and intermodal businesses that streamline operations, improve safety and reduce costs. Our employee team include engineering subject matter expertise in hardware, software, and information technology as well as industry specific applications of artificial intelligence also referred to as Expert Artificial Intelligence.

Duos is currently developing industry solutions for its target markets which will address rail, trucking, aviation and other vehicle-based processes. Duos’ initial offering, the Railcar Inspection Portal (RIP), provides both freight and transit railroad customers and select government agencies the ability to conduct fully automated railcar inspections of trains while they are moving at full speed. The RIP utilizes a variety of sophisticated optical, laser and speed sensors to scan each passing railcar to create a high-resolution image-set of the top, sides and undercarriage. These images are then processed with our edge data center using AI algorithms to identify safety and security defects on each railcar. The algorithms are developed in conjunction with industrial application experts, in this case Railcar Mechanical Engineers, to provide specific guidance in the analysis (“human in the loop”). Within minutes of the railcar passing through the RIP, a detailed report is sent to the customer where they are able to action identified issues. This solution has the potential to transform the railroad industry by increasing safety, improving efficiency and reducing costs. The Company has already deployed this system with several Class 1 railroads and anticipates an increased demand from transit and other railroad customers along with selected government agencies that operate and/or manage rail traffic. The Company has deployed RIPs in Canada, Mexico and the United States and anticipates expanding this solution into Europe and Australia in coming years.

The Company has also developed the Automated Logistics Information System (ALIS) which automates gatehouse operations where transport trucks enter and exit large logistics and intermodal facilities. This solution incorporates a similar set of sensors, data processing and artificial intelligence to streamline the customer’s logistics transactions and tracking and can also automate the security and safety inspection if called for. The Company has already deployed this system with one large North American retailer and anticipates increased demand from other large retailers, railroad intermodal operators and select government agencies that manage logistics and border crossing points. The Company is evaluating other solutions for moving vehicles including aircraft, which could provide similar benefits in terms of safety and efficiency for required inspections as part of an operations process.

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We have developed two proprietary solutions that operate our software and artificial intelligence. centraco® is an Enterprise Information Management Software platform that consolidates data and events from multiple sources into a unified and distributive user interface. Customized to the end user’s Concept of Operations (CONOPS), it provides improved situational awareness and data visualization for operational objectives compared to traditional manual inspections. truevue360™ is our fully integrated platform that we utilize to develop and deploy AI algorithms, including Machine Learning, Computer Vision, Object Detection and Deep Neural Network-based processing for real-time applications. As an adjunct to these two platforms, the Company also has developed two other concepts which integrate with:

1.	Bespoke hardware that is used to enhance the results achieved by the installed systems including certain enhanced vision and lighting technology to improve image capture and speed normalization to provide consistent image quality which is critical for artificial intelligence algorithms to operate with a high level of accuracy.

2.	Integrated specific application expertise necessary to increase the level of precision in terms of anomaly detection resulting in lower levels of “false positives” in any specific detection situation.

These two concepts have been developed and enhanced beginning in June 2021 and are expected to open up other opportunities for the Company to provide revenue producing products and solutions with potentially high market acceptance.

In September 2021, the Company ended support of its IT Asset Management (ITAM) solution which cataloged results for data center asset inventory and audit services. We are currently evaluating using our current operations experience within “edge data centers” (as deployed for our Railcar Inspection Portal) to drive additional revenues within other markets requiring this type of solution although no specific offering has been developed at this time.

duostech®

Over the past 10 years, the Company has developed a series of industry specific technologies some of which are described below.

Railcar Inspection Portal (rip®)

Federal regulations require each railcar/train to be inspected for mechanical defects prior to leaving a rail yard. Founded in 1934, the Association of American Railroads (AAR) is responsible for setting the standards for the safety and productivity of the U.S./North American freight rail industry, and by extension, has established the inspection parameters for the rail industry’s rolling stock. Also known as the “Why Made” codes, the AAR established approximately 110 inspection points under its guidelines for mechanical inspections.

Under current practice, inspections are conducted manually, a very labor intensive and inefficient process that only covers a select number of inspection points and can take several hours per train. We believe our Railcar Inspection Portal has the potential to reduce this inspection to minutes while the train is moving at speed improving safety, reducing dwell time and optimizing maintenance.

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Our system combines high-definition image and data capture technologies with our AI-based analytics applications that are typically installed on active tracks located between two rail yards. We inspect railcars traveling through our inspection portal at speeds of up to 70 mph and report mechanical anomalies detected by our system to the inbound train yard, well ahead of the train entering the yard.

Currently, three Class 1 railroads are using our rip® technology with one of those railroads broadly deploying the technology across its network. The ultimate objective is to change inspection regulations that would allow replacement of the current manual inspection (in the yard) with our fully automated process.

The following examples of automated detections are the result of the combination of our image capture technologies. Some of these mechanical defects, if unattended, could cause a derailment. Other examples of our AI-based detection applications include inspections at rail border crossings in support of the Customs and Border Protection Agency.

The Company continues to expand its detection capabilities through the development and integration of additional sensor technologies to include laser, infrared, thermal, sound and x-ray to process AI-based analytics of inspection points.

Vehicle Undercarriage Examiner (vue®)

A system that inspects the undercarriage of railcars (both freight and transit rail) traveling at speeds of up to 70 mph. We are currently developing an expanded version for higher speeds with additional sensor technologies. We are developing additional algorithms for an increasing number of automated detection of anomalies, which we believe once completed and successfully tested, may have a significant impact on our revenues.

Thermal Undercarriage Examiner (t-vue™)

The Company has developed and deployed a new thermal undercarriage examiner. The system uses high-speed thermal imaging technology to inspect the thermal signature of undercarriage components. Thermal monitoring of component heat signatures while underway will provide indications of the overall operating health of the railcars that are not possible to observe during static yard inspections.

Enterprise Command and Control Suite (centraco®)

This intelligent user interface is at the core of all our systems and enables end users to connect to an unlimited number of operational sites from one central interface, the centraco® Enterprise Command and Control Suite. A multi-layered command and control interface, it is designed to function as the central point and aggregator for information consolidation, connectivity and communications. The platform is browser based and agnostic to the interconnected sub-systems. It provides full integration for seamless user credentialing and performs the following major functions:

•	Collection: Device management independently collects data from any number of disparate devices or sub-systems.
•	Analysis: Correlates and analyzes data, events and alarms to identify real-time situations and their priorities for response measures and end-user’s Concept of Operations (“CONOPS”).
•	Verification: The contextual layer represents relevant information in a quick and easily interpreted format which provides operators optimal situational awareness.
•	Resolution: Event-specific presentation of user-defined Standard Operating Procedures (“SOPs”), that includes step-by-step instructions on how to resolve situations.
•	Reporting: Tracking of data and events for statistical, pattern and/or forensic analysis. Features include mathematical, statistical and comparative data reporting as well as interoperability with third-party databases. Reports are customized to the end user’s data formats and infrastructure.
•	Auditing: Device-level drill down that records each operator’s login interaction with the system and tracks manual changes including calculations of operator alertness and reaction time for each event.
•	AutoCheck: The system pings each device connected to its wide area network and performs periodic functionality audits. A variable alert feature sends out error messages to an unlimited number of user-definable stakeholders in case any device does not perform to specifications.

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Automated Logistics Information Systems (alis™)

We have developed and deployed a proprietary intelligent system to automate security gate operations at nine distribution centers owned and operated by a national retail chain. Using similar technology that is used in our Rail Inspection Portal, this solution automates the process of entering and exiting a large logistics or intermodal yard. This automates the logistics transaction, improves throughput and can also be used to automate security and maintenance screening/detection if desired by the customer.

Markets

We believe the opportunity for our Rail Inspection Portal business is substantial and our number one priority at this time. We are currently providing this solution to three of seven Class 1 railroad operators with 10 systems already deployed. Because of our early leadership position, we have been able to accumulate experience and intellectual property that we believe would be time-consuming and expensive for a new competitor to replicate. Furthermore, we believe we have the ability to upgrade and scale our solutions with additional technologies in the future. We believe that the current market for our technologies is substantial. At the same time, we recognize that the technology life cycle is fast and evolving. Potential competitors could move into this sector, and it is possible that some Class 1 railroads could develop their own solutions that limit our total addressable market.

Another market we are pursuing as our second priority is using our Automated Logistics and Information Systems solution (alis™). Potential customers include commercial retail logistics and intermodal operators, Class 1 rail intermodal operators that are moving large amounts of automobiles, and U.S. Government agencies such as the Department of Defense and the Department of Homeland Security. Today, we currently have 20 production systems in use, but we believe the greenfield opportunity here to be substantial. We have identified over 900 lanes of traffic within nearly 300 facilities as potential business opportunities in the near term.

Currently, we are focused on the North American market, but plan to expand globally in the future.

Patents and Trademarks

The Company holds a number of patents and trademarks for our technology solutions. We protect our intellectual property rights by relying on federal, state, and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality and invention assignment agreements with all of our employees and contractors, and confidentiality agreements with third parties. We also actively engage in monitoring activities with respect to infringing uses of our intellectual property by third parties.

Specific Areas of Competition

One of our primary commercial goals is to develop innovative technology solutions and target potential “greenfield” market spaces in order to maximize our business footprint and give us the ability to help define the market parameters for the future.

With regards to our Railcar Inspection Portal (RIP), we believe that we are the most advanced technology currently focused on 360-degree inspections of railcars and have limited direct competition domestically or globally.  There are several companies that do provide visual and optical (laser) based imaging systems, but they are specifically designed to focus on a single aspect of a railcar whereas our latest RIP will identify 50+ inspection points on each car.  This is not to be confused with track inspection technologies, where we do not compete. We are not aware of any other company that creates images of the entire car from multiple perspectives and with many different inspection points.  Other companies that participate in the visual and optical (laser) based railcar inspection systems market include Trimble Rail Solutions/Beena Vision and KLD Labs, both primarily focused on wheel and brake inspections and the Class 1 railroads themselves developing “in-house” solutions.

Our Automated Logistics Information System (ALIS) also represents an opportunity to expand into a mature market that we believe has a significant technology gap.  While most facilities, such as distribution centers, that process commercial trucks in and out have sophisticated software management applications for logistics control, they have most often not implemented an advanced gatehouse automation solution.  Historically, this category was referred to as “Automated Gate Systems” or AGS.  The purpose of AGS technology is to streamline entry into and exit out of facilities.  The marketplace for this was mostly seaports and intermodal transfer facilities and was relatively expensive technology to deploy.  We identified a market gap with regards to distribution facilities that all currently utilize manual processes and heavy staffing to accomplish commercial truck entry and exit. The barrier to entry for distribution centers was predominately “cost”, as well as the requirement for a different set of logistics management software and tools.  The current competition includes Nascent with a primary focus on seaports and intermodal transfer facilities.

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Our Growth Strategy

Vision

The Company designs, develops, deploys and operates intelligent technology solutions for inspecting and evaluating moving objects. Its technology focus is within the Machine Vision market which offers imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets.

Objectives

•	Improve our operational and technical execution, customer satisfaction and implementation speed.
•	Expand Rail Inspection Portal and Automated Logistics Information System with current and future customers in Rail, Logistics and U.S. Government sectors.
•	Offer both CAPEX and OPEX pricing models that seek to increase recurring revenue and improve profitability.
•	Form strategic partnerships that improve market access and credibility.
•	Improve policy, processes, and toolsets to become a viable platform for internal growth and for mergers and acquisitions.
•	Thoughtfully execute mergers and acquisitions once the business is more mature and profitable to expand offerings and/or capabilities.
•	Promote a performance-based work force where employees enjoy their work and are incentivized to excel and innovate.

Organic Growth

Our organic growth strategy is to continue our focus and prioritization in the rail, logistics and intermodal market space. In this regard, the Company has made significant changes in the senior management team over the last several years. In September 2020, the Company appointed Charles P. Ferry as its Chief Executive Officer. Mr. Ferry has significant experience successfully leading start-up and turn-around companies. In July 2021, Craig Nixon, a retired Army officer with 29 years’ service and extensive commercial engagements with a number of technology focused Fortune 500 companies was appointed to the Board of Directors. In January 2022, we promoted Jeffrey Necciai to Chief Technology Officer to lead the Company’s technology development strategy.

The new leadership team’s focus is to improve operational and technical execution which will in turn enable the commercial side of the business to expand RIP and ALIS delivery to existing customers. Even though the COVID-19 pandemic is expected to still be an issue during 2022, the Company’s primary customers have indicated readiness to order more equipment and services based upon the Company’s current performance. Additionally, the current effects of supply chain disruption and inflation are manifesting themselves through higher input pricing and some delays on being able to complete installations. The Company continues to assess the situation and put measures in place to pre-order equipment pending order confirmation and (in some cases) adjust pricing accordingly, although this is not assured and could result in lower margins in some cases.

Additionally, the CEO has directed that the Company make engineering and software upgrades to the RIP to meet anticipated Federal Railroad Association (FRA) and Association of American Railroad (AAR) standards. Similar upgrades are also being developed to improve the ALIS system.

Manufacturing and Assembly

The Company designs and develops technology solutions using a combination of in-house fabrication, commercial off-the-shelf technology, and outsourced manufacturing. On-site installations are performed using a combination of in-house project managers and engineers and using third-party subcontractors as needed. Throughout the process of design, develop, deploy and operate, the Company maintains responsibility for all aspects. Our internal manufacturing operations consist primarily of materials procurement, assembly, testing and quality control by our engineers. If not manufactured internally, we use third-party manufacturing partners to produce our hardware related components and hardware products and we most often complete final assembly, testing and quality control processes for these components and products. Our manufacturing processes are based on standardization of components across product types, centralization of assembly and distribution centers, and a “build-to-order” methodology in which products generally are built only after customers have placed firm orders. For most of our hardware products, we have existing alternate sources of supply.

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For 2022 and possibly beyond, we expect to face significant challenges with macro-economic impacts, specifically inflation and supply chain disruption. Although these started to be identified in late 2021, we believe they are manifesting themselves in ways that could hinder our business growth in the future. Specifically, the ability to source key components and certain implementation services will dictate just how quickly the Company can meet desired installation deadlines. In the industries in which we operate, the time from concept to contract can be substantial. Although we are now adapting to these challenges, previous bids that have been submitted could be challenging to execute within the financial framework and execution times originally envisaged. We continue to have dialogue with our customers regarding potential price increases and implementation delays, but we may suffer some economic impacts as a result of this. Revenue recognition could be delayed as a result of these factors and profitability could be impacted due to higher costs for materials and other services. The Company will continue to monitor the situation and update shareholders as the situation unfolds.

Research and Development

The Company’s R&D and software development teams design and develop all systems and software applications with a combination of full-time in-house software engineers and outside contractors. Internal development allows us to maintain technical control over the design and development of our products. Rapid technological advances in hardware and software development, evolving standards in computer hardware and software technology, and changing customer requirements characterize the markets in which we compete. We plan to continue to dedicate significant resources to research and development efforts, including software development, to maintain and improve our current product and services offerings.

Government Regulations

The Company has worked with various agencies of the federal government for more than 10-years including the Department of Homeland Security (“DHS”). When our solutions have been deployed into these agencies, they meet specific requirements for certification, safety and security that are stipulated in requirements and contract documents. The Company is currently competing for other government-related work and strictly follows the rules and regulations outlined in the Federal Acquisition Regulations.

The Company’s primary customers are all governed by regulations related to the safe and effective transportation of goods, primarily by rail, but in future scenarios by Air, Road and Sea. While changes in the regulatory environment could impact the Company in future years, we review potential changes in the regulatory environment and maintain contact with key personnel at certain agencies including the Federal Railroad Administration (FRA), Transportation Safety Agency (TSA) as well as the DHS previously mentioned. We expect to develop similar relationships with governmental agencies in target markets both in the US and internationally. At this time, we believe our offerings are complementary with the current and evolving standards and that we will adapt to any new regulations as they are promulgated.

Employees

We have a current staff of 77 employees of which 70 are full-time, the majority of which work in the Jacksonville area, none of which are subject to a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Properties

On July 26, 2021, as amended on November 24, 2021, the Company entered into a new operating lease agreement for office and warehouse combination space of 40,000 square feet with the lease commencing on December 1, 2021 and ending June 30, 2032 This additional space allows for resource growth and engineering efforts for operations before deploying to the field. The rent for the first twelve months of the term will be calculated as rentable base space on 30,000 square feet. The rent is subject to an annual escalation of 2.5%, beginning December 1, 2022. The Company made a security deposit payment in the amount of $600,000 on July 26, 2021. The Company has applied the FASB issued ASU No. 2016-02 Leases (Topic 842) (“ASU 2016-02”) in the fourth quarter of 2021.

The Company now has a total of office and warehouse space of 40,000 square feet.

Rental expense for the office lease during 2021 and 2020 was $414,085 and $279,975, respectively.

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Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or our Company’s or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following is a list of our executive officers and directors. All directors serve one-year terms or until their successors are duly qualified and elected or his earlier resignation, removal or disqualification. The officers of the Company are elected by our Board of Directors.

Name	Age	Position
Charles P. Ferry	56	Chief Executive Officer, Director
Andrew W. Murphy	39	Chief Financial Officer
Connie L. Weeks	64	Chief Accounting Officer
Kenneth Ehrman(1)	51	Chairman
Ned Mavrommatis(2)	51	Director
James Craig Nixon (3)	62	Director

———————

(1)	Chairman of our Board of Directors, member of the Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee.
(2)	Chairman of the Audit Committee, member of the Compensation Committee.
(3)	Chairman of the Compensation Committee, member of the Corporate Governance and Nominating Committee.

Charles P. Ferry, Chief Executive Officer, Director

Mr. Ferry was appointed Chief Executive Officer, effective September 1, 2020. Mr. Ferry was then elected as a member of our Board of Directors on November 19, 2020 by our shareholders. Mr. Ferry combines over three years of experience in the energy industry and seven years in the defense contracting industry following 26 years of active-duty service in the United States Army. Previously, Mr. Ferry had been involved in two companies in the defense industry holding positions including Director, Business Development and Operations, Vice President of Operations, and General Manager. From 2018 through 2020, Mr. Ferry was the Chief Executive Officer for APR Energy, a global fast-track power company. Prior to this, Mr. Ferry was the President and Chief Operating Officer of APR Energy from 2016 to 2018. From 2014 to 2016, Mr. Ferry was the General Manager for ARMA Global Corporation, a wholly owned subsidiary of General Dynamics, a defense contracting company that delivered Information Technology engineering, services, and logistics. Mr. Ferry was the Vice President of ARMA Global Corporation from 2010 to 2014 before being acquired by General Dynamics. From 2009 to 2010, Mr. Ferry was the Director, Business Development and Operations at Lockheed-Martin. His leadership assignments in the U.S. Army include: Director, NORAD-NORTHCOM Current Operations, Infantry Battalion Task Force Commander, Joint Special Operations Task Force Commander, Regimental and Battalion Operations Officer, and Airborne Rifle Company Commander. His military leadership assignments include 48 months of combat in Somalia, Afghanistan and Iraq.

Mr. Ferry has an undergraduate degree from Brigham Young University.

Our Board of Directors believes Mr. Ferry brings significant commercial and operational experience to the Company and has shown demonstrable leadership skills as both a Military officer with a distinguished service record and in leading companies to profitable growth.

Andrew W. Murphy, Chief Financial Officer

On November 14, 2022, the Company announced the retirement of Adrian Goldfarb as Chief Financial Officer effective November 15, 2022. Mr. Goldfarb will remain as a strategic advisor to the Company, reporting to Charles Ferry, our Chief Executive Officer.

The Company also announced the appointment of Andrew W. Murphy as the new Chief Financial Officer effective November 15, 2022.  Mr. Murphy has served as Vice President, FP&A of the Company since November 2020, in which position he initially served on the commercial team to support new project bids while also further building out the Company’s corporate finance strategy.

Mr. Murphy, age 39, has over 16 years of progressive business experience in accounting and finance including nearly five years of public company experience for a London Stock Exchange-based company. He joined Duos Technologies, Inc. in 2020 where he served on the Commercial team to support new project bids while also building out the Finance function. Prior to joining Duos, from 2011 to 2020 Mr. Murphy held progressive senior Finance roles within APR Energy, a global fast-track power and asset management company formerly listed on the London Stock Exchange (LSE). In these roles Mr. Murphy oversaw the pricing & risk management efforts for more than $800 million in new business and asset transactions across the globe. Additionally, he was also responsible for managing the FP&A function as well as supporting M&A activity and the investor relations function during APR Energy’s time on the LSE. Prior to his time with APR, Mr. Murphy served in corporate accounting roles within a Fortune 500 company as well as time working in public accounting with a focus on tax and business services.

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Mr. Murphy graduated from Jacksonville University “cum laude” with a business degree in Accounting and later received his Master’s degree in Business Administration with a focus in Finance.

There are no family relationships between Mr. Murphy and any director or executive officer of the Company or its subsidiaries.  Mr. Murphy's annual salary is $212,000.  He is not a party to any employment agreement or other compensatory arrangement with the Company other than his eligibility for participation in such employee benefits as are provided by the Company to all employees.  There also are no transactions to which the Company is or was a participant in which Mr. Murphy has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Connie L. Weeks, Chief Accounting Officer

Ms. Weeks has been a key member of the Company for 35 years and now serves as Chief Accounting Officer with responsibility for all aspects of financial reporting, internal controls, and cash management.

Ms. Weeks has over 40 years of operational accounting experience and is responsible for overseeing and managing the day-to-day accounting and financial reporting, internal controls, and cash management. She has been a key member of the Duos team progressing from an assistant to the staff accountant and subsequently being promoted to roles with increasingly more responsibility including serving as Vice President of Finance and Corporate Controller. In 2015, when the Company became public, Ms. Weeks continued to serve as VP of Finance, overseeing the audit process and interfacing with PCAOB auditors, managing the audit process. As the Company’s most senior female executive, Ms. Weeks is actively engaged with management and provides guidance on diversity matters and has also taken courses in Human Resources. Ms. Weeks attended Florida State College of Jacksonville where she majored in Accounting.

Kenneth Ehrman, Chairman

Mr. Ehrman joined our Board of Directors on January 31, 2019. He was elected as Chairman of the Board in November 2020 and is a member of the Audit, Compensation and Corporate Governance and Nominating Committees. He currently serves as an independent consultant to several high-technology companies in supply chain/logistics and transportation. Mr. Ehrman advises technology companies focused on solutions for these industries and joins the Company with a strong background in technology. As an innovator in intelligent machine-to-machine (“M2M”) wireless technology and industrial applications of the Internet of Things (“IoT”), Mr. Ehrman has been awarded more than 20 patents in wireless communications, mobile data, asset tracking, power management, cargo and impact sensing, and connected car technology. Mr. Ehrman previously served as Chief Executive Officer of I.D. Systems, Inc. (“IDS”), a company he founded in 1993 as a Stanford University engineering student, pioneering the commercial use of radio frequency identification (“RFID”) technology for industrial asset management. Under Mr. Ehrman’s leadership, IDS began trading on the Nasdaq in 1999 and was named one of North America’s fastest growing technology companies by Deloitte in 2005, 2006, and 2012. During his tenure at IDS, Mr. Ehrman received multiple awards, including Deloitte Entrepreneur of the Year and Ground Support Worldwide Engineer/Innovator Leader. Mr. Ehrman resigned from I.D. Systems in November 2016. He also served on the Board of Directors of Financial Services, Inc. from 2012 to 2016 before it was successfully sold to a large financial software company.

Our Board of Directors believes that Mr. Ehrman’s management experience, engineering expertise and long history and familiarity with industries the Company currently operates in, makes him ideally qualified to help lead the Company towards continued growth.

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Ned Mavrommatis, Director

Mr. Mavrommatis joined our Board of Directors on August 13, 2018 and serves as Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Mavrommatis has served as Chief Financial Officer of PowerFleet, Inc. ("PowerFleet") since October 2019. PowerFleet is a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial trucks, tractor trailers, containers, cargo, and vehicles and truck fleets. From August 1999 until October 2019, he served as Chief Financial Officer of IDS. Mr. Mavrommatis serves on the Board of PowerFleets' wholly owned subsidiary PowerFleet Israel and is also the Managing Director of PowerFleets’ wholly owned subsidiaries, PowerFleet GmbH and PowerFleet Systems Ltd.

Mr. Mavrommatis received a Master of Business Administration in finance from New York University’s Leonard Stern School of Business and a Bachelor of Business Administration in accounting from Bernard M. Baruch College, The City University of New York. Mr. Mavrommatis is also a Certified Public Accountant.

Our Board of Directors believes that Mr. Mavrommatis’ management experience, accounting expertise and long history and familiarity with industries the Company currently operates in, makes him ideally qualified to help lead the Company towards continued growth.

James Craig Nixon, Director

Mr. Nixon joined our Board of Directors on July 15, 2021 and serves as Chairman of the Compensation Committee and a member of the Corporate Governance and Nominating Committees. Brigadier General Craig Nixon (Ret.) is a combat decorated, special operations soldier. Over a 29-year Army career, Brigadier General Nixon served in a wide range of assignments including seven tours in special operations units including assignments as the Commander, 75th Ranger Regiment and Director of Operations for Joint Special Operations Command (JSOC) and US Special Operations Command. He is a combat decorated soldier whose awards include the Distinguished Service Medal, Silver Star, three Bronze Stars, and the Purple Heart.

After retiring from the Army in 2011, he was an original Partner at McChrystal Group, helped create a highly successful leadership consulting company and led their engagements with a number of technology focused Fortune 500 companies. In 2013 he became the Chief Executive Officer of ACADEMI and over three years through a combination of organic growth and acquisitions built Constellis Group, a global leader in security and training with over 10,000 employees in 30 countries. During his tenure Constellis tripled in revenue to over $1 billion annually and saw a fivefold increase in EBITDA. Mr. Nixon is founder and Chief Executive Officer of Nixon Six Solutions from January 2016 until present, a consulting firm focusing on growth and market entry strategy, leadership, and mergers & acquisitions. He is on a number of government and technology boards and is also a frequent speaker on geopolitics, leadership, and veterans’ challenges.

Brigadier General Nixon is a graduate of Auburn University and has earned master’s degrees from the Command and Staff College and the Air War College. He is a decorated retired General Officer, successful entrepreneur, and passionate supporter of veteran non-profit organizations. He was selected for the Ranger Hall of Fame and Auburn University at Montgomery Top Fifty Alumni in 2017.

Our Board of Directors believes that Mr. Nixon’s extensive military and management experience and familiarity with technology industries make him ideally suited to help lead the Company towards excellence in operations and strategic planning.

Key Employees

Jeff Necciai, Chief Technology Officer, Operating Subsidiary Duos Technologies, Inc.

Mr. Necciai brings over 25 years of experience in designing, developing, and delivering value-driven technology solutions across a wide range of industries to Duos. Prior to joining Duos in January 2021, Jeff served as the Chief Technology Officer of NASCENT Technology, where he cultivated and led high-performing cross-functional product teams to develop and deliver comprehensive gate automation solutions to rail and maritime terminal customers. Jeff was responsible for the solution design and software architecture for many of the company's innovations, including an advanced OCR and imaging solution, proprietary point-to-point VoIP technology, an automated work queue management system, a line of integrated "smart" outdoor IP-based callboxes, and a comprehensive human-assisted security and surveillance platform. In 2001, Jeff co-founded and served as Lead Systems Architect for Solution Dynamics, which developed remote digital video surveillance products for institutional customers. Jeff is listed on several technology-based patents and has contributed articles for publications such as American Shipper, World Cargo News, and the Journal of Commerce. Jeff holds a Bachelor of Science Degree in Business Administration from Clarion University of Pennsylvania.

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Family Relationships

There are no family relationships among any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based solely on the Company’s review of the copies of such Forms and written representations from certain reporting persons, the Company believes that all filings required to be made by the Company’s Section 16 (a) reporting persons during the Company’s fiscal year ended December 31, 2021, were made on a timely basis.

Code of Ethics

The Company has adopted a Code of Ethics for adherence by its Chief Executive Officer and Chief Financial Officer, to ensure honest and ethical conduct, full, fair and proper disclosure of financial information in the Company’s periodic reports filed pursuant to the Securities Exchange Act of 1934, and compliance with applicable laws, rules, and regulations. Any person may obtain a copy of our Code of Ethics by mailing a request to the Company at the address appearing on the front page of this Annual Report on Form 10-K.

Board Composition and Director Independence

Our Board of Directors currently consists of four members: Mr. Kenneth Ehrman, Mr. Charles P. Ferry, Mr. Ned Mavrommatis, and Mr. James Craig Nixon. The directors will serve until our next annual meeting and until their successors are duly elected and qualified. The Company defines “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2).

In making the determination of whether a member of the board is independent, our board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Related Party Transactions”. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. Based on such review and its understanding of such relationships and transactions, our board affirmatively determined that Mr. Ehrman, Mr. Mavrommatis and Mr. Nixon are all qualified as independent and none of them have any material relationship with us that might interfere with his exercise of independent judgment.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee and a corporate governance and nominating committee. Each committee has its own charter, which is available on our website at www.duostech.com. Each of the board committees has the composition and responsibilities described below.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Mr. Mavrommatis and Mr. Nixon both of whom are independent directors within the meaning of the Nasdaq’s listing rules, are the Chairman of the Audit Committee and Compensation Committee, respectively. Each of the independent members of our Board of Directors also serves on one or more committees as previously disclosed.

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Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

Our board has determined that Mr. Mavrommatis is currently qualified as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. Mavrommatis serves as the Chairman of the Audit Committee.

Compensation Committee

The Committee’s compensation-related responsibilities include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;
•	reviewing, approving and recommending to our Board of Directors on an annual basis the evaluation process and compensation structure for our other executive officers;
•	determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by our Chief Executive Officer or our Board of Directors;
•	providing oversight of management’s decisions concerning the performance and compensation of other Company officers, employees, consultants and advisors;
•	reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our Board of Directors as needed, and exercising all the authority of our Board of Directors with respect to the administration of such plans;
•	reviewing and recommending to our Board of Directors the compensation of independent directors, including incentive and equity-based compensation; and
•	selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

Mr. Nixon serves as the Chairman of the Compensation Committee.

Corporate Governance and Nominating Committee

The responsibilities of the Corporate Governance and Nominating Committee include:

•	recommending to our Board of Directors nominees for election as directors at any meeting of shareholders and nominees to fill vacancies on the board;
•	considering candidates proposed by shareholders in accordance with the requirements in the Committee charter;
•	overseeing the administration of the Company’s Code of Ethics;
•	reviewing with the entire Board of Directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;
•	the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;
•	recommending to our Board of Directors on an annual basis the directors to be appointed to each committee of the Board of Directors;
•	overseeing an annual self-evaluation of our Board of Directors and its committees to determine whether it and its committees are functioning effectively; and
•	developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

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EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last two fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Options ($)		Other Comp. ($)		Total ($)

Charles P. Ferry,	2021	250,000	—		—		—		250,000
Chief Executive Officer (CEO)	2020	83,333	50,217	(1)	36,293	(2)	—		169,843

Adrian G. Goldfarb,	2021	205,250			—		2,500	(4)	207,750
Former Chief Financial Officer, Former Director (CFO)(3)	2020	197,750	849		45,632	(5)	7,500	(4)	251,731

Connie L. Weeks,	2021	150,000	—		—		—		150,000
Chief Accounting Officer	2020	150,000	6,667	(6)	45,632	(7)	—		202,299

———————

(1)	Represents $50,000 objectives bonus and $217 additional cash bonus.
(2)	Option compensation is the fair market value of 100,000 stock, 5-year options with a strike price of $4.18 and two-year vesting granted to Mr. Ferry as an incentive to join the Company.

For the Years Ended December 31,
	2021	2020
Risk free interest rate	—	0.18% - 0.26%
Expected term in years	—	2.50 – 3.50
Dividend yield	—	—
Volatility of common stock	—	68.00% - 86.24%
Estimated annual forfeitures	—	—

(3)	Mr. Goldfarb retired as Chief Financial Officer effective November 15, 2022.
(4)	Comprised of $2,500 annual car allowance in 2021 and $7,500 annual car allowance in 2020.
(5)	Represents the full expense for option grants to Mr. Goldfarb during 2020. During the second quarter of 2020, 160,152 incentive stock options previously issued to staff and Directors under the 2016 Equity Incentive Plan were cancelled. 310,290 new 5-year options were issued replacing those cancelled and the balance as new grants. The reissued options have a $6.00 strike price and the new options have a strike price of $4.74. Mr. Goldfarb was awarded both 18,929 re-issued options and 18,929 additional new options. Option compensation is the fair market value of 18,929 options re-issued to Mr. Goldfarb which were fully vested and the fair market value of the additional 18,929 options that were granted. See note 2 above for valuation methodology.
(6)	Represents bonus award for long service to the Company.
(7)	Represents the full expense for option grants to Ms. Weeks during 2020. During the second quarter of 2020, 160,152 incentive stock options previously issued to staff and Directors under the 2016 Equity Incentive Plan were cancelled. 310,290 new 5-year options were issued replacing those cancelled and the balance as new grants. The reissued options have a $6.00 strike price and the new options have a strike price of $4.74. Ms. Weeks was awarded both 18,929 re-issued options and 18,929 additional new options. Option compensation is the fair market value of 18,929 options re-issued to Ms. Weeks which were fully vested and the fair market value of the additional 18,929 options that were granted. See note 2 above for valuation methodology.

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Outstanding Equity Awards at December 31, 2021

Name	Number of shares underlying unexercised options exercisable	Equity Incentive Plan Awards; Number of shares underlying unexercised unearned options	Option exercise price	Option Expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested $	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested $
Charles P. Ferry	—	100,000	$4.18	08/31/2025	—	—	—	—
Adrian G. Goldfarb	18,929	—	$6.00	03/31/2025	—	—	—	—
Adrian G. Goldfarb	9,465	9,465	$4.74	03/31/2025	—	—	—	—
Connie L. Weeks	18,929	—	$6.00	03/31/2025	—	—	—	—
Connie L. Weeks	9,465	9,465	$4.74	03/31/2025	—	—	—	—

Employment Agreements

Charles P. Ferry

On September 1, 2020, the Company entered into an employment agreement (the “Ferry Employment Agreement”) with Charles P. Ferry pursuant to which Mr. Ferry serves as Chief Executive Officer of the Company. The Ferry Employment Agreement is for a term of one year (the “Initial Term”) and shall be automatically extended for additional terms of successive one-year periods (the “Additional Term”) unless the Company or Mr. Ferry gives at least 60 days written notice of non-renewal prior to the expiration of the Initial Term or an Additional Term. Mr. Ferry is to receive a base salary at an annual rate of $250,000. Mr. Ferry received a one-time cash incentive bonus in the amount of $50,217 in accordance with criteria determined by our Board of Directors and based on the review and recommendation of the Compensation Committee. Mr. Ferry is also eligible for an annual bonus in an amount up to $150,000 in accordance with criteria, including but not limited to, revenue targets, profitability and other key performance indicators. Additionally, Mr. Ferry received 100,000 options that are exercisable into 100,000 shares of our common stock at an exercise price of $4.18, of which 50% vested on September 1, 2021 and the balance which vested on September 1, 2022. The Ferry Employment Agreement can be terminated with or without cause at any time during the Initial Term or during an Additional Term. As a full-time employee of the Company, Mr. Ferry is eligible to participate in all of the Company’s benefit programs.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The Ferry Employment Agreement contains certain provisions for early termination, which may result in a severance payment equal to up to six months of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, nor do we provide for accelerated vesting upon a change in control.

Adrian G. Goldfarb

On April 1, 2018, the Company entered into an employment agreement (the “Goldfarb Employment Agreement”) with Adrian G. Goldfarb, pursuant to which Mr. Goldfarb served as Chief Financial Officer of the Company through November 15, 2022 and subsequently, assumed anew role as Strategic Advisor to the CEO. During 2020, Mr. Goldfarb was paid an annual salary of $197,750 and an annual car allowance of $7,500. In 2021, Mr. Goldfarb’s salary was increased to $207,750 and the car allowance cancelled. The Goldfarb Employment Agreement had an initial term through March 31, 2019, subject to renewal for successive one-year terms unless either party gives the other notice of that party’s election to not renew at least 60 days prior to the expiration of the then-current term. The Goldfarb Employment Agreement remains in effect through March 31, 2023. The Goldfarb Employment Agreement was approved by the Compensation Committee and it is anticipated that Mr. Goldfarb’s compensation terms will be revisited in the future by the Compensation Committee.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The Goldfarb Employment Agreement contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, nor do we provide for accelerated vesting upon change in control.

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Connie L. Weeks

On April 1, 2018, the Company entered into an employment agreement (the “Weeks Employment Agreement”) with Connie L. Weeks, pursuant to which Ms. Weeks serves as Chief Accounting Officer of the Company. During 2021, Ms. Weeks was paid an annual salary of $150,000. The Weeks Employment Agreement had an initial term that extended through March 31, 2019, subject to renewal for successive one-year terms unless either party gives notice of that party’s election to not renew to the other party at least 60 days prior to the expiration of the then-current term. The Weeks Employment Agreement remains in effect through March 31, 2023. The Weeks Employment Agreement was approved by the Compensation Committee, and it is anticipated that Ms. Weeks’s compensation terms will be revisited in the future by the Compensation Committee.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The Weeks Employment Agreement contains certain provisions for early termination, which may result in a severance payment equal to two years of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, nor do we provide for accelerated vesting upon a change in control.

Director Compensation

Starting in 2021, the Compensation Committee determined that directors will receive $40,000 for serving as a member of a committee and $10,000 for serving as Chairman of a committee. The $10,000 fee is also inclusive of any services rendered as a member of one or more committees. The board compensation will be paid 40% in cash and 60% in shares of restricted common stock or options to purchase shares of our common stock, as elected by the board member. Each board member may further elect to receive up to 100% of compensation in restricted stock.

The following table summarizes data concerning the compensation of our non-employee directors for the year ended December 31, 2021.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Ehrman (1)	17,500	32,500	0	0	0	0	50,000
Blair M. Fonda (2)	17,500	23,750	0	0	0	0	41,250
Edmond L. Harris (3)	17,500	32,500	0	0	0	0	50,000
Ned Mavrommatis (4)	17,500	32,500	0	0	0	0	50,000
James Craig Nixon (5)	0	22,917	0	0	0	0	22,917

———————

(1)	Kenneth Ehrman was appointed to the board in January 2019. Through November 19, 2020, he served as Chairman of the Compensation Committee and as of that date he was named Chairman of our Board of Directors. He serves as a member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.
(2)	Blair Fonda served as a Board Member and Chairman of the Audit Committee through June 30, 2021. He did not stand for re-election at the 2021 Annual Shareholders Meeting.
(3)	Edmond L. Harris was appointed to the board on November 19, 2020. Since his appointment, he served as Chairman of the Corporate Governance and Nominating Committee and member of the Audit Committee. Mr. Harris resigned from the Board of Directors effective November 28, 2022.
(4)	Ned Mavrommatis was appointed to the board on August 13, 2019. Through November 19, 2020, he served as Co-Chairman of the Audit Committee and since then he has been the sole Chairman of the Audit Committee and member of the Compensation Committee.
(5)	James Craig Nixon was appointed to the board on July 15, 2021. Since his appointment, he has served as Chairman of the Compensation Committee and a member of the Corporate Governance and Nominating Committee.
(6)	Reflects the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. In determining the grant date fair value of stock awards, the Company used the closing price of the Company’s common stock on the grant date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 8, 2022, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known to us to own of record or beneficially five percent or more of our common stock,
•	each of our named executive officers,
•	each of our directors, and
•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power of that security, including convertible securities, warrants and options that are convertible or exercisable within 60 days of the applicable date. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of our common stock shown that they beneficially own, subject to community property laws where applicable.

The table below lists applicable percentage ownership based on 7,140,541 shares of our common stock outstanding as of November 8, 2022.  In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to preferred stock, options, warrants, rights or other conversion privileges held by that person that are exercisable or convertible as of, or that are exercisable or convertible within 60 days after, November 8, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

This table below is based upon information supplied by officers, directors and shareholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D and Section 16 reports filed with the SEC. We have not independently verified such information.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Duos Technologies Group, Inc., at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Beneficial Shareholders
Bleichroeder LP 1345 Avenue of the Americas, 47th Floor New York, NY 10105 (1)	1,660,806	26.35%
Justin W. Keener 3960 Howard Hughes Parkway Las Vegas, NV 89169 (2)	444,037	6.8%
Pessin Family Holdings 500 Fifth Avenue, Suite 2240 New York, NY 10110 (3)	1,459,945	20.45%

Directors and Named Executive Officers
Charles P. Ferry(4)	106,000	1.46%
Adrian G. Goldfarb(5)	58,285	*
Connie L. Weeks(6)	37,858	*
Kenneth Ehrman(7)	57,235	*
Edmond L. Harris(10)	14,654	*
Ned Mavrommatis(8)	32,164	*
James C. Nixon	12,835	*
Executive Officers and Directors as a Group (7 persons) (9)	319,031	4.33%

———————

*Denotes less than 1%

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(1)	Based on Amendment No. 5 to Schedule 13G/A filed by Bleichroeder LP (“Bleichroeder”) with the SEC on February 14, 2022 (the “Bleichroeder 13G/A”). According to the Bleichroeder 13G/A, Bleichroeder is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 1,283,162 shares of our common stock as a result of acting as investment advisor to various clients. The number of shares beneficially owned by Bleichroeder does not include warrants to purchase shares of our common stock held of record by 21 April Fund, Ltd. in the amount of 32,724 or warrants to purchase shares of our common stock held of record by 21 April Fund LP (together with 21 April Fund, Ltd., the “21 April Entities”) in the amount of 11,920 due to a 9.99% beneficial ownership limitation included in such warrants. Bleichroeder acts as an investment advisor to the 21 April Entities. The 21 April Entities also purchased 333,000 shares of Common Stock on September 30, 2022.
(2)	Based on Amendment No. 4 to Schedule 13G/A filed by Mr. Keener with the SEC on February 9, 2021 disclosing that Mr. Keener owns warrants to purchase 444,037 shares of our common stock that are currently exercisable.
(3)	Based on Amendment No. 5 to Schedule 13D/A filed by Norman H. Pessin, Sandra F. Pessin and Brian L. Pessin with the SEC on October 7, 2022 (the “Pessin 13D/A”) disclosing that Norman H. Pessin owns 57,972 shares of our common stock, Sandra F. Pessin beneficially owns 1,221,062 shares of our common stock and Brian L. Pessin beneficially owns 180,911 shares of our common stock.
(4)	Includes (i) 100,000 shares of our common stock underlying the vested and currently exercisable portion of options to purchase our common stock at an exercise price of $4.18 per share. 100,000 shares of our common stock underlying the unvested and currently non-exercisable portion of options to purchase our common stock at an exercise price of $6.41 per share were excluded. The 6,000 shares of common stock beneficially owned by Mr. Ferry are held in a joint account with his spouse.
(5)	Includes (i) warrants to purchase 12,799 shares of our common stock at an exercise price of $9.10 per share, all of which are fully vested and currently exercisable, (ii) warrants to purchase 2,430 shares of common our stock at an exercise price of $14.00 per share, all of which are fully vested and currently exercisable, (iii) options to purchase 18,929 shares of our common stock with an exercise price of $4.74, all of which are fully vested and currently exercisable, and (iv) options to purchase 18,929 shares of our common stock with an exercise price of $6.00, all of which are fully vested and currently exercisable. 75,000 shares of our common stock underlying the unvested and currently non-exercisable portion of options to purchase our common stock at an exercise price of $6.41 per share were excluded. Mr. Goldfarb retired as Chief Financial Officer effective November 15, 2022.
(6)	Includes (i) options to purchase 18,929 shares of our common stock with an exercise price of $4.74, all of which are fully vested and currently exercisable, and (ii) options to purchase 18,929 shares of our common stock with an exercise price of $6.00, all of which are fully vested and currently exercisable. 40,000 shares of our common stock underlying the unvested and currently non-exercisable portion of options to purchase our common stock at an exercise price of $6.41 per share were excluded.
(7)	Includes (i) options to purchase 8,572 shares of our common stock at $4.74 per share, all of which are fully vested and currently exercisable, and (ii) options to purchase 8,572 shares of our common stock at $6.00 per share, all of which are fully vested and currently exercisable.
(8)	Includes (i) options to purchase 8,572 shares of our common stock at $4.74 per share, all of which are fully vested and currently exercisable, and (ii) options to purchase 8,572 shares of our common stock at $6.00 per share, all of which are fully vested and currently exercisable.
(9)	Andrew W. Murphy was appointed Chief Financial Officer effective November 15, 2022. As of November 17, 2022, he beneficially owned 425 shares of common stock.
(10)	Edmond L. Harris resigned as a member of the Board of Directors effective November 28, 2022.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

On August 1, 2012, the Company entered into an independent contractor master services agreement (the “Services Agreement”) with Luceon, LLC, a Florida limited liability company, owned by David Ponevac, our former Chief Technology Officer. The Services Agreement provided that Luceon would provide support services including management, coordination or software development services and related services to duos. In January 2019, additional services were contracted with Luceon for TrueVue360™ primarily for software development through the provision of seven additional full-time contractors located in Slovakia at a cost of $16,250 for January 2019 initially, rising to $25,583 after fully staffed, per month starting February 2019. This was in addition to the existing contract of $7,480 per month for the Company for four full-time contractors which increased to $8,231 per month in June 2019. During 2020, Luceon reduced its staff for the TrueVue360 software development team from seven to three full-time employees at a cost of $11,666 per month starting June 1, 2020. As of January 1, 2021, the Company no longer records activities in TrueVue360 and has combined billings for a total of $20,986 per month. For the years ended December 31, 2021, 2020 and 2019, the total amount paid to Luceon was $93,422, $335,334 and $392,680, respectively. The Company had no accounts payable with Luceon at December 31, 2021. On May 14, 2021, the Company formally ended its relationship with Luceon in connection with the resignation of Mr. Ponevac and as such he is no longer a related person of the Company.

Related Party Transaction Policy

The Company requires that any related party transactions must be approved by a majority of the Company’s independent directors.

Promoters

No person or company has been at any time during the past five fiscal years a promoter of the Company.

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DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of the Company, certain provisions of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), Amended and Restated Bylaws, as amended (the “Bylaws”), and certain provisions of Florida law are summaries. The following is qualified in its entirety by our Articles of Incorporation, Bylaws and the relevant provisions of the laws of the State of Florida. Copies of our Articles of Incorporation and Bylaws have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

General

The total number of shares which the Company is authorized to issue is 510,000,000 shares, consisting of 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. The common stock is the only class of our securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share of our common stock held of record by such holder on all matters on which shareholders generally are entitled to vote, except as may be otherwise provided in the Articles of Incorporation (including any Certificate filed with the Secretary of State of the State of Florida establishing the terms of a series of preferred stock) or by the Florida Business Corporation Act (the “Act”). The holders of our common stock do not have any cumulative voting rights.

Dividends

Subject to the Act and the rights (if any) of the holders of any outstanding series of preferred stock, dividends may be declared and paid on the common stock at such time and in such manner as our Board of Directors, in its discretion, shall determine.

Rights and Preferences

The common stock has no preemptive rights, conversion rights or other subscription rights, or redemption or sinking fund provisions.

Liquidation

Upon the dissolution, liquidation or winding up of the Company, subject to the rights (if any) of the holders of any outstanding shares of preferred stock, the holders of our common stock are entitled to receive the assets of the Company available for distribution to shareholders ratably in proportion to the number of shares held by them.

Preferred Stock

Under the terms of our certificate of incorporation our Board of Directors is authorized to direct us to issue shares of preferred stock in one or more series without shareholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue additional shares of preferred stock.

Series D Convertible Preferred Stock

Our Board of Directors has designated 4,000 of the 10,000,000 authorized shares of preferred stock as Series D Convertible Preferred Stock. As of October 31, 2022, there were 1,299 shares of Series D Preferred Stock issued and outstanding.

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Each share of Series D Preferred Stock is convertible at any time at the holder’s option into a number of shares of our common stock equal to $1,000 divided by the conversion price of $3.00 per share. Notwithstanding the foregoing, we shall not effect any conversion of Series D Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series D Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 9.99% (or, at the election of the holder, 19.99%) of the shares of our common stock then outstanding after giving effect to such exercise. The Series D Certificate of Designation does not prohibit the Company from waiving this limitation.

Options and Warrants

There are 926,266 outstanding options to purchase shares of our common stock. The weighted average exercise price of these options is $5.74, the average term when issued was five years and the weighted average remaining contractual term as of September 30, 2022, is 3.53 years.

There are warrants outstanding to purchase 1,376,466 shares of our common stock, of which none are subject to adjustment on a “full ratchet” basis for dilutive issuances. The warrants are exercisable for a term of five years with a weighted average exercise price of $8.18.

Anti-Takeover Provisions

Certain provisions of Florida law, the Articles of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. The provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with any unfriendly or unsolicited acquiror outweighs the disadvantage of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Act, a publicly held Florida corporation, under certain circumstances, may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder).

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Act which prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a control-share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control-share acquisition. A control-share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Board Composition and Filling Vacancies

Our Bylaws provide that, at a meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares of each class or series of voting stock present in person or by proxy then entitled to vote at an election of directors. Board vacancies and newly-created directorships resulting from (i) an increase in the authorized number of directors, (ii) death, (iii) resignation, (iv) retirement, (v) disqualification, or (vi) removal from office, may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been duly elected and qualified.

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Shareholder Meetings and Advance Notice Requirements

Our Bylaws establish advance notice procedures with regard to a shareholder’s ability to call a special meeting as well to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a shareholder proposal to be timely, notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date the Company released its proxy materials to its shareholders for the prior year’s annual meeting of shareholders or any longer period provided by applicable law. Our Bylaws specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting.

Authorized Blank Check Preferred

Our Board of Directors is authorized to provide, out of the unissued shares of preferred stock, a series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series, and the designation of such series, the voting and other powers (if any) of the shares of such series, and the preferences and any relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of such series of preferred stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series of preferred Stock at any time outstanding. The powers and rights of any series of preferred stock may be superior to, or otherwise limit, the rights and powers of the common stock.

Authorized but Unissued Shares

Our authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval.

The foregoing provisions will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of the Company by replacing our Board of Directors. Since our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of blank check preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the Company. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of the Company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Choice of Forum

The Articles of Incorporation provide that the Circuit Court for Duval County (or the appropriate Florida federal court) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Florida Statutes or the Articles of Incorporation or Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims.

68

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Dividends

To date, we have not paid any dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

Transfer Agent

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust, 1 State Street, 30th Floor, New York, NY 10004-1561.

69

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2021 have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The validity of the Common Stock offered by this prospectus will be passed upon for us by Shutts & Bowen LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision:

•	Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;
•	Description of the common stock;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022;
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 12, 2022;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022; and
•	Current Reports on Form 8-K, filed with the SEC on May 26, 2022, October 3, 2022, November 16, 2022 and December 1, 2022.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of this offering are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, shall be incorporated by reference into this prospectus.

70

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Secretary, Duos Technologies Group, Inc., 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256, telephone number (904) 652-1637. We maintain a website at http://www.duostechnologies.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

71

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Unaudited Consolidated Financial Statements

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Duos Technologies Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Duos Technologies Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2021 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Percentage of Completion Revenue Recognition & Related Contract Assets and Contract Liabilities

As described in footnote 1, “Revenue Recognition – Technology Systems” and footnote 9, “Contract Accounting” to the consolidated financial statements, the Company recognizes revenue over time using a cost-based input methodology in which significant judgement is required to estimated costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize. In addition, contract assets on uncompleted contracts represent costs and estimated earnings in excess of billings and/or cash received on uncompleted contracts accounted for under the percentage of completion contract method. Contract liabilities on uncompleted contracts represent billings and/or cash received that exceed accumulated revenues recognized on uncompleted contracts accounted for under the percentage of completion contract method.

F-2

We identified this percentage of completion revenue recognition as a critical audit matter. Auditing management’s estimates and judgments regarding forecasts of total estimated costs to complete projects is especially challenging and complex.

The primary procedures we performed to address this critical audit matter included (a) evaluated the reasonableness of management’s cost estimates to complete projects by comparing them to historical information, year to date current information and other supporting contracts or information, (b) agreed cost details to supporting documents, (c) confirmed billings with customers and/or tracing cash receipts to bank statements, (d) computed the revenue earned and recognized, (e) computed the contract asset or liability and (f) performed ratio analysis and gross margin comparisons when applicable on a sample of technology systems revenues.

Analysis of Liquidity and Going Concern

As summarized in Footnote 2 “Liquidity” to the consolidated financial statements, the Company has a history of net losses and net cash used in operating activities and believes such conditions will continue for a period of time into the future. These are considered adverse conditions or events that lead management to consider whether there is substantial doubt about the ability of the entity to continue as a going concern for a reasonable period of time.

However, management believes that cash raises through an underwritten offering for $5.5 million in the first quarter of 2022 created a cash balance and positive working capital that alleviates the substantial doubt related to going concern and the need for a going concern risk disclosure.

We identified the going concern risk analysis as a critical audit matter. Auditing management’s going concern analysis including their process to develop the analysis and the projections of future cash flows, operating trends, and assessments of internal and external matters that may affect the Company’s future operations and cash flows involved a high degree of subjectivity. Additionally, auditing management’s plans to address the going concern risk involved highly subjective auditor judgment.

The primary procedures we performed to address this critical audit matter included (a) Assessed the reasonableness of management’s process for developing their assessment of whether a going concern risk exists, (b) Assessed the reasonableness of assumptions management used in their future cash flow projections including comparison to prior year results, consideration of positive and negative evidence impacting management’s forecasts, and consideration of the Company’s financing arrangements in place as of the report date, (c) Developed our own independent calculation of expected source and use of funds and needs of the Company over the one year period from the date of issuance of the consolidated financial statements, (d) Confirmed cash balances as of December 31, 2021 with the banks and tested management’s bank reconciliations, (e) Identified management’s plans for dealing with the adverse conditions and events discussed above and assessed the reasonableness of the assumptions of such plans, (f) Assessed whether it is probable that management’s plans, when implemented, will mitigate the adverse effects of the conditions and events discussed above, (g) Concluded whether substantial doubt exists as to whether the Company can continue as a going concern for a period of one year after the consolidated financial statements are issued and (h) considered the effect of such conclusion on the consolidated financial statement disclosures and our report of an independent registered public accounting firm.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2013

Boca Raton, Florida

March 31, 2022

F-3

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$893,720	$3,969,100
Accounts receivable, net	1,738,543	1,244,876
Contract assets	3,449	102,458
Inventory	298,338	112,423
Prepaid expenses and other current assets	354,613	374,203

Total Current Assets	3,288,663	5,803,060

Property and equipment, net	603,253	342,180
Operating lease right of use asset	4,925,765	196,144
Security deposit	600,000	—

OTHER ASSETS:
Patents and trademarks, net	66,482	64,415
Total Other Assets	66,482	64,415

TOTAL ASSETS	$9,484,163	$6,405,799

See accompanying notes to the consolidated financial statements.

F-4

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	December 31,	December 31,
	2021	2020
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,044,500	$599,317
Accounts payable - related parties	—	7,700
Notes payable - financing agreements	52,503	42,942
Payroll taxes payable	—	3,146
Accrued expenses	618,093	1,038,092
Equipment financing agreements-current portion	80,335	89,620
Operating lease obligations-current portion	315,302	202,797
PPP loan-current portion	—	627,465
Contract liabilities	1,232,638	709,553
Deferred revenue	596,673	315,370

Total Current Liabilities	3,940,044	3,636,002

Equipment financing payable, less current portion	22,851	103,184
Lease obligations, less current portion	4,739,783	—
PPP loan, less current portion	—	782,805

Total Liabilities	8,702,678	4,521,991

Commitments and Contingencies (Note 11)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,480,000 shares available to be designated	—	—
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at December 31, 2021 and December 31, 2020, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 851 issued and outstanding at December 31, 2021 and 1,705 issued and outstanding at December 31, 2020, convertible into common stock at $7 per share	851,000	1,705,000
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 2,500 issued and outstanding at December 31, 2021 and 0 issued and outstanding at December 31, 2020, convertible into common stock at $5.50 per share	2,500,000	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 4,111,047 and 3,535,339 shares issued, 4,109,723 and 3,534,015 shares outstanding at December 31, 2021 and December 31, 2020, respectively	4,111	3,536
Additional paid-in-capital	43,080,877	39,820,874
Total stock & paid-in-capital	46,435,988	41,529,410
Accumulated deficit	(45,497,051)	(39,488,150)
Sub-total	938,937	2,041,260
Less: Treasury stock (1,324 shares of common stock at December 31, 2021 and December 31, 2020)	(157,452)	(157,452)
Total Stockholders' Equity	781,485	1,883,808

Total Liabilities and Stockholders' Equity	$9,484,163	$6,405,799

See accompanying notes to the consolidated financial statements.

F-5

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2021	2020
REVENUES:
Technology systems	$5,871,666	$5,964,801
Services and consulting	2,388,251	2,074,647

Total Revenues	8,259,917	8,039,448

COST OF REVENUES:
Technology systems	7,151,276	5,642,880
Services and consulting	1,369,985	1,139,357
Overhead	2,297,826	1,021,375

Total Cost of Revenues	10,819,087	7,803,612

GROSS MARGIN	(2,559,170)	235,836

OPERATING EXPENSES:
Sales & marketing	1,233,851	717,809
Research & development	251,563	102,219
Administration	3,412,367	6,050,236

Total Operating Expenses	4,897,781	6,870,264

LOSS FROM OPERATIONS	(7,456,951)	(6,634,428)

OTHER INCOME (EXPENSES):
Interest expense	(20,268)	(150,137)
Other income, net	1,468,318	37,130

Total Other Income (Expenses)	1,448,050	(113,007)

NET LOSS	$(6,008,901)	$(6,747,435)

Basic & Diluted Net Loss Per Share	$(1.63)	$(2.03)

Weighted Average Shares-Basic & Diluted	3,694,293	3,320,193

See accompanying notes to the consolidated financial statements.

F-6

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Preferred Stock B		Preferred Stock C		Common Stock		Additional
	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	Paid-in- Capital	Accumulated Deficit	Treasury Stock	Total

Balance December 31, 2020	1,705	$1,705,000	—	$—	3,535,339	$3,536	$39,820,874	$(39,488,150)	$(157,452)	$1,883,808

Stock options granted to employees	—	—	—	—	—	—	262,411	—	—	262,411

Series C preferred stock issued	—	—	4,500	4,500,000	—	—	—	—	—	4,500,000

Series B preferred converted to common stock	(854)	(854,000)	—	—	122,000	122	853,878	—	—	—

Series C preferred converted to common stock	—	—	(2,000)	(2,000,000)	363,636	364	1,999,636	—	—	—

Common stock issued for cashless warrants exercised	—	—	—	—	50,588	50	(50)	—	—	—

Common stock issued for services	—	—	—	—	24,541	25	144,142	—	—	144,166

Common stock issued for cashless employee stock options exercised	—	—	—	—	14,576	15	(15)	—	—	—

Rounding-split in 2020	—	—	—	—	367	0	(0)	—	—	0

Net loss for the year ended December 31, 2021	—	—	—	—	—	—	—	(6,008,901)	—	(6,008,901)

Balance December 31, 2021	851	$851,000	2,500	$2,500,000	4,111,047	$4,111	$43,080,877	$(45,497,051)	$(157,452)	$781,485

Balance December 31, 2019	1,705	1,705,000	—	—	1,982,039	1,982	31,063,915	(32,740,715)	(157,452)	(127,270)

Common stock issued	—	—	—	—	1,542,188	1,542	9,251,586	—	—	9,253,128

Modification of employee stock options	—	—	—	—	—	—	102,800	—	—	102,800

Stock options granted to employees	—	—	—	—	—	—	351,970	—	—	351,970

Stock issuance cost	—	—	—	—	—	—	(1,001,885)	—	—	(1,001,885)

Common stock issued for services	—	—	—	—	11,112	12	52,488	—	—	52,500

Net loss for the year ended December 31, 2020	—	—	—	—	—	—	—	(6,747,435)	—	(6,747,435)

Balance December 31, 2020	1,705	$1,705,000	—	$—	3,535,339	$3,536	$39,820,874	$(39,488,150)	$(157,452)	$1,883,808

See accompanying notes to the consolidated financial statements.

F-7

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2021	2020

Cash from operating activities:
Net loss	$(6,008,901)	$(6,747,435)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense (recovery)	76,046	(3,217)
Depreciation and amortization	275,346	222,514
Loss on disposal of assets	14,454	—
Stock based compensation	262,411	351,970
Modification of employee stock options	—	102,800
Stock issued for services	144,167	—
PPP loan forgiveness including accrued interest	(1,421,577)	—
Interest expense related to debt discounts	—	94,627
Amortization of operating lease right of use asset	250,482	234,001
Changes in assets and liabilities:
Accounts receivable	(611,023)	1,369,949
Contract assets	99,009	1,273,462
Inventory	(185,915)	112,423
Prepaid expenses and other current assets	423,905	379,175
Security deposit	(600,000)	—
Accounts payable	445,184	(2,042,118)
Accounts payable-related party	(7,700)	(5,091)
Payroll taxes payable	(3,146)	(111,965)
Accrued expenses	(408,692)	697,320
Operating lease obligation	(127,816)	(239,688)
Contract liabilities	523,085	700,892
Deferred revenue	281,303	(621,058)
Net cash used in operating activities	(6,579,378)	(4,231,439)

Cash flows from investing activities:
Purchase of patents/trademarks	(7,435)	(8,185)
Purchase of fixed assets	(545,505)	(279,146)
Net cash used in investing activities	(552,940)	(287,331)

Cash flows from financing activities:
Repayments of line of credit	—	(27,615)
Repayments of insurance and equipment financing	(353,444)	(260,983)
Repayment of finance lease	(89,618)	(62,931)
Repayment of notes payable	—	(1,000,000)
Proceeds from PPP loan	—	1,410,270
Proceeds from equipment financing	—	121,637
Proceeds from common stock issued	—	9,253,128
Issuance cost	—	(1,001,885)
Proceeds from preferred stock issued	4,500,000	—
Net cash provided by financing activities	4,056,938	8,431,621

Net (decrease) increase in cash	(3,075,380)	3,912,851
Cash, beginning of period	3,969,100	56,249
Cash, end of period	$893,720	$3,969,100

Supplemental Disclosure of Cash Flow Information:
Interest paid	$30,817	$33,698

Supplemental Non-Cash Investing and Financing Activities:
Common stock issued for accrued BOD fees	$—	$52,500
Lease right of use asset and liability	$4,980,104	$—
Notes issued for financing of insurance premiums	$363,005	$261,626

See accompanying notes to the consolidated financial statements.

F-8

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Duos Technologies Group, Inc. (the “Company”), through its operating subsidiaries, Duos Technologies, Inc. (“Duos”) and TrueVue360, Inc. (“TrueVue360”) (collectively the “Company”), develops and deploys vision based analytical technology solutions that will help to transform precision railroading, logistics and inter-modal transportation operations. Additionally, these unique patented solutions can be employed into many other industries.

The Company has developed the Railcar Inspection Portal (RIP) that provides both freight and transit railroad customers and select government agencies the ability to conduct fully automated inspections of trains while they are in transit. The system, which incorporates a variety of sophisticated optical technologies, illumination and other sensors, scans each passing railcar to create an extremely high-resolution image set from a variety of angles including the undercarriage. These images are then processed through various methods of artificial intelligence (“AI”) algorithms to identify specific defects and/or areas of interest on each railcar. This is all accomplished within minutes of a railcar passing through our portal. This solution has the potential to transform the railroad industry by increasing safety, improving efficiency and reducing costs. The Company has successfully deployed this system with several Class 1 railroad customers and anticipates an increased demand in the future. Government agencies can conduct digital inspections combined with the incorporated AI to improve rail traffic flow across borders which also directly benefits the Class 1 railroads through increasing their velocity.

The Company has also developed the Automated Logistics Information System (ALIS) which automates and reduces/removes personnel from gatehouses where trucks enter and exit large logistics and intermodal facilities. This solution also incorporates sensors and data points as necessary for each operation and directly interconnects with backend logistics databases and processes to streamline operations and significantly improve operations and security and importantly dramatically improves the vehicle throughput on each lane on which the technology is deployed.

The Company has built a portfolio of IP and patented solutions that creates “actionable intelligence” using two core native platforms called Centraco® and Praesidium™. All solutions provided include a variant of both applications. Centraco is designed primarily as the user interface to all our systems as well as the backend connection to third-party applications and databases through both Application Programming Interfaces (APIs) and Software Development Kits (SDKs). This interface is browser based and hosted within each one of our systems and solutions. It is typically also customized for each unique customer and application. Praesidium typically resides as middleware in our systems and manages the various image capture devices and some sensors for input into the Centraco software.

The Company also developed a proprietary Artificial Intelligence (AI) software platform, Truevue360™ with the objective of focusing the Company’s advanced intelligent technologies in the areas of AI, deep machine learning and advanced multi-layered algorithms to further support our solutions.

Through September 30, 2021, the Company also provided professional and consulting services for large data centers and had developed a system for the automation of asset information marketed as DcVue™. The Company had deployed its DcVue software at one beta site. This software was used by Duos’ consulting auditing teams. DcVue was based upon the Company’s OSPI patent which was awarded in 2010. The Company offered DcVue available for license to our customers as a licensed software product.

The Company’s strategy is to deliver operational and technical excellence to our customers, expand our RIP and ALIS solutions into current and new customers focused in the Rail, Logistics and U.S. Government Sectors, offer both CAPEX and OPEX pricing models to customers that increases recurring revenue, grows backlog and improves profitability, responsibly grow the business both organically and through selective acquisitions, and promote a performance-based work force where employees enjoy their work and are incentivized to excel and remain with the Company.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Reverse Stock Split

All share and per share amounts have been presented to give retroactive effect to a 1-for-14 reverse-stock split that occurred in January 2020.

Reclassifications

The Company reclassified certain operating expenses for the year ended December 31, 2020 to conform to 2021 classification. There was no net effect on the total expenses of such reclassification.

The following table reflects the reclassification adjustment effect for the year ended December 31, 2020:

	Before Reclassification		After Reclassification
	For the Year Ended		For the Year Ended
	December 31,		December 31,
	2020		2020
REVENUES:		REVENUES:
Technology systems	$4,956,130	Technology systems	$5,964,801
Technical support	1,801,043	Services and consulting	2,074,647
Consulting services	273,604	—	—
AI technologies	1,008,671	—	—

Total Revenue	8,039,448	Total Revenue	8,039,448

COST OF REVENUES:		COST OF REVENUES:
Technology systems	3,665,493	Technology systems	5,642,880
Technical support	1,109,741	Services and consulting	1,139,357
Consulting services	117,004	Overhead	1,021,375
AI technologies	360,817	—	—

Total Cost of Revenues	5,253,055	Total Cost of Revenues	7,803,612

GROSS MARGIN	2,786,393	GROSS MARGIN	235,836

OPERATING EXPENSES:		OPERATING EXPENSES:
Sales and marketing	717,809	Sales and marketing	717,809
Engineering	1,358,925	Research and development	102,219
Research and development	1,022,188	Administration	6,050,236
Administration	5,011,913	—	—
AI technologies	1,309,986	—	—

Total Operating Expenses	9,420,821	Total Operating Expenses	6,870,264

LOSS FROM OPERATIONS	$(6,634,428)	LOSS FROM OPERATIONS	$(6,634,428)

The Company reclassified inventory on the consolidated balance sheet for the year ended December 31, 2020 to conform to 2021 classification.  During the year ended December 31, 2020, inventory had been presented on the consolidated balance sheet within “Prepaid expenses and other current assets.”  There was no net effect on total current assets.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Duos Technologies, Inc. and TrueVue360, Inc. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying consolidated financial statements include the allowance on accounts receivable, valuation of deferred tax assets, valuation of intangible and other long-lived assets, estimates of net contract revenues and the total estimated costs to determine progress towards contract completion, estimates of the valuation of right of use assets and corresponding lease liabilities, valuation of warrants issued with debt and valuation of stock-based awards. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Concentrations

Cash Concentrations

Cash is maintained at financial institutions and at times, balances may exceed federally insured limits. We have not experienced any losses related to these balances. As of December 31, 2021, balance in one financial institution exceeded federally insured limits by approximately $656,000.

Significant Customers and Concentration of Credit Risk

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the year ended December 31, 2021 one customer accounted for 83% of revenues. For the year ended December 31, 2020, two customers accounted for 45% and 23% of revenues. In all cases, there are no minimum contract values stated. Each contract covers an agreement to deliver a rail inspection portal which, once accepted, must be paid in full, with 30% or more being due and payable prior to delivery. The balances of the contracts are for service and maintenance which is paid annually in advance with revenues recorded ratably over the contract period. Each of the customers referenced has the following termination provisions:

•	For Customer 1, termination can be made, prior to delivery of products or services, in the case where either party breach any of its obligations under the agreement with the Company. The other party may terminate the agreement effective fifteen (15) Business Days following notice from the non-defaulting party, if the non-performance has not been cured within such period, and without prejudice to damages that could be claimed by the non-defaulting party. Either party may terminate the agreement if the other party becomes unable to pay its debts in the ordinary course of business; goes into liquidation (other than for the purpose of a genuine amalgamation or restructuring); has a receiver appointed over all or part of its assets; enters into a composition or voluntary arrangement with its creditors; or any similar event occurs in any jurisdiction, all to the extent permitted by law.

•	For Customer 2, prior to delivery of products or services, either party may terminate the agreement with the Company upon the other party’s material breach of a representation, warranty, term, covenant or undertaking in the agreement if, within thirty (30) days following the delivery of a written notice to the defaulting party setting forth in reasonable detail the basis of such default, the defaulting party has not rectified such default to the reasonable satisfaction of the non-defaulting party. Failure to perform due to a force majeure condition shall not be considered a material default under the agreement.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

At December 31, 2021, two customers accounted for 81% and 10% of accounts receivable. At December 31, 2020, two customers accounted for 56% and 30% of accounts receivable. Much of the credit risk is mitigated since all of the customers listed here are Class 1 railroads with a history of timely payments to us.

Geographic Concentration

Approximately 86% and 51% of revenue in 2021 and 2020, respectively, is generated from customers outside of the United States.

Significant Vendors and Concentration of Credit Risk

At December 31, 2021, one vendor accounted for 14% of accounts payable. At December 31, 2020, one vendor accounted for 36% of accounts payable.

Two suppliers accounted for approximately 21% of total purchases for the year ended December 31, 2021. One supplier accounted for approximately 11% of total purchases for the year ended December 31, 2020.

Fair Value of Financial Instruments and Fair Value Measurements

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:

Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions that the market participants would use in the asset or liability based on the best available information.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The estimated fair value of certain financial instruments, including accounts receivable, prepaid expense, accounts payable, accrued expenses and notes payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining the collections on accounts, historical trends are evaluated, and specific customer issues are reviewed to arrive at appropriate allowances. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers.

Inventory

Inventory consists primarily of spare parts and consumables to be used in the production of our technology systems or in connection with maintenance agreements with customers. Inventory is stated at the lower of cost or net realizable value. Inventory cost is primarily determined using the weighted average cost method.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment (three to five years). When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations. Leasehold improvements are expensed over the shorter of the term of our lease or their useful lives.

Software Development Costs

Software development costs incurred prior to establishing technological feasibility are charged to operations and included in research and development costs. The technological feasibility of a software product is established when the Company has completed all planning, designing, coding, and testing activities that are necessary to establish that the product meets its design specifications, including functionality, features, and technical performance requirements. Software development costs incurred after establishing technological feasibility for software sold as a perpetual license, as defined within ASC 985-20 (Software – Costs of Software to be sold, Leased, or Marketed) are capitalized and amortized on a product-by-product basis when the product is available for general release to customers.

Patents and Trademarks

Patents and trademarks which are stated at amortized cost, relate to the development of video surveillance security system technology and are being amortized over 17 years.

Long-Lived Assets

The Company evaluates the recoverability of its property, equipment, and other long-lived assets in accordance with FASB ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets”, which requires recognition of impairment of long-lived assets in the event the net book value of such assets exceed the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. This guidance requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Product Warranties

The Company has a 90-day warranty period for materials and labor after final acceptance of all projects. If any parts are defective they are replaced under our vendor warranty which is usually 12 to 36 months. Final acceptance terms vary by customer. Some customers have a cure period for any material deviation and if the Company fails or is unable to correct any deviations, a full refund of all payments made by the customer will be arranged by the Company. As of December 31, 2021 and 2020, the warranty costs have been de-minimis, therefore no accrual of warranty liability has been made.

Loan Costs

Loan costs paid to lenders, or third parties are recorded as debt discounts to the related loans and amortized to interest expense over the loan term.

Sales Returns

Our systems are sold as integrated systems and there are no sales returns allowed.

Revenue Recognition

Technology Systems

As of January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-89, Revenue from Contracts with Customers (“ASC 606”), that affects the timing of when certain types of revenues will be recognized. The basic principles in ASC 606 include the following: a contract with a customer creates distinct unrecognized contract assets and performance obligations, satisfaction of a performance obligation creates revenue, and a performance obligation is satisfied upon transfer of control to a good or service to a customer.

Revenue is recognized by evaluating our revenue contracts with customers based on the five-step model under ASC 606:

1.	Identify the contract with the customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to separate performance obligations; and
5.	Recognize revenue when (or as) each performance obligation is satisfied.

For revenues related to technology systems, the Company recognizes revenue over time using a cost-based input methodology in which significant judgment is required to estimated costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize.

Accordingly, the Company now bases its revenue recognition on ASC 606-10-25-27, where control of a good or service transfers over time if the entity’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date including a profit margin or reasonable return on capital. Control is deemed to pass to the customer instantaneously as the goods are manufactured and revenue is recognized accordingly.

In addition, the Company has adopted ASC 606-10-55-21 such that if the cost incurred is not proportionate to the progress in satisfying the performance obligation, we adjust the input method to recognize revenue only to the extent of the cost incurred. Therefore, the Company will recognize revenue at an equal amount to the cost of the goods to satisfy the performance obligation. To accurately reflect revenue recognition based on the input method, the Company has adopted the implementation guidance as set out in ASC-606-10-55-187 through 192. (see Note 9)

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred. Costs include direct material, direct labor, subcontract labor and other allocable indirect costs. All un-allocable indirect costs and corporate general and administrative costs are also charged to the periods as incurred. Any recognized revenues that have not been billed to a customer are recorded as an asset in “contract assets”. Any billings of customers more than recognized revenues are recorded as a liability in “contract liabilities”. However, in the event a loss on a contract is foreseen, the Company will recognize the loss when such loss is determined.

Technical Support

Maintenance and technical support services are provided on both an as-needed and extended-term basis and may include providing both parts and labor. Maintenance and technical support provided outside of a maintenance contract are on an as-requested basis, and revenue is recognized as the services are provided. Revenue for maintenance and technical support provided on an extended-term basis is recognized ratably over the term of the contract.

For sales arrangements that do not involve multiple elements such as professional services, which are of short-term duration, revenues are recognized when services are completed.

Consulting Services

The Company recognizes revenue from its IT asset management business in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 985-605-25 which addresses revenue recognition for the software industry. The general criteria for revenue recognition under ASC 985-605 for our Company, which sells software licenses, which do not require any significant modification or customization, is that revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable.

The Company’s IT asset management business generates revenues from three sources: (1) Professional Services (consulting and auditing), (2) Software licensing with optional hardware sales and (3) Customer Service (training and maintenance support).

For sales arrangements that do not involve multiple elements:

(1)	Revenues for professional services, which are of short-term duration, are recognized when services are completed;

(2)	For all periods reflected in this report, software license sales have been one-time sales of a perpetual license to use our software product and the customer also has the option to purchase third party manufactured handheld devices from us if they purchase our software license. Accordingly, the revenue is recognized upon delivery of the software and delivery of the hardware, as applicable, to the customer;

(3)	Training sales are one-time upfront short-term training sessions and are recognized after the service has been performed; and

(4)	Maintenance/support is an optional product sold to our software license customers under one-year contracts. Accordingly, maintenance payments received upfront are deferred and recognized over the contract term.

AI Technologies

The Company has begun to derive revenue from applications that incorporate artificial intelligence (AI) in the form of predetermined algorithms to provide important operating information to the users of our systems. The revenue generated from these applications of AI consists of an annual application maintenance fee which will be recognized ratably over the year, plus fees for the design, development, testing and incorporation of new algorithms into the system which will be recognized upon completion of each deliverable.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Multiple Elements

Arrangements with customers may involve multiple elements including project revenue and maintenance services in our Intelligent Technology Systems business. Maintenance will occur after the project is completed and may be provided on an extended-term basis or on an as-needed basis. In our consulting services business, multiple elements may include any of the above four sources. Training and maintenance on software products may occur after the software product sale while other services may occur before or after the software product sale and may not relate to the software product. Revenue recognition for a multiple element arrangement is as follows:

Each element is accounted for separately when each element has value to the customer on a standalone basis and there is Company specific objective evidence of selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each element is recognized using the applicable criteria under GAAP as discussed above for elements sold in non-multiple element arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting. The Company sells its various services and software and hardware products at established prices on a standalone basis which provides Company specific objective evidence of selling price for purposes of multiple element relative selling price allocation. The Company only sells maintenance services or spare parts based on its established rates after it has completed a system integration project for a customer. The customer is not required to purchase maintenance services. All elements in multiple element arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

Deferred Revenue

Deferred revenues represent billings or cash received in excess of revenue recognizable on service agreements that are not accounted for under the percentage of completion method. At December 31, 2021 and 2020, the balance of deferred revenue was $596,673 and $315,370, respectively. The amounts will be recorded to revenue over the next 12 months.

Disaggregation of Revenue

The Company is following the guidance of ASC 606-10-55-296 and 297 for disaggregation of revenue. Accordingly, revenue has been disaggregated according to the nature, amount, timing and uncertainty of revenue and cash flows. We are providing qualitative and quantitative disclosures.

Qualitative:

1.	We have four distinct revenue sources:
a.	Turnkey, engineered projects;
b.	Associated maintenance and support services;
c.	Licensing and professional services related to auditing of data center assets;
d.	Predetermined algorithms to provide important operating information to the users of our systems.
2.	We currently operate in North America including the United States, Mexico and Canada.
3.	Our customers include rail transportation, commercial, petrochemical, government, banking and IT suppliers.
4.	Our contracts are fixed price and fall into two duration types:
a.	Turnkey engineered projects and professional service contracts that are less than one year in duration and are typically two to three months in length; and
b.	Maintenance and support contracts ranging from one to five years in length.
5.	Our goods and services are transferred over time.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Quantitative:

For the Year Ended December 31, 2021

Segments	Rail	Commercial	Petrochemical	Government	Banking/Other	IT Suppliers	Artificial Intelligence	Total
Primary Geographical Markets
North America	$6,883,670	$213,517	$(867)	$314,030	$23,340	$134,717	$691,510	$8,259,917

Major Goods and Service Lines
Turnkey Projects	$5,255,491	$27,831	$—	$233,145	$1,537	$—	$—	$5,518,004
Maintenance & Support	1,628,179	185,686	(867)	80,885	21,803	—	341,915	2,257,601
Data Center Auditing Services	—	—	—	—	—	131,537	—	131,537
Software License	—	—	—	—	—	3,180	—	3,180
Algorithms	—	—	—	—	—	—	349,595	349,595
	$6,883,670	$213,517	$(867)	$314,030	$23,340	$134,717	$691,510	$8,259,917

Timing of Revenue Recognition
Goods transferred over time	$5,255,491	$27,831	$—	$233,145	$1,537	$131,537	$349,595	$5,999,136
Services transferred over time	1,628,179	185,686	(867)	80,885	21,803	3,180	341,915	2,260,781
	$6,883,670	$213,517	$(867)	$314,030	$23,340	$134,717	$691,510	$8,259,917

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Quantitative:

For the Year Ended December 31, 2020

Segments	Rail	Commercial	Petrochemical	Government	Banking	IT Suppliers	Artificial Intelligence	Total
Primary Geographical Markets
North America	$5,558,405	$298,705	$23,951	$687,293	$188,819	$273,604	$1,008,671	$8,039,448

Major Goods and Service Lines
Turnkey Projects	$4,131,155	$59,616	$33,363	$599,481	$132,515	$—	$—	$4,956,130
Maintenance & Support	1,427,250	239,089	(9,412)	87,812	56,304	—	—	1,801,043
Data Center Auditing Services	—	—	—	—	—	266,449	—	266,449
Software License	—	—	—	—	—	7,155	—	7,155
Algorithms	—	—	—	—	—	—	1,008,671	1,008,671
	$5,558,405	$298,705	$23,951	$687,293	$188,819	$273,604	$1,008,671	$8,039,448

Timing of Revenue Recognition
Goods transferred over time	$4,131,155	$59,616	$33,363	$599,481	$132,515	$273,604	$1,008,671	$6,238,405
Services transferred over time	1,427,250	239,089	(9,412)	87,812	56,304	—	—	1,801,043
	$5,558,405	$298,705	$23,951	$687,293	$188,819	$273,604	$1,008,671	$8,039,448

Advertising

The Company expenses the cost of advertising. During the years ended December 31, 2021 and 2020, there were no advertising costs.

Stock Based Compensation

The Company accounts for employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options, restricted stock units, and employee stock purchases based on estimated fair values.

Determining Fair Value Under ASC 718-10

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding the number of highly subjective variables.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for employee stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board FASB Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company evaluates all significant tax positions as required by ASC 740. As of December 31, 2021, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Any penalties and interest assessed by income taxing authorities are included in operating expenses.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed. Tax years 2018, 2019 and 2020 remain open for potential audit.

Earnings (Loss) Per Share

Basic earnings per share (EPS) are computed by dividing net loss applicable to common stock by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options, stock warrants, convertible debt instruments, convertible preferred stock or other common stock equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. At December 31, 2021, there was an aggregate of 1,376,466 outstanding warrants to purchase shares of common stock. At December 31, 2021, there was an aggregate of 431,266 employee stock options to purchase shares of common stock. At December 31, 2021, 121,571 common shares were issuable upon conversion of Series B Convertible Preferred Stock, all of which were excluded from the computation of dilutive earnings per share because their inclusion would have been anti-dilutive. Also, at December 31, 2021, 454,546 common shares were issuable upon conversion of Series C Convertible Preferred Stock, all of which were excluded from the computation of dilutive earnings per share because their inclusion would have been anti-dilutive.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. This guidance is effective for interim and annual reporting periods beginning after December 15, 2018.

The Company adopted this guidance effective January 1, 2019, using the modified retrospective method, whereby a cumulative effect adjustment was made as of the date of initial application. The Company also applied the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and (ii) initial direct costs for any existing leases. The Company made an accounting policy election to not recognize short-term leases with terms of twelve months or less on the balance sheet and instead recognize the lease payments in expense as incurred. The Company has also elected to account for real estate leases that contain both lease and non-lease components as a single lease component.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The adoption of ASU 2016-02 did not materially affect our consolidated statement of operations or our consolidated statement of cash flows.

For contracts entered into on or after the effective date, at the inception of a contract the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset.

Operating ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the lease commencement date to determine the present value of future payments. The lease term includes all periods covered by renewal and termination options where the Company is reasonably certain to exercise the renewal options or not to exercise the termination options. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Recent Accounting Pronouncements

From time to time, the FASB or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”).

In August 2020, the FASB issued an accounting pronouncement (ASU 2020-06) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity's own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity's own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2023. We plan to adopt this pronouncement for our fiscal year beginning January 1, 2022, and we do not expect it to have a material effect on our consolidated financial statements.

In May 2021, the FASB issued an accounting pronouncement (ASU 2021-04) related to modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. The pronouncement states that an entity should treat the modification as an exchange of the original instrument for a new instrument, and the effect of the modification should be calculated as the difference between the fair value of the modified instrument and the fair value of that instrument immediately before modification. An entity should then recognize the effect of the modification on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021. The pronouncement will be applied prospectively to all modifications that occur after the initial date of adoption. We plan to adopt this pronouncement for our fiscal year beginning January 1, 2022, and we do not expect it to have a material effect on our consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 2 – LIQUIDITY

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $6,008,901 for the year ended December 31, 2021. During the same period, cash used in operating activities was $6,579,378. The negative working capital and accumulated deficit as of December 31, 2021 were $651,381 and $45,497,051, respectively. In previous financial reports, the Company had raised substantial doubt about continuing as a going concern. This was principally due to a lack of working capital prior to an underwritten offering which was completed during the first quarter of 2022 (the “2022 Offering”).

As previously noted, the Company raised $4,500,000 from existing shareholders through the issuance of Series C Convertible Preferred Stock. Although additional investment is not assured, the Company is comfortable that it would be able to raise sufficient capital to support expanded operations based on an anticipated increase in business activity. In the long run, the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing the plan described above, generate enough revenue, and attain consistently profitable operations. Although the current global pandemic related to the coronavirus (Covid-19) has affected our operations, particularly in supply chain, we now believe that this is expected to be an ongoing issue and our working capital assumptions reflect this new reality. The Company cannot currently quantify the uncertainty related to the pandemic and its effects on our customers in the coming quarters. We have analyzed our cash flow under “stress test” conditions and have determined that we have sufficient liquid assets on hand to maintain operations for at least twelve months from the date of this report. A notable recent success is the approval of the Company for “bonding” in the amount of approximately $8 million for an upcoming major project.

The Company was successful in securing a loan of $1,410,270 during the second quarter of 2020 from the Small Business Administration via the PPP/CARES Act program which further bolstered the Company’s cash reserves. This loan was forgiven in the first quarter of 2021 and leaves the Company essentially debt free. The Company has also been successful in increasing its working capital surplus after receiving proceeds from the 2021 Offering of $4,500,000 and more recently, in the first quarter of 2022, receiving net proceeds of approximately $5,500,000 from the successful takedown of the Company’s “shelf registration” S3. This gives us the capital required to fund the fundamental business changes that we undertook in the last quarter of 2020, further changes throughout 2021 and maintenance of our business strategy overall. In addition, management has been taking and continues to take actions including, but not limited to, elimination of certain costs that do not contribute to short term revenue, and re-aligning both management and staffing with a focus on improving certain skill sets necessary to build growth and profitability and focusing product strategy on opportunities that are likely to bear results in the relatively short term. During 2021, management took further significant actions including reorganizing our engineering and technical teams and selectively improving organizational efficiency to effectively grow the business as the expected order flow resumes in 2022. Upon completion of the 2022 Offering, management has raised sufficient working capital to meet its needs for the next 12-months without the need to raise further capital. Since the advent of the Covid-19 pandemic, the Company has experienced a significant slowdown in closing new projects due to cautious actions by current and potential clients. We continue to be successful in identifying new business opportunities and are focused on re-establishing a backlog of projects.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Management believes that, at this time, the conditions in our market space with ongoing contract delays, the consequent need to procure certain materials in advance of a binding contract and the additional time needed to execute on new contracts previously reported have put a strain on our cash reserves. However, recent events including a $5.5M injection of funds from a sale of securities, significant recent orders and the overall stabilization of the business indicate that there is no longer substantial doubt for the Company to continue as a going concern for a period of twelve months from the issuance of this report. We continue executing the plan to grow our business and achieve profitability without the requirement to raise additional capital for existing operations for 2022 although we may do so to fund selective opportunities that may arise. Management has extensively evaluated our requirements for the next 12 months and has determined that the Company currently has sufficient cash to operate for at least that period.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable were as follows at December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
Accounts receivable	$1,738,543	$1,244,876
Allowance for doubtful accounts	—	—
Accounts Receivable, Net	$1,738,543	$1,244,876

There was bad debt expense related to accounts receivable of $76,046 in 2021. a recovery in the amount of ($3,217)in 2020.

NOTE 4 – PROPERTY AND EQUIPMENT

The major classes of property and equipment are as follow at December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
Furniture, fixtures and equipment	$1,264,001	$1,569,328
Less: Accumulated depreciation	(660,748)	(1,227,148)
Furniture, fixtures and equipment, Net	$603,253	$342,180

Depreciation expense in 2021 and 2020 was $269,978 and $197,146, respectively.

NOTE 5 – PATENTS AND TRADEMARKS

	2021	2020
Patents and trademarks	$309,205	$301,770
Less: Accumulated amortization	(242,723)	(237,355)
Patents and trademarks, Net	$66,482	$64,415

Amortization expense in 2021 and 2020 was $5,368 and $5,368, respectively.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 6 – SOFTWARE DEVELOPMENT COSTS

In 2018, the Company capitalized $60,000, relating to the development of new software products. These software products were developed by a third party and had passed the preliminary project stage prior to capitalization.

	December 31,	December 31,
	2021	2020
Software development costs	$60,000	$60,000
Less: Accumulated amortization	(60,000)	(60,000)
Software Development Costs, net	$—	$—

Amortization of software development costs in 2021 and 2020 was zero and $20,000, respectively.

NOTE 7 – DEBT

Notes Payable – Insurance Premium Financing Agreements

The Company’s notes payable relating to financing agreements classified as current liabilities consist of the following as of:

	December 31, 2021		December 31, 2020
Notes Payable	Principal	Interest	Principal	Interest
Third Party - Insurance Note 1	$22,266	7.75%	$23,327	7.75%
Third Party - Insurance Note 2	12,667	6.24%	10,457	5.26%
Third Party - Insurance Note 3	17,570	—	9,158	—
Third Party - Insurance Note 4	—	—	—	—
Total	$52,503		$42,942

The Company entered into an agreement on December 23, 2020 with its insurance provider by issuing a $23,327 note payable (Insurance Note 1) for the purchase of an insurance policy, secured by that policy with an annual interest rate of 7.75% payable in monthly installments of principal and interest totaling $2,416 through October 23, 2021. The policy renewed on December 23, 2021 in the amount of $22,266 with an annual interest rate of 7.75% payable in monthly installments of principal and interest totaling $2,104 through November 23, 2022. The balance of Insurance Note 1 as of December 31, 2021 and December 31, 2020 was $22,266 and $23,327, respectively.

The Company entered into an agreement on April 15, 2020 with its insurance provider by issuing a $51,379 note payable (Insurance Note 2) for the purchase of an insurance policy, secured by that policy with an annual interest rate of 5.26% payable in monthly installments of principal and interest totaling $5,263 through February 15, 2021. The note payable renewed on April 15, 2021 in the amount of $62,041, secured with an annual interest rate of 6.24% and payable in 10 monthly installments of principal and interest totaling $6,383. At December 31, 2021 and December 31, 2020, the balance of Insurance Note 2 was $12,667 and $10,457, respectively.

The Company entered into an agreement on September 15, 2020 with its insurance provider by issuing a $13,796 note payable (Insurance Note 3) for the purchase of an insurance policy, secured by 12 monthly installments. The note payable renewed on September 15, 2021 in the amount of $19,965 and payable in 10 monthly installments of $1,997. At December 31, 2021 and December 31, 2020, the balance of Insurance Note 3 was $17,570 and $9,158, respectively.

The Company entered into an agreement on February 3, 2020 with its insurance provider by issuing a $165,375 note payable (Insurance Note 4) with a down payment of $55,563 for the purchase of an insurance policy secured by eight monthly installments of $13,726 through December 3, 2020. The policy renewed on February 3, 2021 in the amount of $215,654 with a down payment paid in the amount of $37,000 on April 6, 2021 and ten monthly installments of $17,899. The Company received a refund for the annual audit of the policy resulting in the refund being applied to the outstanding amount of $35,787. At December 31, 2021 and December 31, 2020, the balance of Insurance Note 4 was zero and zero, respectively.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Equipment Financing

The Company entered into an agreement on August 26, 2019 with an equipment financing company by issuing a $147,810 secured note, with an annual interest rate of 12.72% and payable in monthly installments of principal and interest totaling $4,963 through August 1, 2022. The Company entered into an additional agreement on May 22, 2020 with the same equipment financing company by issuing a $121,637 secured note, with an annual interest rate of 9.90% and payable in monthly installments of principal and interest totaling $3,919 through June 1, 2023. At December 31, 2021 and 2020, the balance of these notes was $103,186 and $192,804 respectively.

At December 31, 2021, future minimum note payments due under the equipment financing agreements are as follows:

As of December 31,	Amount
2022	86,735
2023	23,515
Total minimum equipment financing payments	$110,250
Less: interest	(7,064)
Total equipment financing at December 31, 2021	$103,186
Less: current portion of equipment financing	(80,335)
Long-term portion of equipment financing	$22,851

Notes Payable – PPP Loan

	December 31, 2021		December 31, 2020
Payable To	Principal	Interest	Principal	Interest

PPP loan	$—		$1,410,270	1%
Total	—		1,410,270
Less current portion	—		(627,465)
Long-term portion	$—		$782,805

On April 23, 2020, the Company entered into a promissory note (the “Note”) with BBVA USA, which provides for a loan in the amount of $1,410,270 (the “Loan”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Loan has a two-year term and bears interest at a rate of 1.00% per annum (APR 1.014%). Monthly principal and interest payments are deferred for seven months after the date of disbursement and was extended additional six months from the date of disbursement. The Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Company applied for the PPP loan forgiveness and was granted forgiveness on February 1, 2021. At December 31, 2021 and December 31, 2020, the loan balance was zero and $1,410,270, respectively.

NOTE 8 – LINE OF CREDIT

The Company assumed a line of credit with Wells Fargo Bank upon the merger with ISA on April 1, 2015. The line of credit provided for borrowings up to $40,000 but is now closed. This line of credit has been paid in full as of May 5, 2020. The balance as of December 31, 2021 and December 31, 2020, was zero and zero, respectively, including accrued interest.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 9 – CONTRACT ACCOUNTING

Contract Assets

Contract assets on uncompleted contracts represent costs and estimated earnings in excess of billings and/or cash received on uncompleted contracts accounted for under the percentage of completion contract method.

At December 31, 2021 and 2020, contract assets on uncompleted contracts consisted of the following:

	2021	2020
Costs and estimated earnings recognized	$5,266,930	$4,152,850
Less: Billings or cash received	(5,263,481)	(4,050,392)
Contract Assets	$3,449	$102,458

Contract Liabilities

Contract liabilities on uncompleted contracts represent billings and/or cash received that exceed accumulated revenues recognized on uncompleted contracts accounted for under the percentage of completion contract method.

At December 31, 2021 and 2020, contract liabilities on uncompleted contracts consisted of the following:

	2021	2020
Billings and/or cash receipts on uncompleted contracts	$4,473,726	$2,978,007
Less: Costs and estimated earnings recognized	(3,041,088)	(2,268,454)
Contract Liabilities	$1,232,638	$709,553

NOTE 10 – DEFERRED COMPENSATION

As of December 31, 2021, and 2020, the Company has accrued $505,896 and $797,042, respectively, of deferred compensation relating to individual agreements with former CEO and sales staff, which are included in the accompanying consolidated balance sheet in accrued expenses.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Delinquent Payroll Taxes Payable

The Company has paid its delinquent IRS payroll taxes, late fees and outstanding state of California payroll taxes in full. At December 31, 2021 and December 31, 2020, the state payroll taxes payable balance was zero and $3,146, respectively.

Operating Lease Obligations

The Company had an operating lease agreement for office space of approximately 8,308 square feet that was amended on May 1, 2016 and again on April 1, 2019, increasing the office space to approximately 10,203 square feet, with the lease ending on October 31, 2021. The rent was subject to an annual escalation of 3%, beginning May 1, 2017.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The Company entered a separate operating lease agreement of office and warehouse combination space of 4,400 square feet on June 1, 2018, with the lease originally ending May 31, 2021. On December 21, 2020, this lease was extended to October 31, 2021. The rent was subject to an annual escalation of 3%.

The Company had approximately 14,603 square feet of total office and warehouse space of as of December 31, 2020.

On July 26, 2021, the Company entered a new operating lease agreement of office and warehouse combination space of 40,000 square feet, with the lease commencing on November 1, 2021 and ending April 30, 2032. This new space will combine the Company’s two separate work locations into one facility, which will allow for greater collaboration and also accommodate a larger anticipated workforce and manufacturing facility. On November 24, 2021, the lease was amended to commence on December 1, 2021 and end on May 31, 2032. The Company recognized a ROU asset and operating lease liability in the amount of $4,980,104 at lease commencement. Rent for the first eleven months of the term will be calculated based on 30,000 rentable square feet. The rent is subject to an annual escalation of 2.5%, beginning November 1, 2023. The Company made a security deposit payment in the amount of $600,000 on July 26, 2021.

On November 1, 2021, the Company extended the leases of office space and warehouse space at its two prior facilities for a period of 30 days to accommodate delays moving to its new headquarters. The move was completed during 2021.

The Company had approximately 40,000 square feet of total office and warehouse space as of December 31, 2021.

As of December 31, 2021, the office and warehouse lease is the Company’s only lease with a term greater than twelve months. The office and warehouse lease has a remaining term of approximately 10.4 years and includes an option to extend for two renewal terms of five years each. The renewal options are not reasonably certain to be exercised, and therefore, they are not included when determining the lease term used to establish the right-of use asset and lease liability. The Company also has several short-term leases, primarily related to equipment.

The following table shows supplemental information related to leases:

	Year Ended December 31,
	2021	2020
Lease cost:
Operating lease cost	$414,085	$279,975
Short-term lease cost	21,628	21,341

Other information:
Operating cash outflow used for operating leases	285,959	344,307
Weighted average discount rate	9.0%	12.0%
Weighted average remaining lease term	10.4 years	0.8 years

At December 31, 2021, future minimum lease payments due under operating leases are as follows:

As of December 31, 2021
Fiscal year:
2022	$315,302
2023	696,869
2024	779,087
2025	798,556
2026	818,518
Thereafter	4,803,472
Total undiscounted future minimum lease payments	8,211,804
Less: Impact of discounting	(3,156,719)
Total present value of operating lease liabilities	5,055,085
Current portion	(315,302)
Operating lease liability, less current portion	$4,739,783

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Executive Severance Agreement

On April 1, 2018, the Company entered into an employment agreement (the “Arcaini Employment Agreement”) with Gianni B. Arcaini, pursuant to which Mr. Arcaini served as Chief Executive Officer and Chairman of the Board of Directors of the Company. Under the Arcaini Employment Agreement, Mr. Arcaini was paid an annual salary of $249,260 and an annual car allowance of $18,000. In addition, as incentive-based compensation, Mr. Arcaini was entitled to 1% of annual gross revenues of the Company and its subsidiaries. The Arcaini Employment Agreement had an initial term through March 31, 2020, subject to renewal for successive one-year terms unless either party gave notice of that party’s election to not renew to the other at least 60 days prior to the expiration of the then-current term. The Arcaini Employment Agreement was approved by the Compensation Committee.

As previously disclosed, on July 10, 2020, the Company announced that Mr. Arcaini would retire from these positions, effective as of September 1, 2020 (the “CEO Transition”). In order to facilitate a transition of his duties, the Company and Mr. Arcaini entered into a separation agreement which became effective as of July 10, 2020 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Arcaini’s employment with the Company ended on September 1, 2020 and he will receive separation payments over a 36-month period equal to his base salary plus $75,000 as well as certain limited health and life insurance benefits. The Separation Agreement also contains confidentiality, non-disparagement and non-solicitation covenants and a release of claims by Mr. Arcaini who continued to serve as Chairman of the Board of Directors of the Company. The Corporate Governance and Nominating Committee did not submit Mr. Arcaini for re-election as a director and on November 19, 2020 at the Annual Shareholders meeting a new non-Executive Chairman was appointed.

In accordance with the Separation Agreement, the Company will pay to Mr. Arcaini the total sum of $747,788. Notwithstanding the foregoing, the status of Mr. Arcaini as a “Specified Employee” as defined in Internal Revenue Code Section 409A has the effect of delaying any payments to Mr. Arcaini under the Separation Agreement for six months after the Separation Date. On March 1, 2021, the Company paid to Mr. Arcaini a lump-sum amount equal to the first six months of payments, or $124,631, owed to Mr. Arcaini and the Company will continue to pay him in semi-monthly installments for 30 months thereafter, as contemplated in Mr. Arcaini’s Separation Agreement. The remaining balance of approximately $479,000 as of December 31, 2021 is included in accrued expenses in the accompanying consolidated balance sheet. In addition, the Company will pay one-half of Mr. Arcaini’s current life insurance premiums for 36 months of approximately $1,200 per month and provide and pay for his health insurance for 36 months following the Separation Date of approximately $450 per month. Unvested options in the amount of 50,358 became exercisable and vested in their entirety on the Separation Date valued at $95,127. The Company made payment of his attorneys’ fees for legal work associated with the negotiation and drafting of the Separation Agreement of approximately $17,000.

NOTE 12 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2021 and 2020 consist of net operating loss carryforwards and differences in the book basis and tax basis of intangible assets.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2021 and 2020 were as follows:

	Years Ended December 31,
	2021	2020
Income tax benefit at U.S. statutory rate of 21%	$(1,261,869)	$(1,416,961)
State income taxes	(216,321)	(242,908)
Non-deductible expenses	64,553	135,152
Change in valuation allowance	1,413,637	1,524,717
Total provision for income tax	$—	$—

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The Company’s approximate net deferred tax assets as of December 31, 2021 and 2020 were as follows:

	December 31,
	2021	2020
Deferred Tax Assets:
Net operating loss carryforward	$8,247,427	$6,807,482
Intangible assets	5,553	31,841
Allowance for bad debt	—	—
	8,252,960	6,839,323
Valuation allowance	(8,252,960)	(6,839,323)
Net deferred tax assets	$—	$—

The gross operating loss carryforward was approximately $33,522,769 and $27,672,692 at December 31, 2021 and 2020, respectively. The Company provided a valuation allowance equal to the deferred income tax assets for the years ended December 31, 2021 and 2020 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward and other deferred tax assets. The increase in the valuation allowance was $1,413,637 in 2021.

The potential tax benefit arising from the net operating loss carryforward of $4,357,876 from the period prior to January 1, 2018 will expire in 2037. The potential tax benefit arising from the net operating loss carryforward of $3,848,467 from the period following to the Tax Cuts and Jobs Act’s effective date can be carried forward indefinitely within the annual usage limitations.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership or business changes that may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards. If necessary, the deferred tax assets will be reduced by any carryforward that may not be utilized or expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2020, 2019 and 2018 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 13 – STOCKHOLDERS’ EQUITY

2016 Equity Plan

We maintained the 2016 Equity Incentive Plan (the “2016 Plan”) for employees, officers, directors and other entities and individuals whose efforts contribute to our success. The 2016 Plan terminated pursuant to its terms on December 31, 2020, although all outstanding awards on such date continue in full force and effect.

2021 Equity Plan

On May 12, 2021, the Board adopted, with shareholder approval as of July 15, 2021. The 2021 Equity Incentive Plan (the “2021 Plan”) providing for the issuance of up to 1,000,000 shares of our Common Stock. The purpose of the 2021 Plan is to assist the Company in attracting and retaining key employees, directors and consultants and to provide incentives to such individuals to align their interests with those of our shareholders.

General Description of the 2021 Plan

The following is a summary of the material provisions of the 2021 Plan and is qualified in its entirety by reference to the complete text of the 2021 Plan, which you are encouraged to read in full.

Administration

The 2021 Plan is administered by the Compensation Committee of the Board, which consists of three members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Code Section 162(m). Among other things, the Compensation Committee has complete discretion, subject to the express limits of the 2021 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted, the terms and conditions of the award, the form of payment to be made and/or the number of shares of Common Stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the Common Stock underlying the award, and the required withholding, if any. The Compensation Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The Compensation Committee is also authorized to construe the award agreements and may prescribe rules relating to the 2021 Plan. Notwithstanding the foregoing, the Compensation Committee does not have any authority to grant or modify an award under the 2021 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Grant of Awards; Shares Available for Awards

The 2021 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of the Company or its affiliates. We have reserved a total of 1,000,000 shares of Common Stock for issuance as or under awards to be made under the 2021 Plan. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2021 Plan.

Currently, there are 52 identified employees (including three executive officers, of which one is a director), four non-employee directors, and up to 50 other current or future staff members who would be eligible to receive stock options and/or shares of restricted stock under the 2021 Plan. Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2021 Plan as well.

Stock Options

The 2021 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”); provided, however, that ISOs may only be issued if our shareholders approve the 2021 Plan at the Annual Meeting. Stock options may be granted on such terms and conditions as the Compensation Committee may determine; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of the Company or a parent or subsidiary of the Company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our Common Stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Stock Appreciation Rights

An SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying Common Stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2021 Plan. An SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the Common Stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. An SAR that is not granted in tandem with a stock option is exercisable at such times as the Compensation Committee may specify.

Performance Share and Performance Unit Awards

Performance share and performance unit awards entitle the participant to receive cash or shares of our Common Stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.

Restricted Stock Awards and Restricted Stock Unit Awards

A restricted stock award is a grant or sale of Common Stock to the participant, subject to our right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if issued to the participant at no cost) in the event that conditions specified by the Compensation Committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to us. Our restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of Common Stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Unrestricted Stock Awards

An unrestricted stock award is a grant or sale of shares of our Common Stock to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to the Company or an affiliate or for other valid consideration.

Amendment and Termination

The Compensation Committee may adopt, amend and rescind rules relating to the administration of the 2021 Plan, and amend, suspend or terminate the 2021 Plan, but no such amendment, rescission, suspension or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2021 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

Certain Federal Income Tax Consequences of the 2021 Plan

The following is a general summary of the federal income tax consequences under current U.S. tax law to the Company and to participants in the 2021 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options, stock appreciation rights, restricted stock, performance shares, performance units, restricted stock units, distribution equivalent rights and unrestricted stock. It does not purport to cover all of the special rules including special rules relating to limitations on the ability of the Company to deduct the amounts for federal income tax purposes of certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously acquired shares of the Company’s Common Stock. For purposes of this summary, it is assumed that U.S. Participants will hold their shares of the Company’s Common Stock received under the 2021 Plan as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the non-U.S. state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2021 Plan or shares of the Company’s Common Stock issued pursuant thereto. All participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2021 Plan or shares of the Company’s Common Stock issued thereto pursuant to the 2021 Plan.

A U.S. Participant does not recognize taxable income upon the grant of a NQSO or an ISO. Upon the exercise of a NQSO, the U.S. Participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid therefor under the NQSO, and the Company will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Upon the exercise of an ISO, the U.S. Participant does not recognize taxable income. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant recognizes long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income and the Company is generally entitled to deduct such amount. In addition to the tax consequences described above, a U.S. Participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the U.S. Participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price paid therefor under the ISO is a preference item for alternative minimum taxable income determination purposes. In addition, the U.S. Participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes.

A U.S. Participant does not recognize taxable income upon the grant of an SAR. The U.S. Participant has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

A U.S. Participant does not recognize taxable income upon the receipt of a performance share award until the shares are received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares over any amount thereby paid for the shares, and the Company will generally be entitled to deduct such amount at such time.

A U.S. Participant does not recognize taxable income upon the receipt of a performance unit award, restricted stock unit award or dividend equivalent right award until a cash payment is received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the amount of cash received, and the Company will generally be entitled to deduct such amount at such time.

A U.S. Participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of stock at the time the restriction lapses over any amount paid timely for the shares. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares at the time of grant. The Company thereby will generally be entitled to a deduction at the same time and in the same amount as the income required to be included by the U.S. Participant.

A U.S. Participant recognizes ordinary compensation income upon receipt of the shares under an unrestricted stock award equal to the excess, if any, of the fair market value of the shares over any amount paid thereby for the shares, and the Company will generally be entitled to deduct such amount at such time.

Series B Convertible Preferred Stock

The following summary of certain terms and provisions of our Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Certificate of Designation”) as previously filed. Subject to the limitations prescribed by our articles of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences, and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors has designated 15,000 of the 10,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock. The shares of Series B Convertible Preferred Stock are validly issued, fully paid and non-assessable.

Each share of Series B Convertible Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of $7.00 per share. Notwithstanding the foregoing, we shall not effect any conversion of Series B Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise. Effective November 24, 2017 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) which included the issuance of 2,830 shares of Series B Convertible Preferred Stock worth $2,830,000 (including the conversion of liabilities at a price of $1,000 per Class B Unit. . As of December 31, 2021 and 2020, respectively, there are 851 and 1,705 shares of Series B Convertible Preferred Stock issued and outstanding, respectively.

Series C Convertible Preferred Stock

On February 26, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 4,500 shares of a newly authorized Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”), and the Company received proceeds of $4,500,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties. As of December 31, 2021, there are 2,500 shares of Series C Convertible Preferred Stock issued and outstanding.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Under the Purchase Agreement, the Company was required to hold a meeting of shareholders at the earliest practical date, and such meeting occurred on July 15, 2021. Nasdaq Marketplace Rule 5635(d) limits the number of shares of common stock (or securities that are convertible into common stock) without shareholder approval and the terms of the Series C Convertible Preferred Stock limit its convertibility to a number of shares less than the 20% limit, until the Stockholder Approval is obtained. The Company obtained shareholder approval (the “Stockholder Approval”) in order to issue shares of common stock underlying the Series C Convertible Preferred Stock at a price less than the greater of book or market value which equal 20% or more of the number of shares of common stock outstanding before the issuance. As described below, the terms of the Series C Convertible Preferred Stock limited its convertibility to a number of shares less than the 20% limit, until the Stockholder Approval was obtained.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale by the Purchasers of the shares of common stock into which the shares of Series C Convertible Preferred Stock are convertible. The Company caused the registration statement to be declared effective on June 3, 2021. The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The Company’s Board of Directors has designated 5,000 shares as the Series C Convertible Preferred Stock. Each share of the Series C Convertible Preferred Stock has a stated value of $1,000. The holders of the Series C Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series C Convertible Preferred Stock has 172 votes (subject to adjustment); provided that in no event may a holder of Series C Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below). Each share of Series C Convertible Preferred Stock is convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $5.50 (subject to adjustment). The Company shall not effect any conversion of the Series C Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series C Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All holders of the Series C Preferred Stock have elected the 19.99% Beneficial Ownership Limitation.

Common stock issued for warrants

During the third quarter of 2020, 67,500 warrants previously issued as compensation for banking fees related to the 2020 offering, were released from a contractual “lock-up” pursuant to the terms of the raise lock-up. In addition, 1,197 warrants expired, and 9,450 warrants were cancelled and re-issued on the direction of the holder.

During the second quarter of 2021, warrants representing 205,574 shares were exercised by seven holders. All the exercises were cashless exercises with exercise prices of $7.70 and stock prices ranging from $9.25 to $11.14 resulting in a total of 50,588 common shares. No new warrants were issued during the third and fourth quarter of 2021.

Common stock issued for services and settlements

The Company issued 1,611 shares of common stock on March 31, 2020 for payment of accrued board fees to three directors in the amount of $7,500 for services to the Board.

The Company issued 1,632 shares of common stock on June 30, 2020 for payment of accrued board fees to three directors in the amount of $7,500 for services to the Board.

The Company issued 7,869 shares of common stock on September 30, 2020 for payment of accrued board fees to three directors in the amount of $37,500 for services to the Board.

The Company issued 4,032 shares of common stock on August 5, 2021 for payment of accrued board fees to four directors in the amount of $30,000 for services to the Board.

The Company issued 7,223 shares of common stock on September 30, 2021 for payment of accrued board fees to five directors in the amount of $45,000 for services to the Board.

The Company issued 3,726 shares of common stock on November 5, 2021 for payment of accrued board fees to four directors in the amount of $19,167 for services to the Board.

The Company issued 9,560 shares of common stock on December 31, 2021 for payment of accrued board fees to four directors in the amount of $50,000 for services to the Board.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Stock-Based Compensation

Stock-based compensation expense recognized under ASC 718-10 for the year ended December 31, 2021 and 2020, was $262,411 and $454,770, respectively, for stock options granted to employees and directors. This expense is included in selling, general and administrative expenses in the consolidated statements of operations. Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. At December 31, 2021, the total compensation cost for stock options not yet recognized was $95,166. This cost will be recognized over the remaining vesting term of the options of approximately 1.5 years.

Series B Convertible Preferred Stock

A holder of Series B Convertible Preferred Stock converted 854 shares into 122,000 shares of common stock, valued at $854,000 during the fourth quarter of 2021.

Series C Convertible Preferred Stock

A holder of Series C Convertible Preferred Stock converted 1,500 shares into 272,727 shares of common stock, valued at $1,500,000 during the fourth quarter of 2021.

A holder of Series C Convertible Preferred Stock converted 500 shares into 90,909 shares of common stock, valued at $500,000 during the fourth quarter of 2021.

Treasury Stock

In August 2016, the Company’s Board of Directors approved a new class of Preferred Stock, “Series A”. For shareholders who invested in previous private placements, the Company was offering on a case-by-case basis, the ability to convert the existing amount invested into an equivalent amount in the Series A on the condition that they invest an equivalent additional amount in the Series A. In December of 2017, the Company redeemed all of the Series A and continues to hold 235 shares purchased for $148,000 as a part of the original transaction. In December 2018, the Company entered into an agreement with two shareholders to purchase shares from them at fair market value. The Company purchased 84 shares at $7.00 per shares and 140 shares at $6.30 per share. In 2019, the Company entered into an agreement with two shareholders to purchase shares from them at fair market value. The Company purchased 115 shares at $10.08 per shares and 753 shares at $9.09 per share. Accordingly, as of December 31, 2021, and 2020, the Company held 1,324 shares of Company Series A stock at an aggregate value of $157,452.

NOTE 14 – COMMON STOCK OPTIONS AND WARRANTS

Options

2021

During the first quarter of 2021, the Company’s Board of Directors granted 20,000 new stock options with a strike price of $4.32 per share to its new VP of Product Innovation. These options were awarded as a one-time award as a hiring incentive and have a fair value of $52,758 as of January 4, 2021. The issuance of these options generated stock option compensation expense in that quarter in the amount of $7,685 and a balance of unamortized stock option compensation expense of $45,073, that is being expensed over the following 2.75 years.

During the second quarter of 2021, five former staff members and one contractor exercised 31,710 and forfeited 8,922 non-qualified stock options. These transactions were ultimately consummated in the third quarter. Accordingly, in the third quarter the Company recorded a charge of $63,860 for the remaining unvested option which was offset by a credit of $1,270 for an over accrual recorded in the second quarter related to the forfeited options.

During the third quarter of 2021, the shareholders approved the issuance of up to one million shares or share equivalents in the form of stock options for the purposes of share issuance for compensation to Board Members and grants to certain staff members for recruiting and retention. On July 14, 2021, the Company filed an S-8 registration statement in concert with the 2021 Equity Incentive Plan which was deemed effective on August 5, 2021. The plan covers a period of ten years.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

2020

During the second quarter of 2020, 160,866 options were cancelled and re-issued to key staff-members, officers, and directors. Of those options granted, 100% vested immediately. The value of the re-issued options granted was $102,800. In addition, 149,424 new options were granted to key staff-members, officers and directors. Of those options granted, 50% vested on January 1, 2021 and the other 50% will vest on January 1, 2022. The value of the new options is $370,312.

During the third quarter of 2020, 100,000 options were issued to the Company’s new CEO as a hiring incentive. Of these options 50% will vest on September 1, 2021 and the other 50% will vest on September 1, 2022. The value of these options is $193,388. In addition, as a part of the severance agreement agreed with the former CEO, 50,358 unvested options were vested and the unamortized portion of those options were charged in the amount of $95,127.

During the fourth quarter of 2020, 40,000 options were granted to two new key employees. For 20,000 of those options, 50% of the options will vest on October 12, 2021 and the other 50% will vest on October 12, 2022. For the other 20,000 options, one-third will vest on November 23, 2021, the next third will vest on November 23, 2022 and the final third will vest on November 23, 2023. The value of these options is $91,574.

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term (Years)	Value
Outstanding at December 31, 2019	163,010	$14.00	3.4	—
Granted	450,290	$5.06	4.4	—
Forfeited	(161,402)	$14.00	—	—
Outstanding at December 31, 2020	451,898	$5.06	4.4	7,200
Exercisable at December 31, 2020	212,832	$5.76	4.2	—

Outstanding at December 31, 2020	451,898	$5.06	4.2	—
Granted	20,000	$4.32	4.0	—
Exercised/Forfeited	(40,632)	$14.00	—	—
Outstanding at December 31, 2021	431,266	$4.98	3.4	$197,506
Exercisable at December 31, 2021	312,310	$5.25	3.4	—

The fair value of the incentive stock option grants for the years ended December 31, 2021 and 2020 were estimated using the following weighted- average assumptions:

	For the Years Ended December 31,
	2021	2020
Risk free interest rate	0.18%	0.18% - 0.26%
Expected term in years	3.50	2.50 - 3.50
Dividend yield	—	—
Volatility of common stock	91.6%	68.00% - 86.24%
Estimated annual forfeitures	—	—

Warrants

2021

During the second quarter of 2021, warrants representing 205,574 shares were exercised by seven holders. All the exercises were cashless exercises with exercise prices of $7.70 and stock prices ranging from $9.25 to $11.14 resulting in a total of 50,588 common shares. No new warrants were issued during the third and fourth quarter of 2021.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

2020

During the first quarter of 2020, 67,500 warrants were issued as compensation in the form of bankers warrants in connection with the 2020 Offering for which no other warrants were issued. The warrants had a strike price of $9.00 and were locked up until the third quarter of 2020.

During the second quarter of 2020, 9,450 warrants previously issued as bankers warrants in the first quarter were cancelled and re-issued with no change in terms. In addition, 1,197 warrants previously issued, expired.

During the third quarter of 2020, 67,500 warrants issued in the first quarter became exercisable.

During the fourth quarter of 2020, 12,469 previously issued warrants were cancelled and re-issued with no change in terms as part of a settlement between certain shareholders.

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Warrants	Price	Term (Years)	Value
Outstanding at December 31, 2019	1,521,250	$8.78	3.9	—
Warrants expired, forfeited, cancelled or exercised	(23,116)
Warrants issued	89,419	$9.02	2.2	—
Outstanding at December 31, 2020	1,587,553	$8.62	2.0	—
Exercisable at December 31, 2020	1,587,553	$8.69	2.0	—

Outstanding at December 31, 2020	1,587,553	$8.62	2.0	—
Warrants expired, forfeited, cancelled or exercised	(232,517)
Warrants issued	21,430	$7.70	1.9	—
Outstanding at December 31, 2021	1,376,466	$8.18	1.9	—
Exercisable at December 31, 2021	1,376,466	$8.18	1.9	—

NOTE 15 – DEFINED CONTRIBUTION PLAN

The Company has a 401(k)-retirement savings plan (the “401(k) Plan”) covering all eligible employees. The 401(k) Plan allows employees to defer a portion of their annual compensation, and the Company may match a portion of the employees’ contributions generally after the first six months of service. During the twelve months ended December 31, 2021, the Company matched 100% of the first 4% of eligible employee compensation that was contributed to the 401(k) Plan. For the twelve months ended December 31, 2021, the Company recognized expense for matching cash contributions to the 401(k) Plan totaling $111,759.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 16 – RELATED PARTY TRANSACTIONS

On August 1, 2012, the Company entered into an independent contractor master services agreement (the “Services Agreement”) with Luceon, LLC, a Florida limited liability company, owned by our former Chief Technology Officer, David Ponevac. The Services Agreement provided that Luceon would provide support services including management, coordination or software development services and related services to duos. In January 2019, additional services were contracted with Luceon for TrueVue360™ primarily for software development through the provision of 7 additional full-time contractors located in Slovakia at a cost of $16,250 for January initially, rising to $25,583 after fully staffed, per month starting February 2019. This was in addition to the existing contract of $7,480 per month for duos for 4 full-time contractors which increased to $8,231 per month in June of 2019. During 2020 efforts in reducing cost, Luceon reduced its staff for the TrueVue360 software development team from a staff of 7 to 3 full-time employees at a cost of $11,666 per month starting June 1, 2020. As of January 1, 2021, the Company no longer records activities in TrueVue360 and has combined billings for a total of $20,986 per month. For the years ended December 31, 2021 and 2020, the total amount expensed is $93,422 and $335,334, respectively. The Company had no open accounts payable with Luceon at December 31, 2021. On May 14, 2021, the Company formally ended its relationship with Luceon in concert with the resignation of our Chief Technology Officer and as such there is no longer a related party relationship.

NOTE 17 – SUBSEQUENT EVENTS

On January 1, 2022, the Company awarded certain senior management and key employees non-qualified stock options under the 2021 Equity Incentive Plan previously approved by the shareholders.  A total of 665,000 options were awarded by the Company’s Compensation Committee and approved by the Board, with a strike price of $6.41 per share, a five-year term and vesting equally over a three-year period.  The Options serve as a retention tool and contain key provisions that the holder must remain in good standing with the Company.

On January 11, 2022, a shareholder exercised a conversion of 710 and 1,790 shares of Series C Convertible Preferred stock collectively valued at $2.5 million for two related entities with a conversion price of $5.50 per common share resulting in the issuance of 129,091 and 325,455 shares of the Company’s Common Stock.

On February 3, 2022, the Company closed an offering of 1,325,000 shares of common stock in the amount of $5,300,000 before certain underwriting fees and offering expenses with net proceeds of $4,779,000.

On February 21, 2022, the Company closed a “over-allotment” offering of 198,750 shares of common stock in the amount of $795,000 before certain underwriting fees and offering expenses with net proceeds of $739,350. Both this and the previous offering were “takedowns” from a previously filed S3 “shelf” registration statement for the offer of up to $50,000,000 in the aggregate of Common Stock, Preferred Stock, Debt Securities, Warrants, Rights or Units from time to time in one or more offerings.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,965,466	$893,720
Accounts receivable, net	2,234,283	1,738,543
Contract assets	824,387	3,449
Inventory	694,125	298,338
Prepaid expenses and other current assets	651,010	354,613

Total Current Assets	9,369,271	3,288,663

Property and equipment, net	695,800	603,253
Operating lease right of use asset	4,726,975	4,925,765
Security deposit	600,000	600,000

OTHER ASSETS:
Patents and trademarks, net	78,872	66,482
Software development costs, net	85,756	—
Total Other Assets	164,628	66,482

TOTAL ASSETS	$15,556,674	$9,484,163

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,649,629	$1,044,500
Notes payable - financing agreements	102,256	52,503
Accrued expenses	481,913	618,093
Equipment financing payable-current portion	33,860	80,335
Operating lease obligations-current portion	497,694	315,302
Contract liabilities	3,880,422	1,829,311

Total Current Liabilities	6,645,774	3,940,044

Equipment financing payable, less current portion	—	22,851
Operating lease obligations, less current portion	4,618,058	4,739,783

Total Liabilities	11,263,832	8,702,678

Commitments and Contingencies (Note 4)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,476,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at September 30, 2022 and December 31, 2021, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $0.001 par value per share, 15,000 shares designated; 0 issued and outstanding at September 30, 2022 and 851 issued and outstanding at December 31, 2021, convertible into common stock at $7 per share	—	1
Series C convertible preferred stock, $0.001 par value per share, 5,000 shares designated; 0 issued and outstanding at September 30, 2022 and 2,500 issued and outstanding at December 31, 2021, convertible into common stock at $5.50 per share	—	2
Series D convertible preferred stock, $0.001 par value per share, 4,000 shares designated; 999 issued and outstanding at September 30, 2022 and 0 issued and outstanding at December 31, 2021, convertible into common stock at $3 per share	1	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 7,058,198 and 4,111,047 shares issued, 7,056,874 and 4,109,723 shares outstanding at September 30, 2022 and December 31, 2021, respectively	7,057	4,111
Additional paid-in-capital	55,852,643	46,431,874
Total stock & paid-in-capital	55,859,701	46,435,988
Accumulated deficit	(51,409,407)	(45,497,051)
Sub-total	4,450,294	938,937
Less: Treasury stock (1,324 shares of common stock at September 30, 2022 and December 31, 2021)	(157,452)	(157,452)
Total Stockholders' Equity	4,292,842	781,485

Total Liabilities and Stockholders' Equity	$15,556,674	$9,484,163

See accompanying condensed notes to the unaudited consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

REVENUES:
Technology systems	$2,709,899	$1,153,150	$6,273,213	$2,743,849
Services and consulting	1,312,339	587,307	2,805,483	1,800,030

Total Revenues	4,022,238	1,740,457	9,078,696	4,543,879

COST OF REVENUES:
Technology systems	2,176,761	1,363,127	5,016,551	3,162,866
Services and consulting	745,925	305,669	1,457,913	1,076,140

Total Cost of Revenues	2,922,686	1,668,796	6,474,464	4,239,006

GROSS MARGIN	1,099,552	71,661	2,604,232	304,873

OPERATING EXPENSES:
Sales and marketing	297,057	361,820	956,937	1,024,872
Research and development	329,424	332,469	1,296,480	1,163,341
General and Administration	2,342,089	1,823,865	6,255,926	5,333,921

Total Operating Expenses	2,968,570	2,518,154	8,509,343	7,522,134

LOSS FROM OPERATIONS	(1,869,018)	(2,446,493)	(5,905,111)	(7,217,261)

OTHER INCOME (EXPENSES):
Interest expense	(2,057)	(4,819)	(7,943)	(16,580)
Other income, net	(53,993)	875	698	1,424,501

Total Other Income (Expenses)	(56,050)	(3,944)	(7,245)	1,407,921

NET LOSS	$(1,925,068)	$(2,450,437)	$(5,912,356)	$(5,809,340)

Net Loss Per Share
Basic	$(0.30)	$(0.68)	$(1.01)	$(1.63)
Diluted	$(0.30)	$(0.68)	$(1.01)	$(1.63)

Weighted Average Shares
Basic	6,450,180	3,588,381	5,859,375	3,559,340
Diluted	6,450,180	3,588,381	5,859,375	3,559,340

See accompanying condensed notes to the unaudited consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Three Months and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

	Preferred Stock B		Preferred Stock C		Preferred Stock D		Common Stock		Additional
	# of		# of		# of		# of		Paid-in-	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Balance December 31, 2021	851	$1	2,500	$2	—	$—	4,111,047	$4,111	$46,431,874	$(45,497,051)	$(157,452)	$781,485
Series C preferred stock converted to common stock	—	—	(2,500)	(2)	—	—	454,546	455	(453)	—	—	—
Stock options compensation	—	—	—	—	—	—	—	—	250,577	—	—	250,577
Common stock issued for cash	—	—	—	—	—	—	1,523,750	1,524	6,093,476	—	—	6,095,000
Stock issuance cost	—	—	—	—	—	—	—	—	(576,650)	—	—	(576,650)
Stock issued for services	—	—	—	—	—	—	7,198	7	39,993	—	—	40,000
Net loss for the three months ended March 31, 2022	—	—	—	—	—	—	—	—	—	(2,644,616)	—	(2,644,616)
Balance March 31, 2022	851	$1	—	$—	—	$—	6,096,541	$6,097	$52,238,817	$(48,141,667)	$(157,452)	$3,945,796
Stock options compensation	—	—	—	—	—	—	—	—	188,232	—	—	188,232
Stock issued for services	—	—	—	—	—	—	10,668	10	39,990	—	—	40,000
Net loss for the three months ended June 30, 2022	—	—	—	—	—	—	—	—	—	(1,342,672)	—	(1,342,672)
Balance June 30, 2022	851	$1	—	$—	—	$—	6,107,209	$6,107	$52,467,039	$(49,484,339)	$(157,452)	$2,831,356
Stock options compensation	—	—	—	—	—	—	—	—	153,367	—	—	153,367
Stock issued for services	—	—	—	—	—	—	9,758	10	39,990	—	—	40,000
Series B preferred stock converted to common stock	(851)	(1)	—	—	—	—	121,572	122	(121)	—	—	—
Common stock issued for cash	—	—	—	—	—	—	818,335	818	2,454,185	—	—	2,455,003
Series D preferred stock issued for cash	—	—	—	—	999	1	—	—	998,999	—	—	999,000
Stock issuance cost	—	—	—	—	—	—	—	—	(260,816)	—	—	(260,816)
Net loss for the three months ended September 30, 2022	—	—	—	—	—	—	—	—	—	(1,925,068)	—	(1,925,068)
Balance September 30, 2022	—	$—	—	$—	999	$1	7,056,874	$7,057	$55,852,643	$(51,409,407)	$(157,452)	$4,292,842

See accompanying condensed notes to the unaudited consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (Continued)

For the Three Months and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

	Preferred Stock B		Preferred Stock C		Preferred Stock D		Common Stock		Additional
	# of		# of		# of		# of		Paid-in-	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Balance December 31, 2020	1,705	2	—	—	—	—	3,535,339	3,536	41,525,872	(39,488,150)	(157,452)	1,883,808
Stock options compensation	—	—	—	—	—	—	—	—	76,301	—	—	76,301
Series C preferred stock issued	—	—	4,500	5	—	—	—	—	4,499,995	—	—	4,500,000
Net loss for the three months ended March 31, 2021	—	—	—	—	—	—	—	—	—	(406,023)	—	(406,023)
Balance March 31, 2021	1,705	$2	4,500	$5	—	$—	3,535,339	$3,536	$46,102,168	$(39,894,173)	$(157,452)	$6,054,086
Stock options compensation	—	—	—	—	—	—	—	—	76,862	—	—	76,862
Common stock issued for cash less warrants exercised	—	—	—	—	—	—	50,588	50	(50)	—	—	—
Net loss for the three months ended June 30, 2021	—	—	—	—	—	—	—	—	—	(2,952,880)	—	(2,952,880)
Balance June 30, 2021	1,705	$2	4,500	$5	—	$—	3,585,927	$3,586	$46,178,980	$(42,847,053)	$(157,452)	$3,178,068
Stock options granted to employees	—	—	—	—	—	—	—	—	62,590	—	—	62,590
Common stock issued for services	—	—	—	—	—	—	11,255	11	74,989	—	—	75,000
Common stock issued for cashless employee stock options exercised	—	—	—	—	—	—	14,576	15	(15)	—	—	—
Rounding-split in 2020	—	—	—	—	—	—	367	—	—	—	—	—
Net loss for the three months ended September 30, 2021	—	—	—	—	—	—	—	—	—	(2,450,437)	—	(2,450,437)
Balance September 30, 2021	1,705	$2	4,500	$5	—	$—	3,612,125	$3,612	$46,316,544	$(45,297,490)	$(157,452)	$865,221

See accompanying condensed notes to the unaudited consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2022	2021

Cash from operating activities:
Net loss	$(5,912,356)	$(5,809,340)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	225,825	281,220
Stock based compensation	592,177	215,753
Stock issued for services	120,000	75,000
PPP loan forgiveness including accrued interest	—	(1,421,577)
Bad debt expense	—	76,046
Changes in assets and liabilities:
Accounts receivable	(454,431)	631,948
Contract assets	(820,938)	(147,412)
Inventory	(395,787)	185,547
Security deposit	—	(600,000)
Operating lease right of use asset	198,790	173,214
Prepaid expenses and other current assets	15,539	79,331
Accounts payable	605,129	378,853
Accounts payable-related party	—	(7,700)
Payroll taxes payable	—	(3,146)
Accrued expenses	(136,180)	164,782
Operating lease obligation	60,668	(179,464)
Contract liabilities	2,051,109	384,277
Net cash used in operating activities	(3,850,455)	(5,522,668)

Cash flows from investing activities:
Purchase of patents/trademarks	(17,490)	(7,435)
Purchase of software development	(87,700)	—
Purchase of fixed assets	(311,327)	(303,341)
Net cash used in investing activities	(416,517)	(310,776)

Cash flows from financing activities:
Repayments of insurance and equipment financing	(303,492)	(311,442)
Repayment of finance lease	(69,325)	(66,243)
Proceeds from common stock issued	8,550,002	—
Issuance cost	(837,467)	—
Proceeds from preferred stock issued	999,000	4,500,000
Net cash provided by financing activities	8,338,718	4,122,315

Net increase (decrease) in cash	4,071,746	(1,711,129)
Cash, beginning of period	893,720	3,969,100
Cash, end of period	$4,965,466	$2,257,971

Supplemental Disclosure of Cash Flow Information:
Interest paid	$8,045	$25,678
Taxes paid	$1,264	$—

Supplemental Non-Cash Investing and Financing Activities:
Notes issued for financing of insurance premiums	$353,244	$323,452

See accompanying condensed notes to the unaudited consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Duos Technologies Group, Inc. (the “Company”), through its operating subsidiaries, Duos Technologies, Inc. and TrueVue360, Inc. (collectively the “Company”), develops and deploys vision based analytical technology solutions that will help to transform precision railroading, logistics and inter-modal transportation operations. Additionally, these unique patented solutions can be employed into many other industries.

The Company has developed the Railcar Inspection Portal (RIP) that provides both freight and transit railroad customers and select government agencies the ability to conduct fully automated inspections of trains while they are in transit. The system, which incorporates a variety of sophisticated optical technologies, illumination and other sensors, scans each passing railcar to create an extremely high-resolution image set from a variety of angles including the undercarriage. These images are then processed through various methods of artificial intelligence (“AI”) algorithms to identify specific defects and/or areas of interest on each railcar. This is all accomplished within minutes of a railcar passing through our portal. This solution has the potential to transform the railroad industry by increasing safety, improving efficiency and reducing costs. The Company has successfully deployed this system with several Class 1 railroad customers and anticipates an increased demand in the future. Government agencies can conduct digital inspections combined with the incorporated AI to improve rail traffic flow across borders which also directly benefits the Class 1 railroads through increasing their velocity.

The Company has also developed the Automated Logistics Information System (ALIS) which automates and reduces/removes personnel from gatehouses where trucks enter and exit large logistics and intermodal facilities. This solution also incorporates sensors and data points as necessary for each operation and directly interconnects with backend logistics databases and processes to streamline and significantly improve operations and security and importantly dramatically improves the vehicle throughput on each lane on which the technology is deployed.

The Company has built a portfolio of IP and patented solutions that creates “actionable intelligence” using two core native platforms called Centraco® and Praesidium™. All solutions provided include a variant of both applications. Centraco is designed primarily as the user interface to all our systems as well as the backend connection to third-party applications and databases through both Application Programming Interfaces (APIs) and Software Development Kits (SDKs). This interface is browser based and hosted within each one of our systems and solutions. It is typically also customized for each unique customer and application. Praesidium typically resides as middleware in our systems and manages the various image capture devices and some sensors for input into the Centraco software.

The Company also developed a proprietary Artificial Intelligence (AI) software platform, Truevue360™ with the objective of focusing the Company’s advanced intelligent technologies in the areas of AI, deep machine learning and advanced multi-layered algorithms to further support our solutions. The Company also offers technical support services for the above products.

The Company also provided professional and consulting services for large data centers and had developed a system for the automation of asset information marketed as DcVue™. The Company had deployed its DcVue software at one beta site. This software was used by Duos’ consulting auditing teams. DcVue was based upon the Company’s OSPI patent which was awarded in 2010. The Company offered DcVue available for license to our customers as a licensed software product. The Company ceased offering this product in 2021.

The Company’s strategy is to deliver operational and technical excellence to our customers, expand our RIP and ALIS solutions into current and new customers focused in the Rail, Logistics and U.S. Government Sectors, offer both CAPEX and OPEX pricing models to customers that increases recurring revenue, grows backlog and improves profitability, responsibly grow the business both organically and through selective acquisitions, and promote a performance-based work force where employees enjoy their work and are incentivized to excel and remain with the Company.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (all of which are of a normal recurring nature) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022 or for any other future period. These unaudited consolidated financial statements and the unaudited condensed notes thereto should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022.

Reclassifications

The Company reclassified $850,999 of Series B Convertible Preferred Stock and $2,499,998 of Series C Convertible Preferred Stock as previously presented on the December 31, 2021 Consolidated Balance Sheet to additional paid-in capital to conform to the presentation at September 30, 2022 of new Series D Preferred Stock at par value rather than at stated value. There was no net effect on the total shareholders’ equity of such reclassification.

The Company reclassified certain expenses for the three months ended September 30, 2021 to conform to the 2022 classification. There was no net effect on the total expenses of such reclassification.

The following tables reflect the reclassification adjustment effect in the three months ended September 30, 2021:

	Before Reclassification		After Reclassification
	For the		For the
	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2021		2021

REVENUES:		REVENUES:
Technology systems	$1,153,150	Technology systems	$1,153,150
Services and consulting	587,307	Services and consulting	587,307

Total Revenue	1,740,457	Total Revenue	1,740,457

COST OF REVENUES:		COST OF REVENUES:
Technology systems	1,869,812	Technology systems	1,363,127
Services and consulting	277,054	Services and consulting	305,669
Overhead	657,907	—	—

Total Cost of Revenues	2,804,773	Total Cost of Revenues	1,668,796

GROSS MARGIN	(1,064,316)	GROSS MARGIN	71,661

OPERATING EXPENSES:		OPERATING EXPENSES:
Sales and marketing	361,820	Sales and marketing	361,820
Research and development	57,000	Research and development	332,469
General and administration	963,357	General and administration	1,823,865

Total Operating Expenses	1,382,177	Total Operating Expenses	2,518,154

LOSS FROM OPERATIONS	$(2,446,493)	LOSS FROM OPERATIONS	$(2,446,493)

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

The Company reclassified certain expenses for the nine months ended September 30, 2021 to conform to the 2022 classification. There was no net effect on the total expenses of such reclassification.

The following tables reflect the reclassification adjustment effect in the nine months ended September 30, 2021:

	Before Reclassification		After Reclassification
	For the		For the
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2021		2021

REVENUES:		REVENUES:
Technology systems	$2,743,849	Technology systems	$2,743,849
Services and consulting	1,800,030	Services and consulting	1,800,030

Total Revenue	4,543,879	Total Revenue	4,543,879

COST OF REVENUES:		COST OF REVENUES:
Technology systems	4,979,667	Technology systems	3,162,866
Services and consulting	986,757	Services and consulting	1,076,140
Overhead	1,754,731	—	—

Total Cost of Revenues	7,721,155	Total Cost of Revenues	4,239,006

GROSS MARGIN	(3,177,276)	GROSS MARGIN	304,873

OPERATING EXPENSES:		OPERATING EXPENSES:
Sales and marketing	1,024,872	Sales and marketing	1,024,872
Research and development	197,164	Research and development	1,163,341
General and administration	2,817,949	General and administration	5,333,921

Total Operating Expenses	4,039,985	Total Operating Expenses	7,522,134

LOSS FROM OPERATIONS	$(7,217,261)	LOSS FROM OPERATIONS	$(7,217,261)

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Principles of Consolidation

The unaudited consolidated financial statements include Duos Technologies Group, Inc. and its wholly owned subsidiaries, Duos Technologies, Inc and TrueVue360 Inc. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying unaudited consolidated financial statements include the allowance on accounts receivable, valuation of deferred tax assets, valuation of intangible and other long-lived assets, estimates of net contract revenues and the total estimated costs to determine progress towards contract completion, valuation of inventory, estimates of the valuation of right of use assets and corresponding lease liabilities, valuation of warrants issued with debt and valuation of stock-based awards. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Concentrations

Cash Concentrations

Cash is maintained at financial institutions and at times, balances may exceed federally insured limits. We have not experienced any losses related to these balances. As of September 30, 2022, the balance in one financial institution exceeded federally insured limits by approximately $ $4,507,000.

Significant Customers and Concentration of Credit Risk

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the nine months ended September 30, 2022, four customers accounted for 25% (“Customer 3”), 21% (“Customer 4”), 19% (“Customer 1”) and 19% (“Customer 2”) of revenues. For the nine months ended September 30, 2021, one customer accounted for 79% (“Customer 2”) of revenues. In all cases, there is no minimum contract value stated. Each contract covers an agreement to deliver a rail inspection portal which, once accepted, must be paid in full with 30% or more being due and payable prior to delivery. The balances of the contracts are for service and maintenance which is paid annually in advance with revenues recorded ratably over the contract period. Each of the customers referenced has the following termination provisions:

•	Customer 1, termination can be made prior to delivery of products or services, in the case where either party breaches any of its obligations under the agreement between the parties. The non-defaulting party may terminate the agreement effective 15 Business Days following notice to the defaulting party, if the non-performance has not been cured within such period, and without prejudice to damages that could be claimed by the non-defaulting party. Either party may terminate the agreement if the other party becomes unable to pay its debts in the ordinary course of business; goes into liquidation (other than for the purpose of a genuine amalgamation or restructuring); has a receiver appointed over all or part of its assets; enters into a composition or voluntary arrangement with its creditors; or any similar event occurs in any jurisdiction, all to the extent permitted by law.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

•	For Customer 2, prior to delivery of products or services, either party may terminate the agreement between the parties upon the other party’s material breach of a representation, warranty, term, covenant or undertaking in the agreement if, within 30 days following the delivery of a written notice to the defaulting party setting forth in reasonable detail the basis of such default, the defaulting party has not rectified such default to the reasonable satisfaction of the non-defaulting party. Failure to perform due to a force majeure condition shall not be considered a material default under the agreement.

•	For Customer 3, prior to delivery of products or services if the customer terminates the statement of work for convenience, no refund of any advance payments will be due to Customer 3. ln the event of a material breach by the Company, which breach is not cured, or cure has not begun within 30 days of written notice to the Company by Customer 3, Customer 3 may terminate this statement of work for cause. In the event of termination by Customer 3 for cause, the Company shall reimburse Customer 3 any unused prepaid fees on a pro rata basis.

•

For Customer 4, if the customer terminates the agreement for convenience, no refund of any advance payments, will be due to Customer 4 and the Company after taking appropriate mitigating actions, may submit to the Customer a claim for termination costs. Such costs will not exceed the unpaid balance of the contract. In the event of a material breach by Duos, which breach is not cured, or cure has not begun within 10 days of written notice to Duos by Customer 4, Customer 4 may terminate the agreement for cause. In the event of termination by Customer 4 for cause, Duos shall reimburse Customer for any costs, losses and damages suffered or incurred arising from such event of default. Duos has secured a Performance and Payment Bond for specific project work be undertaken by the Company for Customer 4.

At September 30, 2022, two customers accounted for 42% and 36% of accounts receivable. At December 31, 2021, two customers accounted for 81% and 10% of accounts receivable. Much of the credit risk is mitigated since all of the customers listed here are Class 1 railroads or a large government funded national railroad. The Class 1 railroads have a multi-year history of timely payments to us.

Geographic Concentration

For the nine months ended September 30, 2022, approximately 54% of revenue was generated from four customers outside of the United States. For the nine months ended September 30, 2021, approximately 84% of revenue was generated from three customers outside of the United States. These customers are Canadian and Mexican, and two of the three are Class 1 railroads operating in the United States.

Significant Vendors and Concentration of Credit Risk

At September 30, 2022, two vendors accounted for 18% and 14% of accounts payable. At December 31, 2021, one vendor accounted for 14% of accounts payable.

For the nine months ended September 30, 2022, the Company had no suppliers exceeding 10% of total purchases. One supplier accounted for approximately 12% of total purchases for nine months ended September 30, 2021.

Fair Value of Financial Instruments and Fair Value Measurements

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions that the market participants would use in the valuation of the asset or liability based on the best available information.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The estimated fair value of certain financial instruments, including accounts receivable, prepaid expense, accounts payable, accrued expenses and notes payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Software Development Costs

Software development costs incurred prior to establishing technological feasibility are charged to operations and included in research and development costs. The technological feasibility of a software product is established when the Company has completed all planning, designing, coding, and testing activities that are necessary to establish that the product meets its design specifications, including functionality, features, and technical performance requirements. Software development costs incurred after establishing technological feasibility for software sold as a perpetual license, as defined within ASC 985-20 (Software – Costs of Software to be Sold, Leased, or Marketed), are capitalized and amortized on a product-by-product basis when the product is available for general release to customers.

Earnings (Loss) Per Share

Basic earnings loss per share (EPS) are computed by dividing net loss applicable to common stock by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise or conversion of stock options, stock warrants, convertible debt instruments, convertible preferred stock or other common stock equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. At September 30, 2022, there was an aggregate of 1,376,466 outstanding warrants to purchase shares of common stock and employee stock options to purchase an aggregate of 926,266 shares of common stock. Also, at September 30, 2022, 333,000 common shares were issuable upon conversion of Series D convertible preferred stock all of which were excluded from the computation of dilutive earnings per share because their inclusion would have been anti-dilutive.

As of September 30, 2021, there was an aggregate of 1,376,466 outstanding warrants to purchase shares of common stock and employee stock options to purchase an aggregate of 431,266 shares of common stock. Also, at September 30, 2021, 243,571 common shares were issuable upon conversion of Series B convertible preferred stock and 818,182 common shares were issuable upon conversion of Series C convertible preferred stock all of which were excluded from the computation of dilutive earnings per share because their inclusion would have been anti-dilutive.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining the collections on the account, historical trends are evaluated, and specific customer issues are reviewed to arrive at appropriate allowances. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers.

Inventory

Inventory consists primarily of spare parts and consumables to be used in the production of our technology systems or in connection with maintenance agreements with customers. Inventory is stated at the lower of cost or net realizable value. Inventory cost is primarily determined using the weighted average cost method.

Revenue Recognition

The Company follows Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), that affects the timing of when certain types of revenues will be recognized. The basic principles in ASC 606 include the following: a contract with a customer creates distinct contract assets and performance obligations, satisfaction of a performance obligation creates revenue, and a performance obligation is satisfied upon transfer of control to a good or service to a customer.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Revenue is recognized by evaluating our revenue contracts with customers based on the five-step model under ASC 606:

1.	Identify the contract with the customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to separate performance obligations; and

5.	Recognize revenue when (or as) each performance obligation is satisfied.

The Company generates revenues from four sources:

1.	Technology Systems;

2.	AI Technology;

3.	Technical Support; and

4.	Consulting Services.

Technology Systems

For revenues related to technology systems, the Company recognizes revenue over time using a cost-based input methodology in which significant judgment is required to estimate costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize.

Accordingly, the Company bases its technology systems revenue recognition on ASC 606-10-25-27, where control of a good or service transfers over time if the entity’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date including a profit margin or reasonable return on capital. Control is deemed to pass to the customer instantaneously as the goods are manufactured and revenue is recognized accordingly.

In addition, the Company has adopted ASC 606-10-55-21 such that if the cost incurred is not proportionate to the progress in satisfying the performance obligation, we adjust the input method to recognize revenue only to the extent of the cost incurred. Therefore, the Company will recognize revenue at an equal amount to the cost of the goods to satisfy the performance obligation. To accurately reflect revenue recognition based on the input method, the Company has adopted the implementation guidance as set out in ASC-606-10-55-187 through 192.

Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred. Costs include direct material, direct labor, subcontract labor and other allocable direct costs. All un-allocable indirect costs and corporate general and administrative costs are also charged to the periods as incurred. Any recognized revenues that have not been billed to a customer are recorded as an asset in “contract assets”. Any billings of customers more than recognized revenues are recorded as a liability in “contract liabilities”. However, in the event a loss on a contract is foreseen, the Company will recognize the loss when such loss is determined.

AI Technologies

The Company has revenue from applications that incorporate artificial intelligence (AI) in the form of predetermined algorithms which provide important operating information to the users of our systems. The revenue generated from these applications of AI consists of a fixed fee related to the design, development, testing and incorporation of new algorithms into the system, which is recognized as revenue at a point in time upon customer acceptance, as well as an annual application maintenance fee, which is recognized as revenue ratably over the contracted maintenance term.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Technical Support

Technical support services are provided on both an as-needed and extended-term basis and may include providing both parts and labor. Maintenance and technical support provided outside of a maintenance contract are on an “as-requested” basis, and revenue is recognized over time as the services are provided. Revenue for maintenance and technical support provided on an extended-term basis is recognized over time ratably over the term of the contract.

Consulting Services

The Company’s consulting services business generates revenues under contracts with customers from four sources: (1) Professional Services (consulting and auditing); (2) Software licensing with optional hardware sales; (3) Customer service training and (4) Maintenance support.

(1)	Revenues for professional services, which are of short-term duration, are recognized when services are completed;
(2)	For all periods reflected in the financial statements included in this prospectus, software license sales have been one-time sales of a perpetual license to use our software product and the customer also has the option to purchase third-party manufactured handheld devices from us if they purchase our software license. Accordingly, the revenue is recognized upon delivery of the software and delivery of the hardware, as applicable, to the customer;
(3)	Training sales are one-time upfront short-term training sessions and are recognized after the service has been performed; and
(4)	Maintenance/support is an optional product sold to our software license customers under one-year contracts. Accordingly, maintenance payments received upfront are deferred and recognized over the contract term.

Multiple Performance Obligations and Allocation of Transaction Price

Arrangements with customers may involve multiple performance obligations including project revenue and maintenance services in our Technology Systems business. Maintenance will occur after the project is completed and may be provided on an extended-term basis or on an as-needed basis. In our consulting services business, multiple performance obligations may include any of the above four sources. Training and maintenance on software products may occur after the software product sale while other services may occur before or after the software product sale and may not relate to the software product. Revenue recognition for a multiple performance obligations arrangement is as follows:

Each performance obligation is accounted for separately when each has value to the customer on a standalone basis and there is Company specific objective evidence of selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each performance obligation is recognized using the applicable criteria under GAAP as discussed above for performance obligations sold in single performance obligation arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting. The Company sells its various services and software and hardware products at established prices on a standalone basis which provides Company specific objective evidence of selling price for purposes of performance obligations relative selling price allocation. The Company only sells maintenance services or spare parts based on its established rates after it has completed a system integration project for a customer. The customer is not required to purchase maintenance services. All elements in multiple performance obligations arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

Segment Information

The Company operates in one reportable segment.

Stock-Based Compensation

The Company accounts for employee and non-employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the grant date measurement and the recognition of compensation expense for all share-based payment awards made including employee stock options, restricted stock units, and employee stock purchases based on estimated fair values.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Determining Fair Value Under ASC 718-10

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding the number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

Leases

The Company follows ASC 842 “Leases”. This guidance requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities for most operating leases. In addition, this guidance requires that lessors separate lease and non-lease components in a contract in accordance with the revenue guidance in ASC 606.

The Company made an accounting policy election to not recognize short-term leases with terms of twelve months or less on the balance sheet and instead recognize the lease payments in expense as incurred. The Company has also elected to account for real estate leases that contain both lease and non-lease components as a single lease component.

At the inception of a contract the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset.

Operating ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the lease commencement date to determine the present value of future payments. The lease term includes all periods covered by renewal and termination options where the Company is reasonably certain to exercise the renewal options or not to exercise the termination options. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Recent Accounting Pronouncements

From time to time, the FASB or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”).

In August 2020, the FASB issued an accounting pronouncement (ASU 2020-06) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity's own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity's own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2023. The Company early adopted this pronouncement for our fiscal year beginning January 1, 2022, and it did not have a material effect on our unaudited consolidated financial statements.

In May 2021, the FASB issued an accounting pronouncement (ASU 2021-04) related to modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. The pronouncement states that an entity should treat the modification as an exchange of the original instrument for a new instrument, and the effect of the modification should be calculated as the difference between the fair value of the modified instrument and the fair value of that instrument immediately before modification. An entity should then recognize the effect of the modification on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021. The pronouncement will be applied prospectively to all modifications that occur after the initial date of adoption. We adopted this pronouncement for our fiscal year beginning January 1, 2022, and it did not have a material effect on our unaudited consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

NOTE 2 – LIQUIDITY

As reflected in the accompanying unaudited consolidated financial statements, the Company had a net loss of $5,912,356 for the nine months ended September 30, 2022. During the same period, cash used in operating activities was $3,850,455. The working capital surplus and accumulated deficit as of September 30, 2022 were $2,723,497 and $51,409,407, respectively. In one previous financial reporting period during 2021, the Company had raised substantial doubt about continuing as a going concern. This was principally due to a lack of working capital prior to an underwritten common stock offering which was completed during the first quarter of 2022 (the “First Quarter 2022 Offering”).

During the previous 21 months, the Company has raised more than $13 million after fees and expenses, both from existing shareholders through the issuance of Series C Convertible Preferred Stock and in the first quarter of 2022, a follow-on common stock offering using its previously filed “shelf” registration. The Company also raised more than $3 million by issuing a combination of Series D Convertible Preferred Stock and common stock late in the third quarter and early in the fourth quarter of 2022. Although, further additional investment is not assured, the Company believes that it would be able to raise sufficient capital to support expanded operations based on an anticipated increase in business activity and the recent improvement in the capital markets. In the long run, the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing the plan described above, generate enough revenue, and eventually attain consistently profitable operations. Although the current global pandemic related to the coronavirus (COVID-19) has affected our operations, particularly in our supply chain, we now believe that this is expected to be an ongoing issue and our working capital assumptions reflect this new reality. The Company cannot currently quantify the uncertainty related to the pandemic and its lingering effects on our customers in the coming quarters. We have analyzed our cash flow under “stress test” conditions and have determined that we have sufficient liquid assets on hand to maintain operations for at least twelve months from the date of this report. A notable recent success is the “bonding” secured in the amount of approximately $8 million for a major project for which the Company recently received full “notice to proceed”.

The Company was successful in securing a loan of $1,410,270 during the second quarter of 2020 from the Small Business Administration via the PPP/CARES Act program which further bolstered the Company’s cash reserves. This loan was forgiven in the first quarter of 2021 and leaves the Company essentially debt free other than the normal course of business equipment and insurance financing as reflected in Note 3 to these financial statements. The Company has also been successful in increasing its working capital surplus after receiving proceeds in 2021 of $4.5 million from the issuance of Series C Convertible Preferred Stock as well as in the first quarter of 2022, receiving net proceeds of approximately $5.5 million from the successful sales of common stock under the Company’s “shelf registration” statement as previously mentioned. More recently, the company was successful in raising approximately $3.2 million of net proceeds from the issuance of Series D Convertible Preferred and common stock.

This gives us the capital required to fund the fundamental business changes that we are executing including organization, product alignment and market focus and maintenance of our overall business strategy. In addition, management has been taking and continues to take actions including, but not limited to, elimination of certain costs that do not contribute to short term revenue, and re-aligning both management and staffing with a focus on improving certain skill sets necessary to build growth and profitability and focusing product strategy on opportunities that are likely to bear results in the relatively short term. During 2021, management took further significant actions including reorganizing our engineering and technical teams and selectively improving organizational efficiency to effectively grow the business in concert with the influx of business won in late 2021 and early 2022. The Company had experienced a significant slowdown in closing new projects due to cautious actions by current and potential clients as a result of COVID-19 but this appears to be abating as time passes. We continue to be successful in identifying new business opportunities and are focused on maintaining a backlog of projects.

Management believes that, at this time, the conditions in our market space with ongoing contract delays, the consequent need to procure certain materials in advance of a binding contract and the additional time needed to execute on new contracts previously reported have put a strain on our cash reserves. However, recent events including an approximate $9 million injection of gross funds from the 2022 Offerings, significant recent orders and the overall stabilization of the business indicate that there is no longer substantial doubt for the Company to continue as a going concern for a period of twelve months from the issuance of this report. We will continue executing the plan to grow our business and eventually achieve profitability without the requirement to raise additional capital for existing operations for 2022 although we may do so to fund selective opportunities that may arise. Management has extensively evaluated our requirements for the next 12 months from the issuance date of this report and has determined that the Company currently has sufficient cash to operate for at least that period.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

NOTE 3 – DEBT

Notes Payable - Financing Agreements

The Company’s notes payable relating to financing agreements classified as current liabilities consist of the following as of September 30, 2022 and December 31, 2021:

	September 30, 2022		December 31, 2021
Notes Payable	Principal	Interest	Principal	Interest
Third Party - Insurance Note 1	$4,167	7.75%	$22,266	7.75%
Third Party - Insurance Note 2	35,232	6.24%	12,667	6.24%
Third Party - Insurance Note 3	22,128	—	17,570	—
Third Party - Insurance Note 4	40,729	—	—	—
Total	$102,256		$52,503

The Company entered into an agreement on December 23, 2021 with its insurance provider by issuing a $22,266 note payable (Insurance Note 1) for the purchase of an insurance policy, secured by that policy with an annual interest rate of 7.75% payable in monthly installments of principal and interest totaling $2,104 through November 23, 2022. The balance of Insurance Note 1 as of September 30, 2022 and December 31, 2021 was $4,167 and $22,266, respectively.

The Company entered into an agreement on April 15, 2021 with its insurance provider by issuing a note payable (Insurance Note 2) for the purchase of an insurance policy in the amount of $62,041, secured by that policy with an annual interest rate of 6.24% and payable in 10 monthly installments of principal and interest totaling $6,383. The policy renewed on April 15, 2022 and, in connection therewith, the Company issued a new note payable to the insurer on April 15, 2022 in the amount $63,766 secured by that policy with an annual interest rate of 6.24% and payable in 11 monthly installments of principal and interest totaling $5,979. At September 30, 2022 and December 31, 2021, the balance of Insurance Note 2 was $35,232 and $12,667, respectively.

The Company entered into an agreement on September 15, 2021 with its insurance provider by issuing a note payable (Insurance 3) for the purchase of an insurance policy in the amount of $19,965 and payable in 10 monthly installments of $1,997. The policy renewed on September 23, 2022 and, in connection therewith, the Company issued a new note payable to the insurer on September 23, 2022 in the amount $24,140 secured by that policy and payable in 12 monthly installments of principal totaling $2,012. At September 30, 2022 and December 31, 2021, the balance of Insurance Note 3 was $22,128 and $17,570, respectively.

The Company entered into an agreement on February 3, 2021 with its insurance provider by issuing a note payable (Insurance 4) for the purchase of an insurance policy in the amount of $215,654 with a down payment paid in the amount of $37,000 on April 6, 2021 and ten monthly installments of $17,899. The Company received a refund on October 5, 2021 for the annual audit of the policy resulting in the refund being applied to the outstanding amount of $35,787. The policy renewed on February 3, 2022 and, in connection therewith, the Company issued a new note payable to the insurer in the amount of $242,591 with a down payment paid in the amount of $41,854 and payable in ten monthly installments of $20,074. At September 30, 2022 and December 31, 2021, the balance of Insurance Note 4 was $40,729 and zero, respectively.

Equipment Financing

The Company entered into an agreement on August 26, 2019 with an equipment financing company by issuing a $147,810 note secured by the equipment being financed, with an annual interest rate of 12.72% and payable in monthly installments of principal and interest totaling $4,963 through August 1, 2022. The Company entered into an additional agreement on May 22, 2020 with the same equipment financing company by issuing a $121,637 secured note, with an annual interest rate of 9.90% and payable in monthly installments of principal and interest totaling $3,919 through June 1, 2023. At September 30, 2022 and December 31, 2021, the aggregate balance of these notes was $33,860 and $103,186, respectively.

At September 30, 2022, future minimum lease payments due under the equipment financing is as follows:

Calendar year:	Amount
2022	11,757
2023	23,515
Total minimum equipment financing payments	$35,272
Less: interest	(1,412)
Total equipment financing at September 30, 2022	$33,860
Less: current portion of equipment financing	(33,860)
Long term portion of equipment financing	$—

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Operating Lease Obligations

On July 26, 2021, the Company entered a new operating lease agreement for office and warehouse combination space of 40,000 square feet, with the lease commencing on November 1, 2021 and ending April 30, 2032. This new space will combine the Company’s two separate work locations into one facility, which will allow for greater collaboration and also accommodate a larger anticipated workforce and manufacturing facility. On November 24, 2021, the lease was amended to commence on December 1, 2021 and end on June 30, 2032. The Company recognized a ROU asset and operating lease liability in the amount of $4,980,104 at lease commencement. Rent for the first eleven months of the term will be calculated based on 30,000 rentable square feet. The rent is subject to an annual escalation of 2.5%, beginning December 1, 2022. The Company made a security deposit payment in the amount of $600,000 on July 26, 2021. The right of use asset balance at September 30, 2022, net of amortization, was $4,726,975.

As of September 30, 2022, the office and warehouse lease is the Company’s only lease with a term greater than twelve months. The office and warehouse lease has a remaining term of approximately 9.6 years and includes an option to extend for two renewal terms of five years each. The renewal options are not reasonably certain to be exercised, and therefore, they are not included when determining the lease term used to establish the right-of use asset and lease liability. The Company also has several short-term leases, primarily related to equipment. The Company made an accounting policy election to not recognize short-term leases with terms of twelve months or less on the consolidated balance sheet and instead recognize the lease payments in expense as incurred. The Company has also elected to account for real estate leases that contain both lease and non-lease components (such as common area maintenance) as a single lease component.

The following table shows supplemental information related to leases:

	Nine Months Ended September 30,
	2022	2021
Lease cost:
Operating lease cost	$582,989	$214,470
Short-term lease cost	26,127	15,933

Other information:
Operating cash outflow used for operating leases	323,750	220,721
Weighted average discount rate	9.0%	12.0%
Weighted average remaining lease term	9.6 years	0.1 years

As of September 30, 2022, future minimum lease payments due under operating leases are as follows:

Amount
Calendar year:
2022	$(7,970)
2023	696,869
2024	779,087
2025	798,556
2026	818,518
Thereafter	4,882,411
Total undiscounted future minimum lease payments	7,967,471
Less: Impact of discounting	(2,851,719)
Total present value of operating lease obligations	5,115,752
Current portion	(497,694)
Operating lease obligations, less current portion	$4,618,058

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Executive Severance Agreement

Pursuant to a separation agreement with Gianni Arcaini, our former Chief Executive Officer and Chairman of the Board (the “Separation Agreement”), Mr. Arcaini’s employment with the Company ended on September 1, 2020 (“Separation Date”). The Separation Agreement provides that he will receive separation payments over a 36-month period equal to his base salary plus $75,000 as well as certain limited health and life insurance benefits. The Separation Agreement also contains confidentiality, non-disparagement and non-solicitation covenants and a release of claims by Mr. Arcaini.

In accordance with the Separation Agreement, the Company will pay to Mr. Arcaini the total sum of $747,788. On March 1, 2021, the Company paid to Mr. Arcaini a lump-sum amount equal to the first six months of payments, or $124,631, owed to Mr. Arcaini and the Company will continue to pay him in semi-monthly installments for 30 months thereafter, as contemplated in Mr. Arcaini’s Separation Agreement. The remaining balance of approximately $291,730 as of September 30, 2022 is included in accrued expenses in the accompanying unaudited consolidated balance sheet. In addition, the Company will pay one-half of Mr. Arcaini’s current life insurance premiums for 36 months of approximately $1,200 per month and provide and pay for his health insurance for 36 months following the Separation Date of approximately $450 per month, which are also included in accrued expenses as described above.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock issued

On January 11, 2022, shareholders converted 710 and 1,790 shares of Series C Convertible Preferred Stock collectively with a stated value of $2.5 million owned by two entities related to each other with a conversion price of $5.50 per common share resulting in the issuance of 129,091 and 325,455 shares of the Company’s common stock.

On February 3, 2022, the Company closed an offering of 1,325,000 shares of common stock in the amount of $5,300,000 or $4 per share before certain underwriting fees and offering expenses with net proceeds of $4,779,000.

On February 21, 2022, the Company closed on an “over-allotment” offering of 198,750 shares of common stock in the amount of $795,000 or $4 per share before certain underwriting fees and offering expenses with net proceeds of $739,350. Both this and the previous offering were “takedowns” from a previously filed “shelf” registration statement for the offer of up to $50,000,000 in the aggregate of common stock, Preferred Stock, Debt Securities, Warrants, Rights or Units from time to time in one or more offerings.

On March 31, 2022, the Company issued 7,198 shares of common stock for payment of board fees to four directors in the amount of $40,000 for services to the board which was expensed during the three months ended March 31, 2022.

On June 30, 2022, the Company issued 10,668 shares of common stock for payment of board fees to four directors in the amount of $40,000 for services to the board which was expensed during the three months ended June 30, 2022.

On August 25, 2022, 121,572 common shares were issued upon conversion of 851 shares of Series B preferred stock.

On September 30, 2022, the Company issued 9,758 shares of common stock for payment of board fees to four directors in the amount of $40,000 for services to the board which was expensed during the three months ended September 30, 2022.

On September 30, 2022, the Company closed an offering of 818,335 shares of common stock in the amount of $2,455,003 or $3 per share before certain placement agent fees and offering expenses with net proceeds of $2,194,187.

Series B Convertible Preferred Stock

The following summary of certain terms and provisions of our Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Certificate of Designation”) as previously filed. Subject to the limitations prescribed by our articles of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences, and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors designated 15,000 of the 10,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock with a stated value of $1,000 per share. The shares of Series B Convertible Preferred Stock were validly issued, fully paid and non-assessable.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Each share of Series B Convertible Preferred Stock was convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of $7.00 per share. Notwithstanding the foregoing, we shall not effect any conversion of Series B Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise. The Series B Convertible Preferred Certificate of Designation does not prohibit the Company from waiving this limitation. Upon any liquidation, dissolution or winding-up of Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to participate on an as-converted-to-common stock basis (without giving effect to the Beneficial Ownership Limitation) with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. Effective November 24, 2017 (the “Effective Date”), the Company entered into a Securities Purchase Agreement and a Registration Rights Agreement which included the issuance of 2,830 shares of Series B Convertible Preferred Stock worth $2,830,000 (including the conversion of liabilities at a price of $1,000 per share of Class B Convertible Preferred Stock). During the third quarter 2022, 851 shares of Series B Convertible Stock were converted into 121,572 shares of common stock. As of September 30, 2022 and December 31, 2021, respectively, there are zero and 851 shares of Series B Convertible Preferred Stock issued and outstanding.

Series C Convertible Preferred Stock

The Company’s Board of Directors designated 5,000 shares as the Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”). Each share of the Series C Convertible Preferred Stock has a stated value of $1,000. The holders of the Series C Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series C Convertible Preferred Stock has 172 votes (subject to adjustment); provided that in no event may a holder of Series C Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below). Each share of Series C Convertible Preferred Stock is convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $5.50 (subject to adjustment). The Company shall not effect any conversion of the Series C Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series C Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All holders of the Series C Preferred Stock have elected the 19.99% Beneficial Ownership Limitation.

On February 26, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 4,500 shares of a newly authorized Series C Convertible Preferred Stock, and the Company received proceeds of $4,500,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties. In January 2022, the 2,500 outstanding shares of Series C Convertible Preferred Stock were converted into 454,546 shares of common stock. As of September 30, 2022 and December 2021, respectively, there were zero and 2,500 shares of Series C Convertible Preferred Stock issued and outstanding.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale by the Purchasers of the shares of common stock into which the shares of Series C Convertible Preferred Stock were convertible. The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Series D Convertible Preferred Stock

On September 28, 2022 the Company amended its articles of incorporation to designate 4,000 shares as the Series D Convertible Preferred Stock (the “Series D Convertible Preferred Stock”). Each share of the Series D Convertible Preferred Stock has a stated value of $1,000. The holders of the Series D Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series D Convertible Preferred Stock has 333 votes (subject to standard anti-dilution adjustment); provided that in no event may a holder of Series D Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below). Each share of Series D Convertible Preferred Stock is convertible, subject to shareholder approval (which has not yet been granted) for an increase in common stock; at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $3.00 (subject to adjustment). The Company shall not effect any conversion of the Series D Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series D Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All holders of the Series D Preferred Stock have elected the 19.99% Beneficial Ownership Limitation. The Company shall, subject to shareholder approval, reserve and keep available out of its authorized and unissued Common Stock, solely for the issuance upon the conversion of the Series D Convertible Preferred Stock, such a number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of the Series D Convertible Preferred Stock then outstanding. Additionally, the Series D Convertible Preferred Stock does not have the right to dividends and in the event of an involuntary liquidation, the Series D shares shall be treated as a pro rata equivalent of common stock outstanding at the date of the liquidation event and have no liquidation preference.

On September 30, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 999 shares of the newly authorized Series D Convertible Preferred Stock (the “Series D Convertible Preferred Stock”), and the Company received proceeds of $999,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale by the Purchasers of the shares of common stock into which the shares of Series D Convertible Preferred Stock are convertible. The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

Stock-Based Compensation

Stock-based compensation expense recognized under ASC 718-10 for the nine months ended September 30, 2022 and 2021, was $592,177 and $215,753 respectively, for stock options granted to employees. This expense is included in selling, general and administrative expenses in the unaudited consolidated statements of operations. Stock-based compensation expense recognized during the period is based on the grant-date fair value of the portion of share-based payment awards that are ultimately expected to vest during the period. At September 30, 2022, the total compensation cost for stock options not yet recognized was $653,018. This cost will be recognized over the remaining vesting term of the options ranging from six months to two- and one-half years.

On May 12, 2021, the Board adopted, with shareholder approval, the 2021 Equity Incentive Plan (the “2021 Plan”) providing for the issuance of up to 1,000,000 shares of our common stock. The purpose of the 2021 Plan is to assist the Company in attracting and retaining key employees, directors and consultants and to provide incentives to such individuals to align their interests with those of our shareholders.

On January 1, 2022, the Company awarded certain senior management and key employees non-qualified stock options under the 2021 Plan.  Specifically, a total of 665,000 options were awarded by the Company’s Compensation Committee and approved by the Board, with a strike price of $6.41 per share, a five-year term and vesting equally over a three-year period.  The options serve as a retention tool and contain key provisions that the holder must remain in good standing with the Company. The options were valued on the grant date at $1,563,708 using a Black-Scholes model with the following assumptions: (1) expected term of 3.5 years using the simplified method, (2) expected volatility rate of 72% based on historical volatility, (3) dividend yield of zero, and (4) a discount rate of 0.97%.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

As of September 30, 2022, and December 31, 2021, options to purchase a total of 926,266 (net of forfeitures discussed below) shares of common stock and 431,266 shares of common stock were outstanding, respectively. At September 30, 2022, 394,599 options were exercisable. Of the total options issued, 271,266 and 271,266 options were outstanding under the 2016 Equity Incentive Plan, 495,000 and no options were outstanding under the 2021 Plan and a further 160,000 and 160,000 non-plan options to purchase common stock were outstanding as of September 30, 2022 and December 31, 2021, respectively. The non-plan options were granted to four executives as hiring incentives, including the Company’s CEO in the fourth quarter of 2020.

During the third quarter of 2022, 80,000 options were forfeited that had previously been awarded as a part of the 2021 Plan. The forfeitures were the result of two employees who had previously been awarded those options with a 3-year vesting requirement resigning from the Company without being vested either in part or in whole. The forfeitures resulted in a credit to payroll expense of $78,726 during the quarter.

During the third quarter of 2022, 20,000 options were awarded to an employee.

Warrants

No new warrants were issued during the first three quarters of 2022. At September 30, 2022 and December 31, 2021, warrants outstanding were 1,376,466 and 1,376,466, respectively.

NOTE 6 - REVENUE

Revenue Recognition and Contract Accounting

The Company generates revenue from four sources: (1) Technology Systems; (2) AI Technology which is included in the consolidated statements of operations line-item Technology Systems; (3) Technical Support; and (4) Consulting Services which is included in the consolidated statements of operations line-item Services and Consulting.

Contract assets and contract liabilities on uncompleted contracts for revenues recognized over time are as follows:

Contract Assets

Contract assets on uncompleted contracts represent revenues recognized in excess of billings and/or cash received on uncompleted contracts accounted for under the cost-to-cost input method, which recognizes revenue based on the ratio of cost incurred to total estimated costs.

At September 30, 2022 and December 31, 2021, contract assets on uncompleted contracts consisted of the following:

	September 30, 2022	December 31, 2021
Cumulative revenues recognized	$4,054,703	$5,266,930
Less: Billings or cash received	3,230,316	(5,263,481)
Contract assets	$824,387	$3,449

Contract Liabilities

Contract liabilities, on uncompleted contracts represent billings and/or cash received that exceed accumulated revenues recognized on uncompleted contracts accounted for under the cost-to-cost input method, which recognizes revenues based on the ratio of the cost incurred to total estimated costs.

Contract liabilities on services and consulting revenues represent billings and/or cash received in excess of revenue recognizable on service agreements that are not accounted for under the cost-to-cost method.

At September 30, 2022 and December 31, 2021, contract liabilities on uncompleted contracts and contract liabilities on services and consulting consisted of the following:

	September 30, 2022	December 31, 2021
Billings and/or cash receipts on uncompleted contracts	$5,653,169	$4,473,726
Less: Cumulative revenues recognized	(2,451,836)	(3,041,088)
Contract liabilities, technology systems	3,201,333	1,232,638
Contract liabilities, services and consulting	679,089	596,673
Total contract liabilities	$3,880,422	$1,829,311

Contract Liabilities at December 31, 2021 were $1,232,639, all of which has been recognized as of September 30, 2022.

The Company expects to recognize all contract liabilities within 12 months from the consolidated balance sheet date.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Disaggregation of Revenue

The Company is following the guidance of ASC 606-10-55-296 and 297 for disaggregation of revenue. Accordingly, revenue has been disaggregated according to the nature, amount, timing and uncertainty of revenue and cash flows. We are providing qualitative and quantitative disclosures.

Qualitative:

1.	We have four distinct revenue sources:

a.	Technology Systems (Turnkey, engineered projects);

b.	AI Technology (Associated maintenance and support services);

c.	Technical Support (Licensing and professional services related to auditing of data center assets); and

d.	Consulting Services (Predetermined algorithms to provide important operating information to the users of our systems).

2.	We currently operate in North America including the USA, Mexico and Canada.

3.	Our customers include rail transportation, commercial, government, banking and IT suppliers.

4.	Our contracts are fixed price and fall into two duration types:

a.	Turnkey engineered projects and professional service contracts that are less than one year in duration and are typically two to three months in length; and

b.	Maintenance and support contracts ranging from one to five years in length.

5.	Transfer of goods and services are over time.
6.	Goods delivered at point in time.

  Quantitative:

For the Three Months Ended September 30, 2022

Segments	Rail	Commercial	Government	Artificial Intelligence	Total
Primary Geographical Markets

North America	$3,765,312	$32,821	$23,245	$200,860	$4,022,238

Major Goods and Service Lines

Turnkey Projects	$2,689,393	$—	$3,024	$—	$2,692,417
Maintenance and Support	1,075,919	32,821	20,221	183,378	1,312,339
Algorithms	—	—	—	17,482	17,482
	$3,765,312	$32,821	$23,245	$200,860	$4,022,238

Timing of Revenue Recognition

Goods transferred over time	$2,689,393	$—	$3,024	$—	$2,692,417
Goods delivered at point in time	—	—	—	17,482	17,482
Services transferred over time	532,250	32,821	20,221	183,378	768,670
Services delivered at point in time	543,669	—	—	—	543,669
	$3,765,312	$32,821	$23,245	$200,860	$4,022,238

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

For the Three Months Ended September 30, 2021

Segments	Rail	Commercial	Government	Banking	IT Suppliers	Artificial Intelligence	Total
Primary Geographical Markets

North America	$1,303,662	$45,547	$52,866	$(3,288)	$945	$340,725	$1,740,457

Major Goods and Service Lines

Turnkey Projects	$984,313	$—	$32,645	$—	$—	$136,192	$1,153,150
Maintenance and Support	319,349	45,547	20,221	(3,288)	945	204,533	587,307

	$1,303,662	$45,547	$52,866	$(3,288)	$945	$340,725	$1,740,457

Timing of Revenue Recognition

Goods transferred over time	$984,313	$—	$32,645	$—	$—	$136,192	$1,153,150

Services transferred over time	319,349	45,547	20,221	(3,288)	945	204,533	587,307
	$1,303,662	$45,547	$52,866	$(3,288)	$945	$340,725	$1,740,457

For the Nine Months Ended September 30, 2022

Segments	Rail	Commercial	Government	Artificial Intelligence	Total
Primary Geographical Markets

North America	$8,087,759	$76,818	$214,124	$699,995	$9,078,696

Major Goods and Service Lines

Turnkey Projects	$5,885,477	$(498)	$153,462	$—	$6,038,441
Maintenance and Support	2,202,282	77,316	60,662	465,223	2,805,483
Algorithms	—	—	—	234,772	234,772
	$8,087,759	$76,818	$214,124	$699,995	$9,078,696

Timing of Revenue Recognition

Goods transferred over time	$5,885,477	$(498)	$153,462	$—	$6,038,441
Goods delivered at point in time	—	—	—	234,772	234,772
Services transferred over time	1,545,578	77,316	60,662	465,223	2,148,779
Services delivered at point in time	656,704	—	—	—	656,704
	$8,087,759	$76,818	$214,124	$699,995	$9,078,696

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

For the Nine Months Ended September 30, 2021

Segments	Rail	Commercial	Government	Banking	IT Suppliers	Artificial Intelligence	Total
Primary Geographical Markets

North America	$3,527,736	$158,989	$198,153	$22,473	$134,717	$501,811	$4,543,879

Major Goods and Service Lines

Turnkey Projects	$2,311,530	$—	$137,490	$1,537	$—	$—	$2,450,557
Maintenance and Support	1,216,206	158,989	60,663	20,936	—	208,519	1,665,313
Data Center Auditing Services	—	—	—	—	131,537	—	131,537
Software License	—	—	—	—	3,180	—	3,180
Algorithms	—	—	—	—	—	293,292	293,292
	$3,527,736	$158,989	$198,153	$22,473	$134,717	$501,811	$4,543,879

Timing of Revenue Recognition

Goods transferred over time	$2,311,530	$—	$137,490	$1,537	$131,537	$208,519	2,790,613
Services transferred over time	1,216,206	158,989	60,663	20,936	3,180	293,292	1,753,266
	$3,527,736	$158,989	$198,153	$22,473	$134,717	$501,811	$4,543,879

NOTE 7 – DEFINED CONTRIBUTION PLAN

The Company has a 401(k)-retirement savings plan (the “401(k) Plan”) covering all eligible employees. The 401(k) Plan allows employees to defer a portion of their annual compensation, and the Company may match a portion of the employees’ contributions generally after the first six months of service. During the nine months ended September 30, 2022, the Company matched 100% of the first 4% of eligible employee compensation that was contributed to the 401(k) Plan. For the nine months ended September 30, 2022, the Company recognized expense for matching cash contributions to the 401(k) Plan totaling $119,322.

NOTE 8 – RELATED PARTY TRANSACTIONS

On August 1, 2012, the Company entered into an independent contractor master services agreement (the “Services Agreement”) with Luceon, LLC, a Florida limited liability company, owned by our former Chief Technology Officer, David Ponevac. The Services Agreement provided that Luceon would provide support services including management, coordination or software development services and related services to duos. In January 2019, additional services were contracted with Luceon for TrueVue360™ primarily for software development through the provision of seven additional full-time contractors located in Slovakia at a cost of $16,250 for January initially, rising to $25,583 after fully staffed, per month starting February 2019. This was in addition to the existing contract of $7,480 per month for the Company for four full-time contractors which increased to $8,231 per month in June of 2019. During 2020 efforts in reducing cost, Luceon reduced its staff for the TrueVue360 software development team from a staff of seven to three full-time employees at a cost of $11,666 per month starting June 1, 2020. On May 14, 2021, the Company formally ended its relationship with Luceon in concert with the resignation of our Chief Technology Officer and as such there is no longer a related party relationship. As of January 1, 2021, the Company no longer records activities in TrueVue360 and has combined billings for a total of $20,986 per month. For the nine months ended September 30, 2022 and 2021, the total amount expensed is zero and $93,422, respectively. The Company had no open accounts payable with Luceon at September 30, 2022.

NOTE 9 – SUBSEQUENT EVENTS

On October 29, 2022, the Company sold to an existing investor in the Company and two other accredited investors in a private placement a further 83,667 shares of common stock at a price of $3.00 a share and a further 300 shares of Series D Preferred Stock at a price of $1,000 a share, resulting in gross proceeds of $551,001 to the Company.

F-59

902,002 Shares of Common Stock

433,000 Shares of Common Stock issuable upon Conversion of Series D Convertible Preferred Stock duostech

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PROSPECTUS

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December __, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fee are estimates.

SEC Registration Fee		$415.51
Printing Fees and Expenses	$
Accounting Fees and Expenses	$
Legal Fees and Expenses	$
Transfer Agent and Registrar Fees	$
Miscellaneous Fees and Expenses	$
Total	$

Item 14. Indemnification of Directors and Officers

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in,  or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to the applicable section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our officers and directors (and other employees and agents if approved in writing by the Board of Directors) to the fullest extent authorized or permitted by law, as it existed when the Amended and Restated Article of Incorporation were adopted or as it may thereafter be amended. Such right to indemnification shall continue as to a person who has ceased to be a director or officer (and, if applicable, other employee or agent) and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, we shall not be obligated to indemnify any such person (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by our Board of Directors.

II-1

The Amended and Restated Articles of Incorporation also provide that such right of indemnification shall be a contract right and shall include the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition only upon our receipt of an undertaking, by or on behalf of such director or officer, to repay such amounts if it should be ultimately determined that he or she is not entitled to be indemnified by us as authorized by the Amended and Restated Articles of Incorporation.

The rights to indemnification and to the advance of expenses conferred in the Amended and Restated Articles of Incorporation are not exclusive of any other right which and person may have or hereafter acquire under the Amended and Restated Articles of Incorporation, the Bylaws, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of the applicable provisions of the Amended and Restated Articles of Incorporation shall not adversely affect any rights to indemnification and to the advancement of expenses as a director or officer existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Business Corporation Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our charter documents and Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the third quarter of 2019, the Company issued warrants to purchase 44,644 shares of common stock. The warrants were not registered under the Securities Act of 1933, as amended (the "Securities Act"), but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

In February 2021, the Company issued 4,500 shares of Series C Convertible Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

In April and May 2021, the Company issued an aggregate of 4,806 shares of common stock upon the exercise of warrants on a cashless basis. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Rule 144 promulgated under the Securities Act.

On September 30, 2022, the Company issued 818,335 shares of common stock and 999 shares of Series D Convertible Preferred Stock to the Selling Stockholders. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On October 29, 2022, we sold to the Selling Stockholders in a private placement an additional 83,667 shares of common stock and 300 shares of Series D Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

II-2

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Exhibit Description
2.1	First Amendment to Merger and Plan of Merger, dated March 15, 2015 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 2.1 on March 19, 2015)
2.2	Merger Agreement and Plan of Merger, dated February 6, 2015 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 2.1 on February 9, 2015)
3.1	Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 on July 13, 2015)
3.2	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 on April 7, 2015)
3.3	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.3 of the Company’s Form S-1/A filed on May 28, 2021)
3.4	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 with the Securities and Exchange Commission on April 28, 2017)
3.5	Articles of Amendment to Articles of Incorporation Designation Series B Convertible Preferred Stock (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 with the Securities and Exchange Commission on November 29, 2017)
3.6	Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2020)
3.7	Articles of Amendment to Articles of Incorporation Designation of Series C Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021)
3.8	Amendments to Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.8 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2021)
3.9	Articles of Amendment to Articles of Incorporation Designation of Series D Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022).
4.1	Common Stock Purchase Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.1 on December 23, 2016)
4.2	Form of Purchaser Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.1 on November 29, 2017)
4.3	Form of Placement Agent Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.2 on November 29, 2017)
4.4	Form of Representative’s Warrant Agreement (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on January 24, 2020)
5.1**	Opinion of Shutts & Bowen LLP
10.1+	Employment Agreement, dated September 1, 2020, between the Company and Charles P. Ferry (incorporated by reference to the Annual Report on Form 10-K filed as Exhibit 10.32 on March 30, 2021)
10.2	Securities Purchase Agreement, dated March 31, 2016, by and between Duos Technologies Group, Inc. and the Schedule of Buyers attached thereto (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on April 6, 2016)
10.3	Security and Pledge Agreement, dated April 1, 2016, by and among Duos Technologies Group, Inc., each of the Company’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on April 6, 2016)
10.4	Guaranty, dated April 1, 2016, by and among each of Duos Technologies Group, Inc.’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 on April 6, 2016)
10.5	Warrant, dated April 1, 2016, issued by Duos Technologies Group, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.4 on April 6, 2016)
10.6+	2016 Equity Incentive Plan (incorporated herein by reference to the Proxy Statement on Schedule 14A filed on April 1, 2016)
10.7	Securities Purchase Agreement, dated December 20, 2016, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on December 23, 2016)
10.8	Promissory Note, dated December 20, 2016, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on December 23, 2016)

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10.9	Form of Securities Purchase Agreement (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on November 29, 2017)
10.10	Form of Registration Rights Agreement (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on November 29, 2017)
10.11	Amendment #1 to the Securities Purchase Agreement and to the Note, dated May 22, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.5 with the Securities and Exchange Commission on August 15, 2017)
10.12	Amendment #2 to the Securities Purchase Agreement and to the Note, dated July 12, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.6 with the Securities and Exchange Commission on August 15, 2017)
10.13	Amendment #3 to the Securities Purchase Agreement and to the Note, dated August 14, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.7 with the Securities and Exchange Commission on August 15, 2017)
10.14	Amendment #4 to the Securities Purchase Agreement and Note, dated November 14, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.8 on November 20, 2017)
10.15	Amendment #5 to the Securities Purchase Agreement and Note, dated November 16, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.9 on November 20, 2017)
10.16	Amendment #6 to the Securities Purchase Agreement and Note, dated November 20, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.10 on November 20, 2017)
10.17	Forbearance Agreement, dated May 12, 2017, by and among Duos Technologies Group, Inc. and GPB Debt Holdings II, LLC (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.13 on November 20, 2017)
10.18	Form of Note Holder Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 with the Securities and Exchange Commission on June 15, 2017)
10.19+	Form of Arcaini Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 with the Securities and Exchange Commission on June 15, 2017)
10.20+	Form of Goldfarb Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 with the Securities and Exchange Commission on June 15, 2017)
10.21	GPB Debt Holdings II, LLC Letter Agreement, dated August 1, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.4 with the Securities and Exchange Commission on August 15, 2017)
10.22	Form of Conversion Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.5 with the Securities and Exchange Commission on November 29, 2017)
10.23	Form of Redemption Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.4 with the Securities and Exchange Commission on November 29, 2017)
10.24	Form of Pay-off Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 with the Securities and Exchange Commission on November 29, 2017)
10.25+	Amendment to 2016 Equity Incentive Plan (incorporated by reference to Appendix B of the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 18, 2017).
10.26+	Amendment to 2016 Equity Incentive Plan (incorporated by reference to the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 21, 2019)
10.27+	Form of Non-Qualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020)
10.28	Paycheck Protection Program Note, dated April 23, 2020 (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
10.29	Separation Agreement, dated July 10, 2020, by and between Duos Technologies Group, Inc. and Gianni B. Arcaini (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2020)
10.30	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021)
10.31	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021)

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10.32+	2021 Equity Incentive Plan (incorporated herein by reference to the Proxy Statement on Schedule 14A filed on June 23, 2021)
10.33+	Employment Agreement, dated April 1, 2018, between the Company and Adrian G. Goldfarb (incorporated herein by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 11, 2019)
10.34+	Employment Agreement, dated April 1, 2018, between the Company and Connie L. Weeks (incorporated herein by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 11, 2019)
10.35	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022)
10.36	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022)
21	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Registration Statement on Form S-1/A filed on May 28, 2021)
23.1*	Consent of Salberg & Company, P.A.
23.2**	Consent of Shutts & Bowen LLP (included in Exhibit 5.1)
24.1*	Power of Attorney for Duos Technologies Group, Inc. (included on signature page).
99.1	Audit Committee Charter (incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 15, 2019)
99.2	Compensation Committee Charter (incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 15, 2019)
99.3	Corporate Governance and Nominating Committee Charter (incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 15, 2019)
101.INS *	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH *	Inline XBRL Taxonomy Extension Schema Document
101.CAL *	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF *	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB *	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE *	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

———————

*	filed herewith

**	to be filed by amendment

+	indicates management contract or compensatory plan

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(l)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, Florida, on December 1, 2022.

Duos Technologies Group, Inc.

By:	/s/ Charles P. Ferry
Name: Charles P. Ferry Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles P. Ferry, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kenneth Ehrman	Chairman of the Board	December 1, 2022
Kenneth Ehrman

/s/ Charles P. Ferry	Chief Executive Officer (Principal Executive Officer), Director	December 1, 2022
Charles P. Ferry

/s/ Andrew W. Murphy	Chief Financial Officer (Principal Financial Officer)	December 1, 2022
Andrew W. Murphy

/s/ Connie L. Weeks	Chief Accounting Officer (Principal Accounting Officer)	December 1, 2022
Connie L. Weeks

/s/ Ned Mavrommatis	Director	December 1, 2022
Ned Mavrommatis

/s/ James Craig Nixon	Director	December 1, 2022
James Craig Nixon

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